Exhibit 10(av)


CONFIDENTIAL
ATTORNEY-CLIENT PRIVILEGE
ATTORNEY WORK PRODUCT



================================================================================



                                OVERALL AGREEMENT

                          dated as of November 24, 1997

                                      among

                         SIX FlAGS OVER TEXAS FUND, LTD.

                            FLAGS' DIRECTORS, L.L.C.

                                  FD-II, L.L.C.

                                TEXAS FLAGS, LTD.

                               SFOT EMPLOYEE, INC.

                            SFOT ACQUISITION I, INC.

                            SFOT ACQUISITION II, INC.

                           SIX FLAGS OVER TEXAS, INC.

                           SIX FLAGS THEME PARKS INC.

                                       and

                       SIX FLAGS ENTERTAINMENT CORPORATION




================================================================================


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                                TABLE OF CONTENTS

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                                                                                                            PAGE



RECITALS              ...........................................................................................1

ARTICLE I             CERTAIN DEFINITIONS........................................................................5

ARTICLE II            TENDER OFFER..............................................................................15

         2.1       Tender Offer.................................................................................15

         2.2       Tender Offer Price and Mandatory Adjustment Amount, Changes in the Tender
                   Offer Price; Payment of the Tender Offer Price...............................................16

         2.3       The Tender Offer Expiration Date.............................................................17

         2.4       Tender Offer Materials.......................................................................18

         2.5       Compliance with Tender Offer Rules...........................................................18

         2.6       Right of First Refusal with Respect to the Tender Offer......................................18

ARTICLE III           LIQUIDITY PUT.............................................................................19

         3.1       Liquidity Put................................................................................19

         3.2       Put Price....................................................................................19

         3.3       Liquidity Put Number; Proration..............................................................20

         3.4       Liquidity Notice Provisions..................................................................21

         3.5       Exchange Act.................................................................................22

         3.6       Put for 2027.................................................................................22

         3.7       Adjustments..................................................................................23

         3.8       General Partner's Right of First  Refusal with Respect to Liquidity Put......................23

         3.9       Release from Unitholders Exercising Puts.....................................................23

ARTICLE IV            RIDE AGREEMENT; 1998 IMPROVEMENTS; THE MEGA RIDES.........................................23

         4.1       Ride Agreement...............................................................................23

         4.2       Mega Rides; 1998 Improvements................................................................23

ARTICLE V             FUND II; RESTRUCTURE OF FLAGS.............................................................23

         5.1       Formation of Six Flags Fund II, Ltd..........................................................23

         5.2       The Flags II Limited Partnership Agreement...................................................24

         5.3       TRLPA Election...............................................................................24

ARITCLE VI            THE LEASE.................................................................................24

         6.1       Distribution of the Land.....................................................................24

         6.2       The Lease....................................................................................24


                                        i
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                                TABLE OF CONTENTS
                                  (continued)


ARTICLE VII           END-OF-TERM OPTION; ALTERNATIVES IF OPTION NOT EXERCISED; SFOT II CEASING TO BE
                      THE MANAGING GENERAL PARTNER OF FLAGS II..................................................24

         7.1       End-of-Term Option...........................................................................24

         7.2       End-of-Term Option Price, Acquisition of General Partner Interests in Fund and
                   Flags II.....................................................................................25

         7.3       Notice of Exercise of End-of-Term Option.....................................................25

         7.4       Payment of End-of-Term Option Price..........................................................26

         7.5       Alternatives if End-of-Term Option Not Exercised or if SFOT II Ceases to be
                   the Managing General Partner of Flags II.....................................................26

         7.6       Acceleration of End-of-Term Option in the Event of Total Condemnation or
                   Equivalent Casualty..........................................................................27

         7.7       Acceleration of End-of-Term Option in the Event of Acquisition of All Units..................28

ARTICLE VIII          REPRESENTATIONS AND WARRANTIES............................................................28

         8.1       Representations and Warranties of the SFEC Entities..........................................28

         8.2       Representations and Warranties of Fund and Related Entities..................................30

ARTICLE IX            STANDSTILL................................................................................32

         9.1       Certain Rights And Obligations of Units Acquired by SFOT Acquisition I and
                   SFOT Acquisition II Pursuant to this Agreement...............................................32

         9.2       Standstill...................................................................................32

ARTICLE X             OBLIGATIONS ABSOLUTE......................................................................33

ARTICLE XI            CERTAIN AGREEMENTS........................................................................33

         11.1      Changes in the Number of Outstanding Units...................................................33

         11.2      Prepaid Amount, No Fund Liabilities at Tender Offer Settlement Date..........................34

         11.3      The Texas Transition Trust Release of Claims.................................................34

         11.4      Nature of SFOT II, SFOT Employee, SFOT Acquisition I and SFOT
                   Acquisition II...............................................................................35

         11.5      Non-Competition..............................................................................36

         11.6      Certain Real Property and Other Matters......................................................36

         11.7      Affiliate and Certain Other Transactions.....................................................37

         11.8      Information Obligation.......................................................................43

         11.9      No Liability of Fund Partners, Knox (individually, or as general partner of
                   Fund), Flags' Directors, L.L.C. or FD-II; Additional Limitation on Liability.................47

                                        ii

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                                TABLE OF CONTENTS
                                  (continued)

         11.10     Indemnification..............................................................................48

         11.11     Expenses.....................................................................................49

         11.12     Six Flags Over Texas Name....................................................................50

         11.13     Section 754 Elections; Publicly Traded Partnership...........................................50

         11.14     List of Fund Limited Partners................................................................50

         11.15     Certain Flags II Distributions in 1998.......................................................50

         11.16     EBITDA Arbitration Matters...................................................................50

         11.17     EBITDA Adjustment for Personal Injury Claims.................................................53

         11.18     Other SFEC Entities That May Own Units.......................................................54

         11.19     Negative Pledge Covenants....................................................................54

ARTICLE XII           EMPLOYEE AND RELATED MATTERS..............................................................55

         12.1      Continuation of Employment...................................................................55

         12.2      Benefit Responsibilities.....................................................................56

         12.3      Continuation of Health Coverage Through Closing Date.........................................56

         12.4      Modifications................................................................................56

         12.5      Park Employees...............................................................................56

         12.6      End of Term..................................................................................56

         12.7      Sale at End-of-Term..........................................................................56

         12.8      ERISA........................................................................................56

         12.9      No Termination; No Third Party Rights........................................................57

ARTICLE XIII          EXECUTION OF THIS AGREEMENT; THE CLOSING AND CLOSING DELIVERIES...........................57

         13.1      Execution and Delivery of this Agreement.....................................................57

         13.2      The Closing..................................................................................57

         13.3      Conditions to the Obligations of the Parties.................................................57

         13.4      Effective Date Deliveries....................................................................58

         13.5      Solicitation of Fund Limited Partners' Approval; Termination Fee.............................59

ARTICLE XIV           GENERAL PROVISIONS........................................................................59

         14.1      Applicable Law...............................................................................59

         14.2      Forum........................................................................................59

         14.3      Injunction...................................................................................60

                                        iii

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                                TABLE OF CONTENTS
                                   (continued)

         14.4      Notices......................................................................................60

         14.5      Counterparts.................................................................................62

         14.6      Entire Agreement.............................................................................62

         14.7      Modifications, Amendments and Waivers........................................................62

         14.8      Interpretation...............................................................................62

         14.9      Severability; Invalidity of Particular Provisions............................................62

         14.10     Waiver.......................................................................................62

         14.11     Third-Party Beneficiaries....................................................................62

         14.12     Successors...................................................................................63

         14.13     No Offset; Interest..........................................................................63

         14.14     Further Assurances...........................................................................63

         14.15     Non-Binding Effect of Recitals...............................................................63

         14.16     Payments.....................................................................................63

         14.17     Factors to be Considered in Determining Reasonableness of Withheld Consent...................63

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                                              Exhibits
                                              --------

Designation          Description
-----------          -----------

A                    Schematic of Relationships at the Date of the Agreement

B Schematic of Relationships Giving Effect to the Agreement and the Related Agreements

1.1(ll)              Flags Limited Partnership Agreement

II                   Computation of Amounts Payable in the Tender Offer

3.2(a)(1)            Computation of the Formula Amount

3.2(a)(2)            Computation of Put Price for 2003

3.3 (a)              Computation of Liquidity Put Number

3.4(b)               Form of Notice of Election to Exercise Liquidity Put

4.1                  Ride Aareement

5.1.1                Flags II Limited Partnership Agreement

5.1.2                Certificate of Limited Partnership of Flags II

5.4.1                Fund II Limited Partnership Agreement

5.4.2                Certificate of Limited Partnership of Fund II

6.1                  Land Deed

6.2                  The Lease

7.2                  Illustration of End-of-Term Option Transaction

8.2(c)               Fund Limited Partnership Agreement

11.2(a)              Transition Note

11.3(a)              Release of Claims by Fund et al.

11.3(b)              Release of Claims by SFEC Entities and SFEC Affiliates

11.8(a)(i)(C)        Agreed-Upon Procedures Report, Procedures and Items

Designation          Description
-----------          -----------

11.8(a)(iii)         Form of Monthly Financial Statements

13.3(c)(i)           Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

13.3(d)              Opinion of Jones, Day, Reavis & Pogue

13.4(a)(i)           Second Amended and Restated Limited Partnership Agreement
                     of Fund

13.4(a)(ii)          SFOT Acquisition I and SFOT Acquisition II Guarantee

13.4(a)(iii)         SFTP and SFEC Guarantee

13.4(a)(v)           TWE and TIAIX Guarantee

                                                             Exhibit 10 (av)




                                OVERALL AGREEMENT

         This Overall Agreement (this "Agreement") is entered into as of November 24, 1997 by and among Six Flags Over Texas Fund, Ltd., a Texas limited partnership ("Fund"), Flags' Directors, L.L.C., a Texas limited liability company ("Flags' Directors, L.L.C."), FD-II, L.L.C., a Texas limited liability company ("FD-II"), Texas Flags, Ltd., a Texas limited partnership ("Flags II"), SFOT Employee, Inc., a Delaware corporation ("SFOT Employee"), SFOT Acquisition I, Inc., a Delaware corporation ("SFOT Acquisition I"), SFOT Acquisition II, Inc., a Delaware corporation ("SFOT Acquisition II"), Six Flags Over Texas, Inc., a Delaware corporation ("SFOT II"), Six Flags Theme Parks Inc., a Delaware corporation ("SFTP"), and Six Flags Entertainment Corporation, a Delaware corporation ("SFEC"). SFOT II, SFOT Employee, SFOT Acquisition I, SFOT Acquisition II, SFTP and SFEC are sometimes referred to in this Agreement individually as an "SFEC Entity" and collectively as the "SFEC Entities".

                                    RECITALS

         For the convenience of readers of this Agreement, Exhibit A to this Agreement is a schematic representation of certain elements of the relationships of the parties at the date of this Agreement and Exhibit B to this Agreement is a schematic representation of certain elements of the transactions provided for in this Agreement and the Related Agreements and the resultant relationships of the parties.

The Parties; Certain Other Matters
----------------------------------

          A. Jack D. Knox is the sole general partner of Fund, and solely in his capacity as the general partner of Fund, is a signatory hereto ("Knox").

          B. Fund is the sole limited partner of Flags II. SFOT II is the sole general partner of Flags II.

          C. Flags II is the owner and operator of the "Six Flags Over Texas" Amusement Park, located in Arlington, Texas (the "Amusement Park").

          D. Fund, SFOT II and SFTP entered into an agreement dated May 3, 1996(the "Ride Agreement"), a copy of which is Exhibit 4.1 to this Agreement, relating to, among other things, 1996 and 1997 capital expenditures and the purchase by Flags II and installation in the Amusement Park of a ride described in the Ride Agreement, which ride was later substituted by the Mr. Freeze ride, a thrill ride powered by linear induction motors that was installed in the Amusement Park in 1997, but did not become fully operational during the regular season ("Mr. Freeze").

          E. The Restated Limited Partnership Certificate and Agreement of Flags II, as amended to date (the "Flags Limited Partnership Agreement"), states that Flags II "shall dissolve . . . on December 31, 1997, unless [Fund] shall have delivered to [SFOT II] prior thereto a written notice to the effect that dissolution shall not occur on such date" and further states that, if Flags II is dissolved:

               "[Fund] may either (i) appoint a trustee to wind up and terminate the business and affairs of [Flags II] or (ii) appoint another General Partner (who must be a person having the capacity to serve as such) and continue the business and affairs of [Flags II] in accordance with the provisions [of the Flags Limited Partnership Agreement]. If [Fund] appoints another

               General Partner, the person so appointed and [Fund] shall execute, acknowledge, swear to and file a Certificate and Agreement of Limited Partnership containing substantially the same provisions as those contained [in the Flags Limited Partnership Agreement]."

The Flags Limited Partnership Agreement further provides that, if Flags II is dissolved, then:

                    "Notwithstanding any provision hereof, the General Partner
               [SFOT II] shall not be entitled to receive by reason of the dissolution or liquidation of the limited partnership any interest in the Amusement Park or any part of the proceeds resulting from any sale of the Amusement Park or any interest therein in connection with the liquidation of the limited partnership."

          F. SFOT II is a single-purpose corporation, wholly owned by SFTP. SFOT Employee is a single-purpose corporation, wholly owned by SFOT II, formed for the purpose of employing the employees of the Amusement Park.

          G. SFOT Acquisition I is a single-purpose corporation, wholly owned by SFTP, formed for the purpose of entering into this Agreement and certain of the Related Agreements and performing its obligations and exercising its rights hereunder and thereunder. SFOT Acquisition II is a single-purpose corporation formed for the purpose of entering into this Agreement and certain of the Related Agreements and performing its obligations and exercising its rights hereunder and thereunder, and is indirectly wholly owned by SFEC.

          H. SFEC is wholly-owned by Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA and certain other investors and certain SFEC officers (together, the "BV Investors").

          I.   SFTP is an indirect wholly-owned subsidiary of SFEC.

          J. Time Warner Inc., a Delaware corporation ("TWX"), indirectly owns approximately 74.5% of the residual equity of TWE.

          K.   SFEC directly or indirectly owns and operates, or otherwise operates, in addition to the Amusement Park, seven amusement parks -- Six Flags Great Adventure, Six Flags Magic Mountain, Six Flags Great America, Six Flags Over Georgia, Six Flags Astroworld, Six Flags St. Louis and Six Flags Fiesta Texas (collectively, including any additional parks owned or operated from time to time by SFEC, or any controlled affiliate of SFEC, but not including the Amusement Park, the "SFEC Parks").

This Agreement and Certain Related Matters
------------------------------------------

          L. Pursuant to this Agreement, the parties have agreed, among other things and as is more fully set forth in, and qualified by, this Agreement and the Related Agreements, that:

               () At the request of Fund immediately prior to the execution and delivery of this Agreement, SFEC or an affiliate of SFEC will loan to Fund the sum of $10.725 million, to be used by

                    Fund to satisfy its obligations to Premier Parks Inc. ("Premier") pursuant to the Overall Agreement, dated
                    October 9, 1997, between Fund and Premier, which loan shall be credited against the Prepaid Amount and canceled when the Prepaid Amount is paid or shall be repaid in accordance with the terms of the Transition Note.

               () On the Effective Date, Fund and Flags' Directors, L.L.C. will form Six Flags Fund II, Ltd. as a Texas limited partnership pursuant to an agreement of limited partnership substantially in the form of Exhibit 5.4.1. Fund shall contribute its interest in Flags II to Six Flags Fund II, Ltd. and shall become the sole limited partner thereof. Flags' Directors, L.L.C. shall become the sole general partner of Six Flags Fund II, Ltd. Fund will have a 99% interest in Six Flags Fund II, Ltd. and Flags' Directors, L.L.C. will have a 1% interest in Six Flags Fund II, Ltd. As used herein, the term "Fund II" shall, with respect to any period from and after the Effective Date, refer to Six Flags Fund II, Ltd.

               () Immediately thereafter on the Effective Date, Fund II (as limited partner), SFOT II (as sole managing general partner) and FD-II (as sole co-general partner) shall enter into an amended and restated limited partnership agreement governing Flags II substantially in the form of Exhibit 5.1.1 (the "Flags II Limited Partnership Agreement"). FD-II will make a contribution of $100 to Flags II for its co-general partner interest in Flags II.

               () Immediately following the execution and delivery of the Flags II Limited Partnership Agreement, Flags II will distribute the Land to Fund II by executing and delivering a special warranty deed (the "Land Deed") to the Land in the form of the deed attached to this Agreement as Exhibit 6.1, and immediately thereafter Fund II will lease the Land to Flags II pursuant to the Lease for a Base Rent of $1 million per year, commencing with 1998, and increasing each year in proportion to increases in the cost of living.

               ()   The Flags II Limited Partnership Agreement will provide for
                    (i) Minimum Amount distributions to Fund II of $26,731,500 per year, commencing with 1998, and increasing each year thereafter in proportion to increases in the cost of living. After these distributions, for each year (commencing in 1998), SFOT II will receive, in recognition of its management services and subject to Available Cash, a distribution equal to 3% of the Gross Revenues of Flags II for the prior year. If not paid in any year, the amount so distributable to SFOT II will be carried forward to future years with interest at Prime. Any additional distributions by Flags II will be made out of Available Cash, 92.5% to SFOT II and 7.5% to Fund II.

               () SFOT II will agree (i) to use all commercially reasonable efforts to cause the Mr. Freeze ride to be open and operative at the opening of the Amusement Park in 1998 and
                    (ii) to install two additional "mega rides" at the Amusement Park, the first in 1999 and the second in 2000, each of which shall have an installed and themed cost of not less than $10 million.

               () On or before ten Business Days after the Effective Date, SFOT Acquisition I and SFOT Acquisition II will commence an all-cash Tender Offer for all Units in Fund at a price, assuming all of Fund were purchased, of S374.750 million.

               () The Tender Offer amount will be subject to adjustment downward for the Prepaid Amount and required withholding taxes. If 8.5 times the EBITDA of Flags II for 1998 exceeds $374.750 million, each Limited Partner of Fund whose Units were sold in the Tender Offer will receive a supplemental payment equal to a pro rata portion of the overage. Neither SFOT Acquisition I nor SFOT Acquisition II will acquire any interest in the Texas Transition Trust.

               () SFOT Acquisition I and SFOT Acquisition II will provide to the Limited Partners of Fund an annual Liquidity Put commencing in 1999. Pursuant to the Liquidity Put, but subject to limitations on the number of Units that SFOT Acquisition I and SFOT Acquisition II are obligated to purchase in any year and related proration standards, Fund Limited Partners will have an annual right to cause SFOT Acquisition I or SFOT Acquisition II, as applicable, to purchase their Units. The price at which Units are to be purchased pursuant to the Liquidity Put will be based upon the greater of the Tender Offer price or a formula amount based upon 8.5 times the weighted annual EBITDA of Flags II over the then prior four years.

               () Certain standstill arrangements will be applicable with respect to Units acquired by SFOT Acquisition I and SFOT Acquisition II pursuant to the Tender Offer and Liquidity Put.

               () TWX, TWE, SFEC, SFTP, SFOT Acquisition I and SFOT Acquisition II will each unconditionally, absolutely and irrevocably guarantee certain of the obligations of Flags II, SFOT II, SFOT Acquisition I, SFOT Acquisition II and SFOT Employee under this Agreement and the Related Agreements, provided that, the guarantee of TWE will be
                                -------- ----
                    terminable under certain circumstances. Each of TWX, TWE, SFEC, SFTP, SFOT Acquisition I, and SFOT Acquisition II will also agree to certain limited noncompetition provisions with respect to Flags II. The obligations of SFOT Acquisition I and SFOT Acquisition II under this Agreement (including with respect to the Liquidity Put) and under their respective Guarantee will also be secured by a pledge to Fund of the interests SFOT Acquisition I and SFOT Acquisition II hold in Fund from time to time as soon as such a pledge is no longer prohibited by the terms of SFTP's bank credit facility and the indenture governing SFTP's publicly held debt.

               () SFOT Acquisition II will have the option, exercisable effective December 31, 2027, to acquire all of the interests in Fund and Flags II not then owned by either SFOT Acquisition I, SFOT Acquisition II or any other SFEC Affiliate permitted to own units pursuant to Section 11.18. The amount to be received by the Limited Partners of Fund, other than SFOT Acquisition I and SFOT Acquisition II, if this option is exercised will be based upon the Tender Offer Price increased by increases in the cost of living from December 1, 1997 to December 31, 2027.

          M. The parties acknowledge and agree that the Guarantees, including especially the TWE and TWX Guarantee, (i) are a material part of the consideration to Fund and Flags' Directors, L.L.C. in inducing each of them to enter into this Agreement and the Related Agreements and to consummate the transactions provided for herein and therein and (ii) are being relied upon to a material degree by each of them in doing so, and were relied upon by the limited partners of Fund in giving the Fund Limited Partners' Approval. TWE and TWX each have their executive offices in the State of New York, and the TWE and TWX Guarantee is governed by the internal law (and not the law pertaining to choice or conflict of laws) of the State of New York. Accordingly, the parties have elected that this Agreement be governed by the internal law (and not the law pertaining to choice or conflict of laws) of the State of New York.

          N. The parties have determined that it is in their respective best interests to, and they desire to, among other things, enter into and engage in the transactions contemplated by this Agreement and the agreements provided for in this Agreement, including the Second Amended and Restated Fund Limited Partnership Agreement, the Flags II Limited Partnership Agreement and the other Related Agreements.

       *                          *                                  *

         The parties agree as set forth below.


                                   ARTICLE I

                               CERTAIN DEFINITIONS

          In addition to the other terms defined elsewhere in this Agreement, the definitions set forth below are used in this Agreement:

          (a)  "Accounting Arbitrator" is defined in Section 11.16.

          (b) "Affiliate Loans" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (c) "Aggregate Tender Offer Amount" means "X" divided by .9995, where "X" equals the Per Unit Tender Offer Price multiplied by the Number of Limited Partner Units on the Tender Offer Settlement Date. An example of the computation of the Aggregate Tender Offer Amount is set forth in Exhibit II to this Agreement.

          (d)  "Agreement" is defined in the first paragraph of this Agreement.

          (e)  "Amusement Park" is defined in paragraph C of the Recitals.

          (f)  "Arbitrable Judgment" is defined in Section 11.16.

          (g) "Available Cash" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (h) "Bank Credit Agreement" has the meaning given to that term in the SFOT Acquisition I and SFOT Acquisition II Guarantee.

          (i) "Bank Credit Agreements Negative Pledge Covenant" has the meaning given to that term in the SFOT Acquisition I and SFOT Acquisition II Guarantee.

          (j)  "Base Rent" has the meaning given to that term in the Lease.

          (k) "Beneficial Owner" and "Beneficial Ounership" has the meaning given to that term in the Fund Limited Partnership Agreement.

          (l) "Big Six independent accounting firm" means one of Arthur Andersen LLP, Coopers & Lybrand L.L.P., Deloitte & Touche LLP, Ernst & Young LLP, KPMG Peat Marwick LLP, and Price Waterhouse LLP or, if applicable, their respective successors.

          (m) "Business Day" means any day other than a Saturday, Sunday or day when banks in either of the States of Texas or New York are closed.

          (n)  "BV Investors" is defined in Paragraph H of the Recitals.

          (o) "Capital Lease" means any lease that is treated as a capital Lease under GAAP.

          (p)  "Closing" is defined in Section 13.2.

          (q)  "Code" means the Internal Revenue Code of 1986, as amended.

          (r)  "Controlled SFEC Affiliate" means (i) SFEC or any of its successors from time to time with respect to the ownership and management of the domestic theme park business of SFEC, (ii) each parent of any Person described in clause (i) unless the theme park business of such parent represents less than 50% of the consolidated gross assets of such parent, (iii) any Person that at the time directly or indirectly owns 50% or more of SFOT II and each parent of such Person unless the theme park business of such Person or parent represents less than 50% of its consolidated gross assets and (iv) any Person that is directly or indirectly 50%-owned or otherwise controlled by a Person described in any of clauses (i) through (iii).

          (s) "CPI Adjustment" for any year means a fraction, the numerator of which is the Minimum Amount for the year and the denominator of which is $26,731,500.

          (t)  "Deemed Insurance Amount" is defined in Section 11.17(a).

          (u) "Default" means an "Overall Agreement Payment Default," a "Partnership Minimum Amount Distribution Default", a "Lease Payment Default" or "Another Matenial Default", as those terms are defined in the Flags II Limited Partnership Agreement.

          (v) "Default Interest" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (w) "Default Rate" means the lesser of (i) five percentage points above Prime or (ii) the maximum interest rate permitted by applicable law.

          (x)  "Directly Compete" is defined in Section 11.5.

          (y)  "Distributions" is defined in Section 2.2(d).

          (z) "Distributions to Partners" means Minimum Amount distributions, Priority Management Fee Distributions and Percentage Distributions.

          (aa) "EBITDA" for any year means net income or loss (without giving effect to extraordinary, non-recurring gains or losses) of Flags II for that year determined on an accrual basis in accordance with, except as provided or referred to below, GAAP,

               PLUS
               ----

                    (A) without duplication, to the extent deducted in calculating net income or loss, (i) interest expense (including, for this purpose, (a) interest and Default Interest in respect of Distributions to Partners and
                         (b) the interest component of payments or accruals on Capital Leases), (ii) income taxes and franchise taxes,
                         (iii) Distributions to Partners, (iv) payments by Flags II to any SFEC Entity or SFEC Affiliate to the extent
                         Section 11.7 provides such payments are not to reduce EBITDA, (v) depreciation, (vi) amortization,
                         (vii) capital expenditures (including (a) all other
                          payments on and accruals in respect of Capital Leases
                         and (b) all payments on and accruals in respect of Operating Capital Asset Leases), provided that, 50% of
                                                          -------- ----
                         the cost of any performance or completion bond required to be obtained pursuant to Paragraph 2(b) of Part A of Article XVII of the Flags II Limited
                         Partnership Agreement shall be deemed to be a capital expenditure and 50% thereof shall be deemed to be an expense that is deductible in determining net income for the purpose of calculating EBITDA, (viii) expenditures for purchases of land (including for the payment of any deferred portion of the purchase price thereof), (ix) payments and reserves with respect to personal injuries that occurred after December 31, 1997 and claims for such personal injuries, except as provided in Section 11.16, (x) Excluded Inventory Writedowns, (xi) reserves or other non-cash charges on or in respect of (a) any Capital Lease, any Operating Capital Asset Lease or any property or assets subject to a Capital
                         Lease or an Operating Capital Asset Lease, (b) any other property or asset owned by Flags II as of the Effective Date, (c) the Land, or (e) the license by Flags II of the right to use the name
                         "Six Flags Over Texas" or that name, and (xii) writeoffs, reserves and allowances for receivables existing at January 1, 1998 to the extent, if at all, such receivables would have been written off or reserved against or allowances made in respect thereof in 1997 had the policies applied for 1998 by Flags II for writeoffs, reserves and allowances for receivables been in effect prior to January 1, 1998;

               MINUS

                    (B) without duplication, to the extent included (or not, otherwise deducted, as applicable) in calculating net income or loss, (i) net income or loss to the extent attributable to Excluded Revenues, (ii) interest income, (iii) the Deemed Insurance Amount, (iv) the reserve for Uninsured Major Injury Claims, as provided in Section 11.16(b), (v) an amount equal to the "Management Fee" (as defined in the Flags II Limited Partnership Agreement) for that year, whether or not distributions are made to SFOT II in respect of the Management Fee in that or any other year, (vi) an amount equal to the out-of-pocket expenses of SFOT Employee related to the employment of the park personnel, including the Park Employees, that are not in excess of the expenses that would have been incurred by Flags II if the park personnel, including the Park Employees, had been employed directly by Flags II (giving effect to any cost savings realized or expenses avoided by Flags II because of SFOT Employee being the employer of the park personnel, including the Park Employees) and (vii) and expenses incurred by Flags II in complying with Section 5.2(c).

EBITDA shall not be affected by any expenses of Flags II in connection with the negotiation and documentation, execution and delivery by Flags II of this Agreement or the Related Agreements, the formation of SFOT Employee and, except as specifically provided above in this definition of EBITDA, the transactions to occur on or before the Effective Date. In calculating EBITDA for any year, EBITDA shall be reduced to the extent that any income in such year is directly attributable to a non-cash charge specified in paragraph (A) of this definition of EBITDA taken in any prior year. (By way of example, and without limitation, if in the year following the year in which an Excluded Inventory Writedown occurs, the inventory affected by such Excluded Inventory Writedown is sold, then in such subsequent year the income resulting from such sale of inventory shall be reduced to the extent of such Excluded Inventory Writedown.) If any asset of Flags II acquired originally or constructed by Flags II with capital expenditures is sold by Flags II, the asset is leased back by Flags II (except under a Capital Lease) and the proceeds of sale, net of the costs of sale, are required to be added to required capital expenditures under Paragraph 1 of Part C of Article XVII of the Flags II Limited Partnership Agreement, then, in calculating EBITDA: (i) payments or accruals for payments under the lease will not be an expense until such proceeds are used for capital expenditures and (ii) thereafter, payments or accruals for payments under the lease will be expenses, provided that, it shall be assumed that the payments due under the lease are level monthly payments throughout the term of the lease. Notwithstanding anything to the contrary in this definition of EBITDA above, EBITDA shall be subject to review and adjustment as provided in Sections 11.7 and 11.15 (without duplication of any adjustments provided for in this definition of EBITDA).

          (bb) "Effective Date" means the later of January 6, 1998 and seven Business Days, or such earlier date as Fund and SFEC may agree, after the date on which Fund notifies the SFEC Entities that the Fund Limited Partners' Approval has been obtained.

          (cc) "End-of-Term Option" is defined in Section 7.1.

          (dd) "End-of-Term Option Date" is defined in Section 7.1.

          (ee) "End-of-Term Option Price" is defined in Section 7.2.

          (ff) "Estate" means the successor in interest to or surviving spouse of an individual (i) who died within 24 months prior to the April 30 at which a Liquidity Put is exercisable and (ii) whose Units or Units owned by a grantor trust (or fractions thereof) are included in such individual's estate for federal estate tax purposes.

          (gg) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (hh) "Excluded Inventory Writiedowns" means after December 31, 1997:
(i) all reserves, writedowns, allowances or other charges on or in respect of any inventory sold to Flags II prior to January 1, 1998 by (x) a Controlled SFEC Affiliate, to the extent of the excess, if any, of the carrying value of the inventory on the books of Flags II at January 1, 1998 over the lesser of (A) the depreciated or amortized cost, after reserves, writedowns, allowances and other charges, of the selling Controlled SFEC Affiliate in such inventory and (B) the fair market value of such inventory at the date of sale to Flags II, or (y) an SFEC Affiliate (other than a Controlled SFEC Affiliate), to the extent of the excess, if any, of the carrying value of such inventory on the books of Flags II at January 1, 1998 over the price for such inventory that is no less favorable than the price that would have been obtained in an arms length transaction with an unaffiliated third party; and (ii) all reserves, writedowns, allowances or other charges on or in respect of any inventory existing at January 1, 1998 to the extent such reserves, writedowns, allowances or other charges would have reduced the income of Flags II in 1997, had the "reserve, writedown, allowance or charge policy" (or other like-purpose policy) applied by Flags II in 1998 been applied to such inventory in 1997.

          (ii) "Excluded Revenues" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (jj) "fair and consistent method of allocation" is defined in
Section 11.7(b).

          (kk) "Flags' Directors, L.L.C." is defined in the first Paragraph of this Agreement.

          (ll) "Flags Limited Partnership Agreement" means the Restated Agreement of Limited Partnership, as amended, of Flags II as in effect at the date of this Agreement, a copy of which is Exhibit 1.1(ll) to this Agreement.

          (mm) "Flags II" is defined in the first paragraph of this Agreement.

          (nn) "Flags II Limited Partnership Agreement" means the Second Amended and Restated Limited Partnership Agreement of Flags II, in the form of
Exhibit 5.1.1 to this Agreement, to be entered into by and between Fund II, as sole limited partner, SFOT II, as sole managing general partner, and FD-II, as sole co-general partner.

          (oo) "Formula Amount" means 8.5/10 of "A", where "A" is the sum of
(w) four multiplied by EBITDA for the year then last ended, plus (x) three multiplied by EBITDA for the year immediately preceding the year in clause (w), plus (y) two multiplied by EBITDA for the year immediately preceding the year in clause (x), plus (z) EBITDA for the year immediately preceding the year in clause (y); provided, however, that, for purposes of the Formula Amount, if any
            --------  -------
year in clause (x), (y) or (z) would, but for this proviso, be a year prior to 1997, 1997 shall be used for each such year. The Formula Amount may be illustrated by the following formula, where "E" equals EBITDA and "Y" equals the year in which the Liquidity Put is exercised:

                            Y-1          Y-2          Y-3     Y-4
               8.5 x ((4 x E   ) + (3 x E   ) + (2 x E   ) + E   )
               ---------------------------------------------------
                                        10

An example of the computation of the Formula Amount is set forth in
Exhibit 3.2(a)(1) to this Agreement.

          (pp) "Fund" is defined in the first paragraph of this Agreement.

          (qq) "Fund Limited Partners' Approval" means the approval, on or before December 30, 1997, of this Agreement, the Related Agreements and the transactions provided for herein and therein by the holders of Fund Limited Partners holding a limited partner percentage aggregating not less than 66-2/3%.

          (rr) "Fund Limited Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Fund as in effect at the date of this Agreement, a copy of which is Exhibit 8.2(c) to this Agreement.

          (ss) "Fund II" is defined in paragraph L of the Recitals.

          (tt) "Fund II Limited Partnership Agreement" means the limited partnership agreement of Six Flags Fund II, Ltd., in the form of Exhibit 5.4.1 hereto, to be entered into between Flags' Directors, L.L.C. and Fund.

          (uu) "GAAP" means generally accepted accounting principles, as in effect in the United States from time to time, consistently applied. For purposes of the calculation of EBITDA only, GAAP as applied to Flags II for 1998 shall be consistently applied only if it is consistent with GAAP as applied to Flags II for the year ended on or about December 31, 1997 and prior years, as reflected in the audited financial statements of Flags II for those years.

          (vv) "General Partner's Right of First Refusal" shall mean the right of first refusal granted to the general partner of Fund pursuant to Section 3.8 hereof.

          (ww) "Gross Revenues" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (xx) "Guarantees" means the SFOT Acquisition I and SFOT Acquisition II Guarantee, the SFTP and SFEC Guarantee and the TWE and TWX Guarantee.

          (yy)"Guarantor" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (zz) "Hazardous Materials" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (aaa) "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person with respect to hedging obligations (other than those that fix the interest rate on indebtedness or other obligations or that fix the exchange rate in connection with indebtedness or other obligations denominated in a foreign currency), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (vi) all Capital Lease obligations of such Person, (vii) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (viii) all Indebtedness of others guaranteed (whether by a guarantee or an income maintenance, net worth maintenance, contribution or, without limitation, other arrangement, the effect of which is to directly or indirectly assume payment by such Person), to the extent of such guarantee.

          (bbb) "Indenture" has the meaning given to that term in the SFOT Acquisition I and SFOT Acquisition II Guarantee.

          (ccc) "Indenture Negative Pledge Covenant" has the meaning given to that term in the SFOT Acquisition I and SFOT Acquisition Il Guarantee.

          (ddd)  "Land" has the meaning given to that term in the Lease.

          (eee)  "Lease" means the Amusement Park Ground Lease in the form of
Exhibit VI to this Agreement.

          (fff)  "Liquidity Put" is defined in Section 3.1.

          (ggg)  "Liquidity Put Election Date" is defined in Section 3.4(b).

          (hhh)  "Liquidity Put Number" is defined in Section 3.3(a).

          (iii)  "Liquidity Put Settlement Date" is defined in Section 3.1.

          (jjj) "Minimum Amount" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (kkk)  "Mr. Freeze" is defined in Paragraph D of the Recitals.

          (lll) "Net Worth" of any Person means, as of the date of determination, the amount shown on the most recent accrual-basis balance sheet or consolidated balance sheet, as the case may be, of such Person, prepared in accordance with GAAP, as the stockholders' equity, consolidated stockholders' equity or equivalent of such Person, but not in excess of the comparable amount shown on the then most recent balance sheet or consolidated balance sheet, as the case may be, of such Person that has been audited by such Person's independent certified accountants, which shall be a firm of independent certified public accountants of national repute, and is accompanied by an opinion of such accountants that does not contain a so-called emphasis paragraph with respect to stockholders' equity, consolidated stockholders' equity or the equivalent and is not otherwise subject to qualification with respect to stockholders' equity, consolidated stockholders' equity or the equivalent; provided that, in calculating the Net Worth of any Guarantor as of any date, 50% of the "normal" depreciation of intangible assets and amortization of intangible assets reflected on the income statement of such Guarantor for periods beginning after December 31, 1997 shall be deemed not to have been charged; provided, further, that if any intangible asset is reserved against or "written down" (other than by such "normal" depreciation or amortization), then such Net Worth shall be calculated using the carrying value of such asset as so reserved against or written down; provided, further, that if any intangible asset is sold or otherwise disposed of (whether at a gain or loss), then such Net Worth shall be calculated using the carrying value of the proceeds (whether cash, securities or other assets) received by such Guarantor in such sale or disposition. By way of illustration, if such "normal" depreciation and amortization on an intangible asset carried at "40x" is "2x" per year, (i) in determining Net Worth, "1x" shall be deemed not to have been charged (i.e., in four years, such "normal" depreciation and amortization would be "8x" and "4x" will not be charged in determining Net Worth), but (ii) if that intangible asset is, in the first quarter of the fifth year, reserved against or written down so that its carrying value is "20x," then in computing Net Worth, "20x" shall thereafter be used for such intangible asset in determining Net Worth and (iii) in future periods, assuming no further such reserves or writedowns, one-half of such then-normal depreciation and amortization on the "20x" shall be deemed not to have been charged.

          (mmm) "Net Worth Standard" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (nnn) "Notice of Election to Exercise" means the Notice of Election to Exercise Liquidity Put, substantially in the form of Exhibit 3.4(b) to this Agreement.

          (ooo)  "Number of Limited Partner Units" means 240.32422.

          (ppp) "Operating Capital Asset Lease" means (i) a lease (other than a Capital Lease) of property or assets that are owned by Flags II on the Effective Date and that were constructed or acquired by Flags II with capital expenditures, or (ii) a lease (other than a Capital Lease) owned by Flags II that (A) is of property or assets (other than office equipment or similar property or assets) that were constructed or acquired by Flags II with capital expenditures, and (B) was not in effect on the date of this Agreement.

          (qqq)  "Park Employees" is defined in Section 12.1(a).

          (rrr)  "Past Accounting Practice" is defined in Section 11.16(a).

          (sss)  "Per Unit Liabilities Amount" means the amount obtained by
(A) multiplying by .9995 the number, if greater than zero, obtained by subtracting $100,000 (increased each year commencing with 1999 to $100,000 multiplied by the CPI Adjustment for such year), provided that there shall be no such subtraction in determining the Per Unit Liabilities Amount on the Business Day before the Tender Offer Settlement Date or the End-of-Term Option Date, from, without duplication, the sum of (w) all liabilities of Fund, including, without limitation, any liabilities due to Premier and to Allen & Company (other than liabilities of Fund II or Flags II that would otherwise be treated as liabilities of Fund but which Fund as a separate legal entity has no legal obligation to discharge) that are outstanding as of the close of business (Central Standard Time) on the Business Day prior to the Tender Offer Settlement Date, the Liquidity Put Settlement Date or the End-of-Term Option Date, as applicable, (x) all liabilities of Fund II (excluding liabilities of Flags II that would otherwise be treated as liabilities of Fund II but which Fund II as a separate legal entity has no legal obligation to discharge), that are outstanding as of the close of business (Central Standard Time) on the day prior to the Tender Offer Settlement Date, the Liquidity Put Settlement Date or the End-of-Term Option Date, as applicable, plus (y) with respect to the Tender

Offer Settlement Date only, .9995 multiplied by the Prepaid Amount and (B) dividing the number so obtained by the Number of Limited Partner Units. The Per Unit Liabilities Amount shall not include any claims that the SFEC Entities may have as of the Effective Date against Fund II or Fund, all of which are being released pursuant to Section 11.3(b).

          (ttt)  "Per Unit Mandatory Adjustment Amount" is defined in
Section 2.2(b).

          (uuu)  "Per Unit Tender Offer Price" means (i) $374.750 million multiplied by (ii) .9995, divided by (iii) the Number of Limited Partner Units, as such price may be increased pursuant to Section 2.2(c). The Per Unit Tender Offer Price shall be adjusted to reflect any fraction of a Unit that is tendered by a Fund limited partner pursuant to the Tender Offer. On and after the payment of the Per Unit Mandatory Adjustment Amount, if any, pursuant to Section 2.2(b) -- but if there is a Per Unit Mandatory Adjustment Amount, not later than the earlier to occur of March 30, 1999 or the day before SFOT Acquisition I or SFOT Acquisition II, as applicable, gives written notice of the Put Price for 1999 pursuant to and as is required by Section 3.4(a) -- the Per Unit Tender Offer Price shall mean the sum of the amount determined in accordance with the preceding sentence plus the Per Unit Mandatory Adjustment Amount, if any. The Per Unit Tender Offer Price shall be rounded to the nearest whole dollar.

          (vvv) "Percentage Distribution" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (www) "Permitted Team Texas Arrangements" means the management, organizational, operating, marketing and maintenance arrangements relating to the Amusement Park and the other SFEC Parks located in the State of Texas, including the sharing of executive personnel, equipment, marketing programs, promotions and sales organizations, which arrangements shall be permitted provided that all of the following conditions shall be met: (i) such arrangements are implemented for the purpose of achieving operating and/or management efficiencies, economies or benefits for the Amusement Park, (ii) such arrangements are implemented in good faith, (iii) the number of personnel constituting Team Texas does not at any time exceed 15, or such greater number to which the general partner of Fund may agree; and (iv) the costs and expenses related to such arrangements shall be allocated to Flags II in direct proportion to the ratio that the paid attendance at the Amusement Park bears to the total paid attendance at all SFEC Parks plus the paid attendance at the Amusement Park; provided, however, if at any time in the future this formula of allocation is deemed by Fund to be unfair to Flags II, SFEC will negotiate in good faith with Fund to modify this formula.

          (xxx) "Person" means an individual, a trust, a partnership (including a general partnership, limited liability partnership, limited partnership or limited liability limited partnership), an unincorporated association, a corporation, a limited liability company or any other entity or organization, including a government or any agency or political subdivision thereof.

          (yyy)  "Prepaid Amount" is defined in Section 11.2(b).

          (zzz) "Prime" means the average prime rate announced by SFTP's principal bank lender as its prime rate for December of the then prior year or, if Prime cannot be determined from the foregoing or for any other reason (including, without limitation, SFTP having no borrowings or no principal bank lender), then the average prime rate for such December of Bank of America National Trust & Savings Association or, if Bank of America National Trust & Savings Association does not then exist or have a prime rate, then of the three largest domestic United States banks (measured by total assets) then announcing a prime rate for such December.

          (aaaa) "Priority, Management Fee Distributions" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (bbbb) "Procedure Period" is defined in Section 11.16(e).

          (cccc) "Put Price" is defined in Section 3.2(a). An example of the computation of the Put Price is set forth in Exhibit 3.2(a)(2) to this Agreement.

          (dddd) "Related Agreements" means the Second Amended and Restated Fund Limited Partnership Agreement, the Fund II Limited Partnership Agreement, the Flags II Limited Partnership Agreement, the SFOT Acquisition I and SFOT Acquisition II Guarantee, the SFTP and SFEC Guarantee, the TWE and TWX Guarantee, the Lease, the Release of Claims by Fund and Related Parties and the Release of Claims by SFEC and SFEC Affiliates.

          (eeee) "Ride Agreement" is defined in Paragraph D of the Recitals.

          (ffff) "Second Amended and Restated Fund Limited Partnership Agreement" means the Second Amended and Restated Limited Partnership Agreement of Fund, in the form of Exhibit 13.4(a)(i) to this Agreement.

          (gggg) "SFEC" is defined in the first paragraph of this Agreement.

          (hhhh) "SFEC Affiliate" means a Person that, by virtue of security ownership or otherwise, controls, has the power to control, is controlled by or is under common control with an SFEC Entity or that an SFEC Entity has the power to control; provided that, (A) neither Fund, Fund II or Flags II shall for any purpose be deemed to be SFEC Affiliates and (B) without limitation, under the facts and circumstances existing on the date of this Agreement, (i) SFOT II, SFOT Employee, SFOT Acquisition I, SFOT Acquisition II, SFTP, TWE, TWX and all affiliates of TWE and/or TWX shall, for all purposes, be deemed to be SFEC Affiliates, and (ii) the BV Investors and their affiliates shall not, by virtue of the BV Investors' ownership interest in SFEC, for any purpose, be deemed to be SFEC Affiliates.

          (iiii) "SFEC Entities" and "SFEC Entity" are defined in the first paragraph of this Agreement.

          (jjjj) "SFEC Parks" is defined in Paragraph K of the Recitals.

          (kkkk) "SFOT Acquisition I" is defined in the first paragraph of this Agreement.

          (llll) "SFOT Acquisition I and SFOT Acquisition II Guarantee" means the General Continuing Guarantee of SFOT Acquisition I and SFOT Acquisition II in the form of Exhibit 13.4(a)(ii) to this Agreement.

          (mmmm) "SFOT Acquisition II" is defined in the first paragraph of the Agreement.

          (nnnn)"SFOT Employee" is defined in the first paragraph of this Agreement.

          (oooo) "SFTP"is defined in the first paragraph of this Agreement.

          (pppp) "SFTP and SFEC Guarantee"means the General Continuing Guarantee of SFTP and SFEC, in the form of Exhibit 13.4(a)(iii) to this Agreement.

          (qqqq) "Solicitation Agent" is defined in Section 2.4.

          (rrrr) "Special Limited Partners" has the meaning given to that term in the Second Amended and Restated Fund Limited Partnership Agreement.

          (ssss) "Tax" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (tttt) "Tender Offer" is defined in Section 2.1.

          (uuuu) "Tender Offer Date" means the date on which the Tender Offer is commenced, which date shall not be later than ten Business Days following the Effective Date.

          (vvvv) "Tender Offer Expiration Date" is defined in Section 2.3(a).

          (wwww) "Tender Offer Settlement Date" is defined in Section 2.2(a).

          (xxxx) "Texas Transition Trust" is defined in Section 11.3.

          (yyyy) "Transaction-Related Expenses" is defined in Section 11.2(c).

          (zzzz) "TWE" is defined in Paragraph H of the Recitals.

          (aaaaa)"TWE and TWX Guarantee" means the General Continuing Guarantee and NonCompetition Agreement of TWE and TWX in the form of Exhibit 13.4(a)(v) to this Agreement.

          (bbbbb)"TWX" is defined in Paragraph J of the Recitals.

          (ccccc)"Uninsured Major Injury Claim" is defined in Section 11.16(c).

          (ddddd)"Unitholders" means the Persons holding Units of Fund at the date of this Agreement and their transferees, successors and assigns, but excluding any SFEC Affiliate.

          (eeeee)"Units" or "Limited Partner Units" means the limited partnership interests in Fund, of which there are an aggregate of 240.32422 outstanding as of the date of this Agreement, which Units in the aggregate represent 99.95% of the partnership interests in Fund.


                                   ARTICLE II

                                  TENDER OFFER

          2.1   Tender Offer. On the Tender Offer Date, SFOT Acquisition I and
                ------------
SFOT Acquisition II Jointly shall make an absolute, irrevocable and unconditional (except as specifically provided below) tender offer (the "Tender Offer"), on and subject to the terms set forth in this Article II, to purchase all of the Units at a price (payable in cash), and on such other terms, described in this Article II.

          2.2   Tender Offer Price and Mandatory Adjustment Amount, Changes in
                --------------------------------------------------------------
the Tender Offer Price; Payment of the Tender Offer Price.
---------------------------------------------------------

          (a)   Acceptance, Payment at the Tender Offer Settlement Date.  On the
                -------------------------------------------------------
date that is the later of February 25, 1998 or five Business Days after the Tender Offer Expiration Date (the "Tender Offer Settlement Date"), SFOT Acquisition I and/or SFOT Acquisition II, as applicable (as provided in Section 9.2(a)), shall purchase and indefeasibly pay for each Unit (or fraction thereof) properly tendered together with a duly completed and executed letter of transmittal (which shall be in form and substance reasonably satisfactory to SFOT Acquisition I and SFOT Acquisition II and, in any event, shall include a representation and warranty by the tendering Unitholder that such Unitholder has full power and authority to tender, sell, assign and transfer the Units being tendered and, when the same are accepted for payment by SFOT Acquisition I and/or SFOT Acquisition II, as applicable, SFOT Acquisition I or SFOT Acquisition II, as the case may be, will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances) and a duly completed and executed substitute Form W-9 (or successor form). The amount in cash to be paid to a Unitholder in respect of each whole Unit accepted for tender shall be equal to (A) the Per Unit Tender Offer Price, less (B) the Per Unit Liabilities Amount, less (C) any taxes required to be withheld by SFOT Acquisition I or SFOT Acquisition II, as applicable, under applicable law. A pro rata portion of the foregoing amount will be paid in respect of each fraction of a Unit properly tendered to SFOT Acquisition I and/or SFOT Acquisition II in the Tender Offer. The amount so determined shall be paid to each Unitholder of Units accepted for purchase pursuant to the Tender Offer, without any other deduction, on the Tender Offer Settlement Date, at the election of the Unitholder and at the expense of SFOT Acquisition I or SFOT Acquisition II, as applicable, by cashier's or certified check or by wire transfer to an account specified by the Unitholder in the letter of transmittal submitted by such Unitholder (which letter of transmittal shall provide space identified for such account number, with the availability of wire transfer being set forth in accompanying instructions). If the payment is made by cashier's or certified check, such check shall be sent by ovemight courier for delivery by not later than 10:30 a.m. local time at the address of the payee specified by the Unitholder in the letter of transmittal on the Tender Offer Settlement Date and insured for the full amount of the check. Payments not made when required shall thereafter bear interest at the Default Rate. The obligations of SFOT Acquisition I and SFOT Acquisition II shall be subject to receipt of a certificate of Fund dated the Tender Offer Settlement Date, executed by the general partner of Fund, by which Fund represents and warrants that the Persons named in a list accompanying such certificate are the record holders of the number of Units indicated on such list and, to the knowledge of Fund, except as otherwise indicated on such list, the beneficial owners of such Units. The obligations of SFOT Acquisition I and SFOT Acquisition II to purchase the Units of any Unitholder shall also be subject to the receipt by SFEC of a release from such Unitholder substantially in the form of Exhibit 11.3(a). SFOT Acquisition I and SFOT Acquisition II shall not be required to accept for purchase any Units tendered by any Person, unless such Person agrees, in an agreement reasonably satisfactory to SFOT
Acquisition I and SFOT Acquisition II, to indemnify SFOT Acquisition I and SFOT Acquisition II against any losses, liabilities or expenses arising out of such Person's failure to own beneficially or of record such Units.

          (b)   Payment of Mandatory Adjustment Amount. If (i) (A) 8.5
                --------------------------------------
multiplied by (B) EBITDA for the year ended December 31, 1998, multiplied by
(C) .9995, divided by (D) the Number of Limited Partner Units outstanding as of the Tender Offer Settlement Date, exceeds (ii) what would otherwise be the Per Unit Tender Offer Price (such excess, if any, being referred to as the "Per Unit Mandatory Adjustment Amount"), then SFOT Acquisition I or SFOT Acquisition II, as applicable, shall pay to each Unitholder of Units accepted for purchase pursuant to the Tender Offer an amount in cash in respect of each whole Unit so accepted for purchase equal to (x) the Per Unit Mandatory Adjustment Amount, less (y) any taxes required under applicable law to be withheld by SFOT Acquisition I or SFOT Acquisition II, as the case may be, with respect to such amount. A pro rata portion of the foregoing amount will be paid in respect of each fraction of a Unit purchased pursuant to the Tender Offer. The amounts required to be paid pursuant to this Section 2.2(b) shall be payable on the day that is 10 days after the financial statements for Flags II for the year ended December 31, 1998 are made available to Fund II or Fund (but in any event, not later than April 10, 1999), at the election of the Unitholder and at the expense of SFOT Acquisition I or SFOT Acquisition II, as applicable, by cashier's or certified check or by wire transfer to an account specified by the Unitholder in the letter of transmittal. If the payment is made by cashier's or certified check, such check shall be sent by overnight courier for delivery by not later than 10:30 a.m. local time at the address of the Unitholder specified by the Unitholder in the letter of transmittal on such date and insured for the full amount of the check.

          (c)   Changes in the Tender Offer Price. At any time and from time to
                ---------------------------------
time prior to the Tender Offer Expiration Date, SFOT Acquisition I and SFOT Acquisition II jointly may increase the Per Unit Tender Offer Price, provided that, the amount of each such increase shall be payable only in cash and shall not be less than 2.5% of the then immediately previous Per Unit Tender Offer Price. From and after the date of any such increase, the "Per Unit Tender Offer Price" shall for all purposes be the Per Unit Tender Offer Price as so increased. Neither SFOT Acquisition I nor SFOT Acquisition II may at any time decrease the then Per Unit Tender Offer Price.

          (d)   Pre-Tender Offer Settlement Date Distributions By Fund. Prior to
                ------------------------------------------------------
the Tender Offer Settlement Date, Fund will distribute (the "Distributions") to
(i) the Texas Transition Trust such portion of the Prepaid Amount as is determined by the general partner of Fund and (ii) its then partners cash equal to all of the remaining Prepaid Amount not used by (or reserved for) Fund to pay its Transaction-Related Expenses or other normal expenses and any other cash Fund then has as a result of cash distributions from Flags II and earnings on those distributions. The Tender Offer will be for Units after the Distributions and neither SFOT Acquisition I nor SFOT Acquisition II will, by virtue of the purchase of Units in the Tender Offer, acquire any interest in the Distributions or the Texas Transition Trust, provided that, the Per Unit Liabilities Amount at
                               -------- ----
the Tender Offer Settlement Date will be increased by "x" multiplied by "y" divided by "z," where "x" is the Prepaid Amount, "y" is .9995 and "z" is the Number of Limited Partner Units (thereby effectively giving SFOT Acquisition I and SFOT Acquisition II, as applicable, credit, against the amount they are otherwise paying in the Tender Offer, for that portion of the Prepaid Amount that they would have received had the Prepaid Amount been paid after the Tender Offer Settlement Date).

          2.3   The Tender Offer Expiration Date.
                --------------------------------

          (a)   The Tender Offer Expiration Date. Subject to Section 2.3(b), the
                --------------------------------
Tender Offer shall expire at 12:00 midnight (Pacific Coast time) on the date (the "Tender Offer Expiration Date") that is 20 Business Days (or, if greater, the minimum period required under applicable law) after the Tender Offer Date, provided that, if the Prepaid Amount is not paid on or before seven Business
-------- ----
Days before the Tender Offer Expiration Date then, if applicable, the Tender Offer Expiration Date will be extended, if applicable, until ten Business Days after the Prepaid Amount is paid and, for the period of the extension, interest at the Default Rate will be paid on the amount that would have been paid on the Tender Offer Settlement Date had there been no such extension.

          (b)   Changes in the Tender Offer Expiration Date. SFOT Acquisition I
                -------------------------------------------
and SFOT Acquisition II jointly shall extend the Tender Offer Expiration Date for, but only for, the minimum period required under applicable law or ten Business Days, whichever is more, following notice to the Unitholders of any increase in the Per Unit Tender Offer Price pursuant to Section 2.2(c). From and after the date of any such extension, the "Tender Offer Expiration Date" shall be, for all purposes, the Tender Offer Expiration Date as so extended.

          2.4   Tender Offer Materials.  If SFOT Acquisition I and SFOT
                ----------------------
Acquisition II elect to use a solicitation agent in connection with the Tender Offer, then no later than four Business Days prior to the Tender Offer Date, SFOT Acquisition I and SFOT Acquisition II jointly shall designate a reputable proxy solicitation, trust company or similar firm reasonably acceptable to Knox (solely in his capacity as general partner of Fund) to act as solicitation agent (the "Solicitation Agent") in connection with the Tender Offer. SFOT Acquisition I and SFOT Acquisition II jointly shall, or shall instruct the Solicitation Agent to, mail to each Unitholder at the address or addresses of each such Unitholder provided to SFEC by Fund, (a) an offer to purchase, setting forth the terms and conditions of the Tender Offer and such additional disclosures, if any, as SFOT Acquisition I and SFOT Acquisition II jointly shall elect to include, (b) a letter of transmittal to be used in tendering Units and appropriate instructions with respect thereto, and (c) any other offering materials specified by SFOT Acquisition I and SFOT Acquisition II, all of which, to the extent applicable, shall be furnished to the Solicitation Agent by SFOT Acquisition I and SFOT Acquisition II. In connection with the foregoing, Fund will cooperate with SFOT Acquisition I, SFOT Acquisition II and the Solicitation Agent, if any, and no later than ten days prior to the Tender Offer Date shall furnish SFEC with the name, number of Units held of record and address of each Unitholder as set forth in the partnership records of Fund and any additional address or addresses of any Unitholder furnished to Fund by such Unitholder in writing and shall furnish to SFEC the certificate referred to in Section 2.2(a) on the Tender Offer Settlement Date. Any offering materials mailed to any Unitholder in the manner provided in this Section 2.4 shall, for the purposes of this Article II, be conclusively deemed to have been delivered, whether or not such Unitholder actually receives such offering materials. Offering materials and other documents so mailed by the Solicitation Agent, if any, will, for the purposes of this Article II, be deemed mailed by SFOT Acquisition I and SFOT Acquisition II on the date mailed by the Solicitation Agent.

          2.5   Compliance with Tender Offer Rules.  The Tender Offer shall in
                ----------------------------------
all respects comply with the applicable provisions of the Exchange Act, including, without limitation, Section 14(e) thereof, and the regulations promulgated thereunder, including Regulation 14E promulgated thereunder (and to the extent, but only to the extent, if at all, that the provisions hereof are not permitted under the applicable provisions of the Exchange Act and the regulations thereunder, the requirements of the Exchange Act and regulations shall prevail).

          2.6   Right of First Refusal with Respect to the Tender Offer.  The
                -------------------------------------------------------
obligation of SFOT Acquisition I and/or SFOT Acquisition II to purchase Units tendered pursuant to the Tender Offer shall not be subject to the General Partner's Right of First Refusal to purchase Units set forth and described in
Article IX, Section 2, of the Second Amended and Restated Fund Limited Partnership Agreement.

                                  ARTICLE III

                                 LIQUIDITY PUT

          3.1   Liquidity Put.  Upon the terms and subject to the conditions set
                -------------
forth in this Article III, Unitholders holding Units that were not purchased pursuant to the Tender Offer shall have a right (the "Liquidity Put"), on May 15, 1999 and on May 15 of each subsequent year through 2027 or, if earlier, the date the End-of-Term Option Price is paid as referred to in Section 7.6 (each, a "Liquidity Put Settlement Date") to require SFOT Acquisition I and/or SFOT Acquisition II, as applicable (as provided in Section 7.2(a)), to purchase all or a fraction of such Units, subject to and as determined pursuant to
Section 3.3, for cash in an amount equal to the then Put Price.

          3.2   Put Price.
                ---------

          (a)   Put Price.  The price for each Unit purchased pursuant to the
                ---------
Liquidity Put (the "Put Price") shall not be less than the greatest of (i) the Per Unit Tender Offer Price, (ii) the highest price per Unit paid by either SFOT Acquisition I, SFOT Acquisition II or any SFEC Entity or SFEC Affiliate for any Unit purchased by SFOT Acquisition I, SFOT Acquisition II or such SFEC Entity or SFEC Affiliate (other than any Unit purchased (x) from an SFEC Entity or SFEC Affiliate or (y) pursuant to the rights of SFOT Acquisition I and SFOT Acquisition II contained in Article IX, Paragraph 2, of the Second Amended and Restated Fund Limited Partnership Agreement), whether pursuant to the Tender Offer, the Liquidity Put or otherwise, but only if such price was greater than the price that SFOT Acquisition I and/or SFOT Acquisition II, as applicable, was otherwise obligated to pay (including, without limitation, in connection with the Accelerated Put provided for in the SFOT Acquisition I and SFOT Acquisition II Guarantee) at the time of such purchase or (iii) the Formula Amount divided by the Number of Limited Partner Units and multiplied by .9995.

          (b)   Payment of the Put Price. The amount in cash payable to a
                ------------------------
Unitholder in respect of each whole Unit purchased pursuant to the Liquidity Put shall be equal to the (i) Put Price, less (ii) the Per Unit Liabilities Amount, less (iii) any taxes required to be withheld under applicable law. A pro rata portion of the foregoing amount will be paid in respect of each fraction of a Unit purchased pursuant to the Liquidity Put. Such amount shall be paid to each Unitholder of Units purchased pursuant to the Liquidity Put on the applicable Liquidity Put Settlement Date, at the election of the Unitholder and at the expense of SFOT Acquisition I or SFOT Acquisition II, by cashier's or certified check or by wire transfer to an account specified by the Unitholder in the Notice of Election to Exercise submitted by such Unitholder. If payment is made by cashier's or certified check, such check shall be sent by overnight courier for delivery by not later than 10:30 a.m. local time at the address of the payee specified by the Unitholder in the Notice of Election to Exercise on the applicable Liquidity Put Settlement Date and insured for the full amount of the check. The Liquidity Put paying agent, if one is used, shall be a bank or trust company or other responsible agent specified by SFOT Acquisition I or SFOT Acquisition II. In addition, if by May 1 of a year in which a Liquidity Put Settlement Date occurs, Fund II has not been paid in full any of the Minimum Amount or Percentage Distribution or Base Rent (and any interest or Default Interest) that is payable in respect of the prior year, then: (i) there shall be added to the Put Price and paid by SFOT Acquisition I and/or SFOT
Acquisition II, as applicable, for each Unit or a fraction thereof then being purchased pursuant to the Liquidity Put, the amount, if any (the "Additional Amount"), that the Unitholder thereof would have, but has not, received prior to the Liquidity Put Settlement Date if, prior to the Liquidity Put Settlement Date, the Minimum Amount, Percentage Distribution, Base Rent, interest and/or Default Interest to the Liquidity Put Settlement Date, as applicable, for the prior year had been (x) paid in full to Fund II, (y) distributed by Fund II to its partners in accordance with the Fund II Limited Partnership Agreement and
(z) distributed by Fund to its partners in accordance with the Second Amended and Restated Fund Limited Partnership Agreement; and (ii) the Additional Amount, when actually distfibuted by Fund, will be paid to SFOT Acquisition I and/or SFOT Acquisition II, as applicable. Payments not made when required shall thereafter bear interest at the Default Rate.

          3.3   Liquidity Put Number; Proration.
                -------------------------------

          (a)   Liquidity Put Number.  The number of Units or fractions thereof
                --------------------
that SFOT Acquisition I and/or SFOT Acquisition II, as applicable, shall be obligated to purchase in any year (the "Liquidity Put Number") shall be equal to the greater of (i) 12 Units or (ii) "A" plus "B" less "C", where "A" equals the greater of (x) 48 Units less the number of Units purchased pursuant to the Tender Offer and (y) zero, "B" equals 12 Units multiplied by the number of full calendar years elapsed since December 31, 1997 and, subject to the proviso in the next sentence, "C" equals the number of Units purchased by SFOT Acquisition I and/or SFOT Acquisition II pursuant to the Liquidity Put (but not by Knox pursuant to the General Partner's Right of First Refusal) in all prior years; provided, however, that the Liquidity Put Number shall never be greater than the
--------  -------
number of Units not previously purchased by SFOT Acquisition I or SFOT Acquisition II. In any year or years SFOT Acquisition I and/or SFOT
Acquisition II, as applicable, may (subject to Section 7.2(a)), but are not obligated to, purchase pursuant to the Liquidity Put a number of Units that is greater than the Liquidity Put Number for that year, provided that, the additional number of Units so purchased will not reduce the Liquidity Put Number for any subsequent year. An example of the computation of the Liquidity Put Number is set forth in Exhibit 3.3(a).

          (b)   Proration.
                ---------

                (i) If, on any Liquidity Put Election Date, the number of Units offered for purchase pursuant to the Liquidity Put exceeds the Liquidity Put Number (or, if greater, the number of Units SFOT Acquisition I and/or SFOT Acquisition II, as applicable, then elects to purchase pursuant to the Liquidity
Put), SFOT Acquisition I and/or SFOT Acquisition II, as applicable, shall:
(A) (x) as the first priority, purchase "Estate Priority Units" (defined in Section 3.3.(b)(ii) below) with respect to which a properly completed Notice of Election to Exercise was timely submitted ("put") by Estates in the prior year and not purchased (or, if there is not sufficient availability to purchase all such Units, given the number of Units then being purchased pursuant to the Liquidity Put ("availability"), prorate among such Units in proportion to the number thereof put), and (y) then, as to any remaining availability and as the second priority, purchase Estate Pniority Units (other than Estate Priority Units covered by clause (x)) put by Estates (or, if there is not sufficient availability to do so, prorate among such Estate Priority Units in proportion to the number thereof put), and (B) to the extent that the number of Units purchased pursuant to clause (A) is less than the Liquidity Put Number or such greater number of Units SFOT Acquisition I and/or SFOT Acquisition II, as applicable, otherwise elects to purchase pursuant to the Liquidity Put, as the case may be, as the third priority, from the remaining Units put, select the Units to be purchased on a pro rata basis (based on the number of such Units put by each Unitholder). Except as provided in clause (A) of the immediately preceding sentence, the fact that a Unit is put and not purchased in a year shall not entitle the Unitholder to any Liquidity Put priority in any subsequent year.

                (ii)  For the purposes of Section 3.3(b)(i), "Estate Priority

Units" means one-half of the sum of (A) the Units included in an individual's estate (whether the owner of the Unit(s) or the grantor of a grantor trust that owns the Unit(s)) for federal estate tax purposes and (B) the Units owned by the surviving spouse of the individual as of the date of the individual's death and not included in the individual's estate for federal estate tax purposes.

                (iii) Subject to Section 3.6, if applicable, on or before April 22 of each year, SFOT Acquisition I and SFOT Acquisition II shall deliver to Fund a copy of all Notices of Election to Exercise and accompanying documents received by it for the year. If the proration provisions of this Section 3.3(b) will be applicable, Fund shall, prior to May 15 of each year, instruct SFOT Acquisition I and/or SFOT Acquisition II, as applicable, as to those Units that are to be purchased Pursuant to the proration provisions of this Section 3.3(b) and SFOT Acquisition I and SFOT Acquisition II shall be protected in relying on such instructions.

          3.4   Liquidity Notice Provisions.
                ---------------------------

          (a)   Put Price Notice. SFOT Acquisition I and SFOT Acquisition II
                ----------------
jointly shall give Fund and the Unitholders, in accordance with Section 14.4(b) of this Agreement, written notice of the Put Price (subject to Section 3.6, if applicable), the Liquidity Put Number and, if different than the number required to be purchased, the number of Units SFOT Acquisition I and/or SFOT
Acquisition II, as applicable, elects to purchase pursuant to the Liquidity Put (such election being revocable only for the purpose and to the extent of increasing the number of Units to be purchased by SFOT Acquisition I and/or SFOT Acquisition II) for each year on or before, subject to Section 3.6, if applicable, March 31 of such year. Such notice shall be accompanied by (i) a form of Notice of Election to Exercise and Form W-9 (or successor form), (ii) subject to Section 3.6, if applicable, a copy of the financial statements and related information required to be delivered pursuant to Section 11.8(a)(i)(A) and (B) of this Agreement for the then last year and (iii) such additional disclosures, if any, as SFOT Acquisition I and SFOT Acquisition II shall elect to include.

          (b)   Liquidity Put Exercise Notice. Each Unitholder electing to
                -----------------------------

exercise the Liquidity Put in any year with respect to any or all of his, her or its Units shall, on the form of Notice of Election to Exercise, give to Fund and to one of the Liquidity Put paying agents, if any, specified in the notice given pursuant to Section 3.4(a) or SFOT Acquisition I or SFOT Acquisition II, as applicable, irrevocable notice, to be received on or before, subject to
Section 3.6, if applicable, April 15 of such year (a "Liquidity Put Election Date"), of such election to exercise.

          (c)   General Partner's Right of First Refusal Exercise Notice.
                --------------------------------------------------------
Subject to Section 3.7, if applicable, on or before May 1 of each year, Knox (or, if applicable, the successor to Knox having a General Partner's Right of First Refusal) shall give to Fund, SFOT Acquisition I and/or SFOT
Acquisition II, as applicable, and any Unitholder that has submitted a Notice of Election to Exercise, notice of election to exercise the General Partner's Right of First Refusal for up to onehalf of the Units with respect to which Liquidity Puts have been exercised in that year, specifying the number of Units with respect to which the General Partner's Right of First Refusal is being exercised.

          (d)   Fund Liquidity Put Notices.
                --------------------------

                (i)   Per Unit Liabilities Amount Estimate.  Subject to
                      ------------------------------------
Section 3.6, if applicable, on or before March 15 of each year commencing in 1999, Fund shall provide SFOT Acquisition I and SFOT Acquisition II with its good faith estimate of the Per Unit Liabilities Amount as of the applicable Liquidity Put Settlement Date and SFOT Acquisition I and SFOT Acquisition II shall include such estimate in the written notice that they deliver to Fund and the Unitholders pursuant to Section 3.4(a).

                (ii)  Fund Representation Notice.  On the Business Day
                      --------------------------
immediately prior to the Liquidity Put Settlement Date in each year, Fund shall deliver to SFOT Acquisition I and SFOT Acquisition II a written notice pursuant to which Fund shall represent and warrant that as of the close of business on the date of such notice (x) the notice contains a correct list of the record owners of the number of Units indicated on such list and, to the knowledge of Fund, except as indicated in such notice, the beneficial owners of such Units, and (y) the Per Unit Liabilities Amount is as specified in such notice. The obligations of SFOT Acquisition I and SFOT Acquisition II shall be conditioned upon their receipt of such notice, and if any representation or warranty contained in the notice delivered pursuant to this Section 3.4(d)(ii) is incorrect, Fund will indemnify SFOT Acquisition I and/or SFOT Acquisition II, as applicable, out of amounts otherwise payable to its partners other than SFOT Acquisition I and SFOT Acquisition II. SFOT Acquisition I and SFOT
Acquisition II shall not be required to accept for purchase any Units put by any Person, unless such Person agrees, in an agreement reasonably satisfactory to SFOT Acquisition I and SFOT Acquisition II, to indemnify SFOT Acquisition I and SFOT Acquisition II against any losses, liabilities or expenses arising out of such Person's failure to own beneficially or of record such Units. SFOT Acquisition I and SFOT Acquisition II, on the one hand, and Fund, on the other hand, shall negotiate in good faith appropriate escrow or similar arrangements if Fund II or Fund has outstanding any contingent liabilities that would increase the Per Unit Liabilities Amount as of the applicable Liquidity Put Settlement Date. If the Per Unit Liabilities Amount disclosed in the notice delivered pursuant to this Section 3.4(d)(ii) is greater than that disclosed in the estimate delivered pursuant to Section 3.4(d)(i) and the difference is material in relation to the applicable Put Price, then SFOT Acquisition I and SFOT Acquisition II may in their exclusive judgment circulate such revised information to the Unitholders, in which case the timing of the Liquidity Put Settlement Date may be delayed for a reasonable period of time (which in no event shall be shorter than the period of time required by applicable law, if any) so that such Unitholders may review such revised information.

          3.5   Exchange Act.  To the extent required by the Exchange Act and
                ------------
the regulations thereunder, (i) the Liquidity Put will be conducted in compliance with the applicable provisions of the Exchange Act and the regulations thereunder and (ii) the foregoing provisions of Article III will be modified to the extent necessary, and without changing in any material respect the economic effect to Fund limited partners (other than SFOT Acquisition I and SFOT Acquisition II), so that the Liquidity Put can be so conducted. To the extent they may lawfully so agree, SFOT Acquisition I and SFOT Acquisition II agree to (x) not tender any Units they own from time to time in any Liquidity Puts or (y) adjust the proration provisions of Section 3.3(b) so that Fund limited partners (other than SFOT Acquisition I and SFOT Acquisition II) have the same rights to have their Units purchased as they would have had were SFOT Acquisition I and SFOT Acquisition II lawfully permitted to so agree.

          3.6   Put for 2027.  If the End-of-Term Option is not exercised and
                ------------
if, on October 31, 2026, SFOT Acquisition I and SFOT Acquisition II together do not own at least 50% of the Units, the following provisions will be applicable to the Liquidity Put for 2027: (i) the notice required to be given by Fund pursuant to Section 3.4(d)(i) will be given on or before November 1, 2026,
(ii) the notice required to be given by Section 3.4(a) for the year ended December 31, 2026 will be given on or before November 15, 2026, which notice shall contain, in lieu of the Put Price, the good faith estimate of SFOT Acquisition I and SFOT Acquisition II of the Put Price for 2027, based on the facts then known, and be accompanied by the financial statements with respect to the quarter and nine-month period ended September 30, 2026 required by
Section 11.8(a)(ii) and an estimate of the statement required by
Section 11.8(a)(i)(B) (with the final of such statement being provided with the audited financial statements for 2026 required by Section 11.8(a)(i)(A)) (iii) each Unitholder electing to exercise the Liquidity Put for 2027 must give the notice required by Section 3.4(b) so that it is received on or before December 15, 2026 and such notice must be irrevocable; (iv) the notice to be given by Knox (or, if applicable, the successor to Knox having the General Partner's Right of First Refusal) pursuant to Section 3.5(c) must be given on or before December 31, 2026; and (v) the Put Price for Units to be purchased pursuant to the Liquidity Put for 2027 will be determined when such Put Price would otherwise have been determined, had the dates otherwise applicable not been accelerated as provided in this Section 3.6, and the Liquidity Put Settlement Date for Units purchased pursuant to that Liquidity Put shall be May 15, 2027.

          3.7   Adjustments.  If there are increases in any Put Price and/or
                -----------
required additional puts pursuant to Section 11.7, the increased Put Price and additional puts shall be deemed to be pursuant to this Article III for purposes of the Guarantees.

          3.8   General Partner's Right of First Refusal with Respect to
                --------------------------------------------------------
Liquidity Put. The obligation of SFOT Acquisition I and SFOT Acquisition II to
-------------
purchase any Units pursuant to the Liquidity Put shail be subject to the General Partner's Right of First Refusal with respect to onehalf of the Units that would, but for exercise of the General Partner's Right of First Refusal, be purchased pursuant to the Liquidity Put.

          3.9   Release from Unitholders Exercising Puts.  The obligations of
                ----------------------------------------
SFOT Acquisition I and SFOT Acquisition II to purchase the Units of any Unitholder pursuant to this Article III shall be subject to the receipt by SFEC of a release from such Unitholder substantially in the form of Exhibit 11.3(a).


                                   ARTICLE IV

                RIDE AGREEMENT; 1998 IMPROVEMENTS; THE MEGA RIDES

          4.1   Ride Agreement.  On the Effective Date, the Ride Agreement shall
                --------------
terminate and be of no further force and effect. SFOT II shall use all commercially reasonable efforts to cause Mr. Freeze to be open and operative at the opening of the Amusement Park in 1998.

          4.2   Mega Rides; 1998 Improvements.  SFOT II will install mega rides
                -----------------------------
in the Amusement Park in 1999 and 2000, and SFOT II will use all commercially reasonable efforts to assure that the first such ride will be open for the full season in 1999 and the second such ride will be open for the full season in 2000. Each Mega Ride shall have an installed and themed cost of not less than $10 million; in addition, SFOT II shall cause Flags II to expend at least $3 million on capital improvements to the Amusement Park in 1998, including expenditures relating to refurbishing and making Mr. Freeze fully operational.


                                   ARTICLE V

                          FUND II; RESTRUCTURE OF FLAGS

          5.1   Formation of Six Flags Fund II, Ltd.  On the Effective Date,
                -----------------------------------
Fund, as limited partner, and Flags' Directors, L.L.C., as general partner, shall enter into an agreement of limited partnership substantially in the form of Exhibit 5.4.1, providing for the formation of Fund II as a Texas limited partnership, and pursuant to such agreement of limited partnership, Fund shall contribute to Fund II its interest in Flags II. Fund shall have a 99% interest in Fund II and Flags' Directors, L.L.C. shall have a 1% in Fund II. Flags'

Directors, L.L.C. shall timely make all filings and give all notices required to effectuate the creation of Fund II, including filing a Certificate of Limited Partnership and all other necessary documents with the Texas Secretary of State in substantially the form of Exhibit 5.1.2.

          5.2   The Flags II Limited Partnership Agreement.  Fund II, as limited
                ------------------------------------------
partner, SFOT II, as sole managing general partner, and FD-II, L.L.C., as sole co-general partner, shall enter into the Flags II Limited Partnership Agreement in the form of Exhibit 5.1.1.

          5.3   TRLPA Election.  To the extent necessary, and contemporaneously
                --------------
with the execution of the Flags II Limited Partnership Agreement, Flags II will adopt and agree to be governed by the provisions of the Texas Revised Limited Partnership Act.


                                   ARTICLE VI

                                    THE LEASE

          6.1   Distribution of the Land.  Immediately following the actions
                ------------------------
contemplated by Article V, Flags II will distribute the Land to Fund II by executing and delivering the Land Deed.

          6.2   The Lease. Immediately after the distribution of the Land
                ---------
pursuant to Section 6.1, Fund II as landlord, and Flags II, as tenant, shall enter into the Lease in the form of Exhibit 6.2, pursuant to which, among other things, (a) Fund II will lease to Flags II all of the Land, and (b) Flags II will pay the Base Rent to Fund II. Fund II may cause the Lease or, at the election of Fund II, an appropriate memorandum of lease to be recorded in the land records of the County of Tarrant, State of Texas.


                                  ARTICLE VII

            END-OF-TERM OPTION; ALTERNATIVES IF OPTION NOT EXERCISED; SFOT II CEASING TO BE THE MANAGING GENERAL PARTNER OF FLAGS II

          7.1   End-of-Term Option. On a day that is between the third and
                ------------------
eighth Business Day of 2028 designated by SFOT Acquisition II (the "End-of-Term Option Date"), on not less than two Business Days prior notice delivered to Fund, provided no Default (other than "Another Material Default" (as defined in
      --------
the Flags II Limited Partnership Agreement)) has occurred and is then continuing or that SFOT II has not then been removed as the managing general partner of Flags II after a Default, and on the terms provided in this Article VII, SFOT Acquisition II shall have the option (the "End-of-Term Option") to (i) require Fund to redeem, for an amount in cash for each whole Unit equal to the End-of-Term Option Price, all of the Units in Fund not then owned by SFOT Acquisition I, SFOT Acquisition II, or any other SFEC Affiliate that owns any Units as permitted by Section 11.18 (with each fraction of a Unit not owned by SFOT Acquisition I and SFOT Acquisition II being redeemed for the End-of-Term Option Price times the fraction in question) and (ii) acquire the co-general partner's interest in Flags II, the general partner's general partner interest in Fund and Flags' Directors, L.L.C.'s general partner interest in Fund II, SFOT Acquisition II may assign its rights under this Article VII (and upon such assignment such assignee shall have all of the rights of SFOT Acquisition II under this Article VII) to any Person, but without reducing its obligations under this Article VII, provided that, (i) if the Net Worth Standard is not then
                        -------- ----
met, the assignee thereby agrees, in a writing reasonably acceptable in form and substance to Fund, to become jointly and severally liable with SFOT Acquisition II for its obligations under this Article VII, (ii) the assignee takes such rights subject to the provisions of this Agreement and the Related Agreements, and (iii) the Guarantors agree, in a writing reasonably acceptable in form and substance to Fund, that their obligations under their respective Guarantees are not diminished by the assignment and continue undiminished with respect to the End-of-Term Option.

          7.2   End-of-Term Option Price, Acquisition of General Partner
                --------------------------------------------------------
Interests in Fund and Flags II.
------------------------------

          (a)   End-of-Term Option Price. The End-of-Term Option price for each
                ------------------------
whole Unit (the "End-of-Term Option Price") is "A" minus "B", where "A" is

(i) the greater of (x) the Aggregate Tender Offer Amount or (y) the Aggregate Tender Offer Amount multiplied by the CPI Adjustment for the year 2028 (or, if the End-of-Term Option is accelerated, the then next year) multiplied by (ii)
 .9995 and divided by (iiii) the Number of Limited Partner Units, and "B" is the Per Unit Liabilities Amount. The amount in cash to be paid to a Unitholder in respect of each Unit redeemed pursuant to the End-of-Term Option is the End-of-Term Option Price less any taxes required to be withheld under applicable law.

          (b)   Acquisition of General Partner Interest in Fund.  Concurrently
                -----------------------------------------------
with the payment of the End-of-Term Option Price to each Unitholder whose Units are being redeemed, SFOT Acquisition II shall acquire from Knox (or, if applicable, any successors of Knox) the general partner interest in Fund for an aggregate amount in cash (less any taxes required to be withheld) equal to the product of (i) .0005 multiplied by (ii) the End-of-Term Option Price, multiplied
(iii) the Number of Limited Partner Units and divided by (iv) .9995.

          (c)   Acquisition of General Partner Interest in Fund II.
                --------------------------------------------------
Concurrently with the payment of the End-of-Term Option Price by Fund to each Unitholder whose Units are being redeemed, SFOT Acquisition II shall acquire the general partner interest of Flags' Directors, L.L.C. (or, if applicable, any successor to Flags' Directors, L.L.C.), and Flags' Directors, L.L.C. agrees to transfer to SFOT Acquisition II its general partner interest in Fund II for an aggregate amount in cash (less any taxes required to be withheld) equal to
1.0101 multiplied by the End-of-Term Option Price multiplied by 2.40444 (which is the number of Units equal to 1% of Fund).

          (d)   Acquisition of Co-General Partner's Interest in Flags II.
                --------------------------------------------------------
Concurrently with the payment of the End-of-Term Option Pnice to each Unitholder whose Units are being redeemed, SFOT Acquisition II shall acquire the co-general partner interest of FD-II in Flags II for $100.

          (e)   Illustration of End-of-Term Option Transactions.  An
                -----------------------------------------------
illustration of a calculation of the End-of-Term Option Price and the amounts for which the general partner interest in Fund and the general partner's interest in Fund II will be redeemed or acquired is set forth in Exhibit 7.2 to this Agreement.

          7.3   Notice of Exercise of End-of-Term Option.  As a condition of its
                ----------------------------------------
right to exercise the End-of-Term Option (except as otherwise provided by Section 7.6), SFOT Acquisition II must give Fund and, pursuant to Section 14.4, its limited partners irrevocable written notice of its exercise of the End-of-Term Option not later than December 31, 2025, provided that, SFOT Acquisition II will lose its right to exercise the End-of-Term Option if it has not given such notice within 30 days, time being of the essence, after notice from Fund that it must so exercise or lose its End-of-Term Option, which notice by Fund may be given at any time on or after December 1, 2025.

          7.4   Payment of End-of-Term Option Price.
                -----------------------------------

          (a)   Payment of End-of-Term Option Price.  On the End-of-Term, Option
                -----------------------------------
Date, SFOT Acquisition II shall pay to Fund as a capital contribution and in immediately available funds the full amount of the aggregate End-of-Term Option Price for all Units not then owned by SFOT Acquisition I or SFOT Acquisition II or any other SFEC Entity or SFEC Affiliate, which amount shall be used by Fund to forthwith redeem and pay in full for the Units to be redeemed pursuant to the End-of-Term Option on the End-of-Term Option Date.

          (b)   Percentage Distribution Adjustment. In addition to the amounts
                ----------------------------------
provided for above in this Article VII, if the End-of-Term Option is exercised, SFOT II shall cause Flags II to, and Flags II shall, pay in cash, concurrently with the payment of the End-of-Term Option Price, to Flags' Directors, L.L.C., the general partner of Fund II, and the limited partners of Fund other than SFOT Acquisition I and SFOT Acquisition II or any other SFEC Entity or SFEC Affiliate, in each case as of the close of business on December 31, 2027, the amount they would have received, but have not then received, had the Percentage Distribution for 2027 been paid in full to Fund II prior to December 15, 2027, distributed by Fund II to its partners in accordance with the Fund II Limited Partnership Agreement, and distributed by Fund to its partners in accordance with the Second Amended and Restated Fund Limited Partnership Agreement.

          7.5   Alternatives if End-of-Term Option Not Exercised or if SFOT II
                --------------------------------------------------------------
Ceases to be the Managing General Partner of Flags II.
-----------------------------------------------------

          (a)   No Indebtedness; Capital Leases; Operating Capital Asset Leases
                ---------------------------------------------------------------
or Liabilities.  If the End-of-Term Option is not exercised, or if SFOT II
--------------
ceases to be the managing general partner of Flags II by resignation or removal under circumstances where Fund II (as the limited partner of Flags II) was entitled to remove the managing general partner of Flags II because there was a "Default" (as defined in the Flags II Limited Partnership Agreement), the SFEC Entities will, without thereby causing any non-compliance with this Agreement or any Related Agreement, jointly and severally cause Flags II to have no

(i) Indebtedness (including Capital Leases), (ii) current liabilities (excluding the current portion of any such Indebtedness) at December 31, 2027 in excess of its current assets at December 31, 2027 (or, in each case, such earlier date as is applicable), in each case as determined in accordance with GAAP, or (iii) except to the extent Fund requests to the contrary, Operating Capital Asset Leases. Excluded Revenues may not be utilized to comply with the foregoing sentence and, in complying with the foregoing sentence, Capital Leases shall be paid off, with Flags II retaining the property or asset leased.

          (b)   Extension of Flags II Limited Partnership Agreement.  If SFOT
                ---------------------------------------------------
Acquisition II does not timely exercise the End-of-Term Option, FD-II, SFOT II and Fund Il may, but are not obligated to, extend the Flags II Limited Partnership Agreement and extend the arrangements with SFOT Employee on mutually agreed terms.

          (c)   SFOT Acquisition I and SFOT Acquisition II Own More Than 50% of
                ---------------------------------------------------------------
the Units.  If the End-of-Term Option is not exercised and, after giving effect
---------
to the purchase of the Units required to be purchased by SFOT Acquisition I and/or SFOT Acquisition Il (exclusive of the Units as to which the General Partner's Right of First Refusal has been exercised) pursuant to the Liquidity Put for the year ended December 31, 2026, as provided in Section 3.6, SFEC Entities and SFEC Affiliates permitted to do so own more than 50% of the Units,
(i) the Amusement Park as it then exists (including the Land) will be sold (and may, at the election of Fund II, be sold by a Person (e.g., a broker or agent) designated by Fund II), (ii) effective immediately prior to the sale, without any payment or other consideration, SFOT II will no longer be a general partner of Flags II or have any interest, including not having any interest in distributions (whether in respect of Priority Management Fee Distributions or Percentage Distributions or otherwise), including having no interest in distributions on any liquidation or dissolution, in Flags II (except in respect of tax allocations to the time it ceases to be a general partner),
(iii) Flags II will wind up and dissolve, distributing all of its assets in accordance with the Flags II Limited Partnership Agreement, (iv) 100% of the proceeds of the sale of the Amusement Park will be paid to Fund II, (v) Fund II will wind up and dissolve, distributing all of its assets (including such proceeds paid to it) in accordance with the Fund II Limited Partnership Agreement, and (vi) Fund will wind up and dissolve, distributing all of its assets (including its 99% share of such proceeds) in accordance with the Second Amended and Restated Fund Limited Partnership Agreement. If the Amusement Park is to be disposed of pursuant to this Section 7.5(c), then (A) SFOT
Acquisition I, SFOT Acquisition II and any other SFEC Entity or SFEC Affiliate shall be permitted to bid for the Amusement Park, (B) such bid will be considered in good faith by Fund II, and (C) such disposition shall be on terms (including price) no less favorable to Fund than would be obtainable in an arms length transaction with an unaffiliated third party.

          (d)   SFOT Acquisition I and SFOT Acquisition II Own Less Than 50% of
                ---------------------------------------------------------------
the Units.  If the End-of-Term Option is not exercised and, after giving effect
---------
to the purchase of the Units required to be purchased by SFOT Acquisition I and/or SFOT Acquisition II (exclusive of Units as to which the General Partner's Right of First Refusal has been exercised) pursuant to the Liquidity Put for the year ended December 31, 2026, as provided in Section 3.6, SFEC Entities and SFEC Affiliates permitted to do so own 50% or less of the Units, then, upon notice by Fund II, given effective at any time on or after the close of business
December 31, 2027, without any payment or other consideration, (i) SFOT II will no longer be the managing general partner of Flags II or have any interest in Flags II, including any interest in distributions as provided in Section 7.5(c) (except in respect of tax allocations to the time it ceases to be a general partner) and (ii) Fund II may, without consultation with SFOT II or any other SFEC Entity or SFEC Affiliate, determine the manner in which the Amusement Park shall be managed or disposed of (and if the Amusement Park is disposed of in accordance with this Section 7.5(d), the provisions of Section 7.5(c)(i) through
(vi) shall apply). If the Amusement Park is to be disposed of pursuant to this
Section 7.5(d), then (A) SFOT Acquisition I, SFOT Acquisition II and any other SFEC Entity or SFEC Affiliate shall be permitted to bid for the Amusement Park,
(B) such bid will be considered in good faith by Fund II and (C) such disposition shall be on terms (including price) no less favorable to Fund and its partner than would be obtainable in an arms length transaction with an unaffiliated third party.

          (e)   Purchase by SFEC Entity or SFEC Affiliate.  If pursuant to
                ------------------------------------------
Section 7.5(c) or 7.5(d) the Amusement Park is to be sold to any SFEC Entity or SFEC Affiliate, then in lieu of purchasing the Amusement Park, such SFEC Entity or SFEC Affiliate may (i) require Fund to redeem all of the Units not then owned by SFOT Acquisition I or SFOT Acquisition II (with the aggregate redemption price for such Units being paid by such SFEC Entity or SFEC Affiliate) and (ii) acquire the general partner's interest in Fund and the general partner's interest in Fund II and the co-general partner's interest in Flags II, in each case at the price such Persons would have received had such SFEC Entity or SFEC Affiliate purchased the Amusement Park as provided in Section 7.5(c) or 7.5(d).

          7.6   Acceleration of End-of-Term Option in the Event of Total
                --------------------------------------------------------
Condemnation or Equivalent Casualty.  As is more fully provided in the Flags II
-----------------------------------
Limited Partnership Agreement and the Lease, in the event of a (i) total condemnation or condemnation(s) that renders it economically impracticable to operate the Amusement Park on the Land, Fund II shall be entitled to retain all condemnation or other proceeds in respect of such condemnation and the End-of-Term Option shall be accelerated and exercised or (ii) casualty such that it is economically impracticable to repair and operate the Amusement Park on the Land (such as contamination of the Land by Hazardous Materials so that it may not be safely occupied and a clean-up or remediation is economically impossible), Fund II shall be entitled to retain all insurance proceeds with respect thereto, if any, and at the option of either Fund II or Flags II, exercised by notice to the other, the End-of-Term Option shall be accelerated and exercised. SFOT Acquisition I and SFOT Acquisition II agree to be bound by the preceding sentence. Fund II shall not distribute to its partners, dispose of or otherwise use any condemnation proceeds or insurance proceeds to which it shall be entitled pursuant to this paragraph.

          7.7   Acceleration of End-of-Term Option in the Event of Acquisition
                --------------------------------------------------------------
of All Units.
------------

          (a)   If at any time the SFEC Entities shall have acquired all of the

Limited Partner Units, SFOT Acquisition II shall have the right to accelerate the End-of-Term Option and to purchase the general partner interest in Fund and Fund II and the co-general partner interest in Flags II. The purchase price for the general partner interest in Fund shall equal (i) the Aggregate Tender Offer Amount multiplied by the CPI Adjustment for the then next year, multiplied by (ii) .0005.

          (b)   The purchase price for the general partner interest in Fund II shall be equal to (a) (i) the Aggregate Tender Offer Amount multiplied by the CPI Adjustment for the then next year, multiplied by (ii) .9995, divided by
(iii) the Number of Limited Partner Units, multiplied by (iv) 1.0101, multiplied by (v) 2.40444, plus (b) the present value (at a discount rate equal to then current Prime) of the anticipated cash distributions from the Minimum Amount distributions and Base Rent (plus an assumed 3% annual CPI adjustment) which would have been made by Fund II to the general partner of Fund II during the remaining period of this Agreement from the date of the exercise of option granted in this Section 7.7 through December 31, 2027.


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

          8.1   Representations and Warranties of the SFEC Entities.  In
                ---------------------------------------------------
addition to other representations and warranties of the SFEC Entities contained elsewhere in this Agreement, SFEC (as to all of the SFEC Entities), SFTP (as to itself, SFOT II, and Flags II), SFOT II (as to itself), SFOT Employee (as to itself), SFOT Acquisition I (as to itself) and SFOT Acquisition II (as to itself) further represent and warrant to Fund, Fund II and Flags' Directors, L.L.C. that the following statements are true:

          (a)   Organization and Authority.  Each of the SFEC Entities is a
                --------------------------
corporation duly formed, validly existing and in good standing under the laws of its respective state of incorporation, as applicable. Flags II is a limited partnership duly formed and validly existing under the laws of the State of Texas. Each of the SFEC Entities has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. As of the Effective Date, SFOT II will be duly qualified and in good standing to conduct business under the laws of the State of Texas and has all requisite corporate power and authofity and all licenses, permits and approvals necessary to enable it to perform its obligations under this Agreement and as the managing general partner of Flags II.

          (b)   Authority with Respect to this Agreement and the Related
                --------------------------------------------------------
Agreements Enforceability.  All necessary corporate action required to have been
-------------------------
taken by or on behalf of any of the SFEC Entities by applicable law or its respective charter documents has been taken to authorize the execution and delivery by each SFEC Entity of, and performance by each SFEC Entity of its obligations under, this Agreement and the Related Agreements to which it is to be a party. This Agreement constitutes the legal, valid and binding agreement of each of the SFEC Entities and Flags II, and each of the Related Agreements, when executed and delivered, will constitute the legal, valid and binding agreement of each of the SFEC Entities party thereto, enforceable against each of them in accordance with its terms, except insofar as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

          (c)   Consents and Approvals.  No consent, approval or authorization
                ----------------------
of or declaration, filing or registration with, any government or regulatory authority or any other Person (either governmental or private) is required in connection with the execution and delivery of this Agreement by any of the SFEC Entities and Flags II or the execution and delivery of the Related Agreements by each of the SFEC Entities to be party thereto or the consummation by each of them of the transactions provided for herein or therein.

          (d)   No Breach.  The execution and delivery of this Agreement by the
                ---------
SFEC Entities and Flags II, the execution and delivery of the Related Agreements by each of the SFEC Entities to which it is a party and the performance by each of them of their obligations hereunder and thereunder does not and will not violate, result in a breach of any of the terms or provisions of, constitute a default under or conflict with any apareement to which any of the SFEC Entities is a party, the certificate of incorporation, bylaws or operating agreement of any of the SFEC Entities, any law, rule or regulation applicable to any of the SFEC Entities or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to any of the SFEC Entities or Flags II or the assets of any of them (other than any violation, breach, default or conflict that would not have a matefial adverse effect on any of the SFEC Entities or Flags II or any adverse effect on the transactions contemplated by this Agreement and the Related Agreements).

          (e)   Broker's Fees. No broker, finder or investment banker is
                -------------
entitled to any brokerage, finder's or other fee or commission, payable by Fund, Fund II, or Flags II, in connection with the transactions contemplated by this Agreement and the Related Agreements, based upon arrangements or agreements made by or on behalf of any of the SFEC Entities or Fund II.

          (f)   1997 Distributions by and Taxable Income of Flags II. During
                ----------------------------------------------------
1997, Flags II made only the following distributions: $7,551,434.03 to Fund and $17,620,012.75 to SFOT II, of which the January 1997 distribution in respect of December 1996 was $37,818.39 to Fund and $88,242.91 to SFOT II. Flags II does not expect to make any further distfibutions prior to the end of 1997. The SFEC Entities currently believe the taxable income of Flags II for 1997 will be approximately $22 million.

          (g)   No Material Undisclosed Tanigible Assets of Flags II. To the
                ----------------------------------------------------
knowledge of the SFEC Entities, there are no tangible assets of Flags II that
(i) are not directly related to the operations of the Amusement Park and (ii) have a value that is material in relation to the Amusement Park.

          (h)   Indenture Termination Date. The termination date of the
                --------------------------
Indenture was at its initial date and is as of the date of this Agreement during the year 2005.

          (i)   Inventory and Receivables at December 31, 1997; Inventory
                ---------------------------------------------------------
Purchased from Affliates. At December 31, 1997, the inventory and receivables of
------------------------
Flags II, after giving effect to reserves, writedowns, allowances and charges, are expected to be approximately $1.9 million and approximately $700,000, respectively. Any inventory sold to Flags II by a Controlled SFEC Affiliate or an SFEC Affiliate on or after January 1, 1998 to the Effective Date will be on the terms provided for such transactions set forth in Section 11.7(a).

          (j)   Good Faith. The SFEC Entities have negotiated in good faith with
                ----------
Fund and Flags' Directors, L.L.C. with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

          (k)   TWE and TWX Guarantee. The TWX board of directors has approved
                ---------------------
the execution and delivery of the TWE and TWX Guarantee.

          8.2   Representations and Warranties of Fund and Related Entities.
                -----------------------------------------------------------
Fund (as to itself), Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C. (as to itself), and FD-II (as to itself), represents and warrants to each of the SFEC Entities that the following statements are true:

          (a)   Organization and Authority. Fund is a limited partnership duly
                --------------------------
organized and valid1y existing under the laws of the State of Texas. Each of Flags' Directors, L.L.C. and FD-II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Fund has all requisite partnership power and authority to execute and deliver this Agreement and the Related Agreements to which it is to be a party and to perform its obligations hereunder and thereunder. Subject to receipt of the Fund Limited Partners Approval, Flags' Directors, L.L.C. and FD-II each has all requisite power and authority to execute and deliver this Agreement, the Flags II Limited Parinership Agreement and any other Related Agreements to which it is to be a party and to perform its obligations hereunder and thereunder.

          (b)   Authority with Respect to this Agreement and the Related
                --------------------------------------------------------
Agreements; Enforceability. All necessary partnership action, required to have
--------------------------
been taken by or on behalf of Fund by applicable law, the certificate of limited partnership of Fund or the Fund Limited Partnership Agreement (subject to receipt of the Fund Limited Partners' Approval) has been taken to authorize the execution and delivery by Fund of, and the performance by Fund of its obligations under, this Agreement and the Related Agreements to which it is to be a party. All necessary action, required to have been taken by or on behalf of each of Flags' Directors, L.L.C. and FD-II by applicable law or its respective operating agreement has been taken to authorize the execution and delivery by Flags' Directors, L.L.C. and FD-II, and the performance by Flags' Directors, L.L.C. and FD-II of its obligations under this Agreement and the Related Agreements to which it is to be a party. Each of this Agreement and the Related Agreements to which it is or is to be a party constitutes, or when executed and delivered will constitute, the legal, valid and binding agreement of Fund, Flags' Directors, L.L.C., and FD-II enforceable against each of them in accordance with its terms, except insofar as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

          (c)   Fund Limited Partnership Agreement. Exhibit 8.2(c) to this
                ----------------------------------
Agreement is a true and complete copy of the Fund Limited Partnership Agreement, including exhibits (if any), as amended. There are no other amendments or modifications to the Fund Limited Partnership Agreement.

          (d)   Consents and Approvals. No consent, approval or authorization of
                ----------------------
or declaration, filing or registration with, any governmental or regulatory authority or any other Person (either governmental or private) is required in connection with the execution and delivery of this Agreement and the Related Agreements by Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C. or FD-II, or, subject to receipt of the Fund Limited Partners' Approval, the consummation by each of them of the transactions provided for herein and therein.

          (e)   No Breach. The execution and delivery of this Agreement by each
                ---------
of Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C. and FD-II, the execution and delivery of the Related Agreements to which it is a party by Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C., and FD-II, and, subject to receipt of the Fund Limited Partners' Approval, the performance by each of them of their respective obligations hereunder and thereunder, does not and will not violate, result in a breach of any of the terms or provisions of, constitute a default under or conflict with any agreement to which Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C. or FD-II is a party, the certificate of limited partnership of Fund, the Fund Limited Partnership Agreement, the Second Amended and Restated Fund Limited Partnership Agreement, the operating agreements of each of Flags' Directors, L.L.C. and FD-II, any law, rule or regulation applicable to Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C. or FD-II, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C., or FD-II or the assets of any of them (other than any violation, breach, default or conflict that would not have a material adverse effect on any of Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C., or FD-II or any adverse effect on the transactions contemplated by this Agreement and the Related Agreements).

          (f)   Units and Unitholders. As of the date hereof, there are
                ---------------------
240.32422 Units outstanding that are held of record by approximately 240 limited partners of Fund. The Units held by the limited partners and by Jack D. Knox, as the special limited partner of Fund, represent, in the aggregate, a 99.95% interest in Fund.

          (g)   Liabilities. Fund has no liabilities other than (i) current
                -----------
liabilities incurred in the ordinary course of business consistent with past practice relating to its interest in Flags II and (ii) Transaction-Related Expenses (which amounts in clauses (i) and (ii) Fund will, prior to the Tender Offer Settlement Date, pay or cause to be assumed and discharged by the Texas Transition Trust or, if not, cause to be included in the Per Unit Liabilities Amount).

          (h)   Broker's Fees. Except for (i) amounts already paid by Fund, (ii)
                -------------
the payment by Fund to Allen & Company of an agreed fee (which amount will be paid before the Tender Offer Settlement Date or included in the Per Unit Liabilities Amount), and (iii) the reimbursement of expenses of Allen & Company by Fund (which reimbursement obligation Fund will, prior to the Tender Offer Settlement Date, pay or cause to be assumed and discharged by the Texas Transition Trust or, if not, cause to be included in the Per Unit Liabilities Amount), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Fund, Fund II, Flags II or any SFEC Entity in connection with the transactions contemplated by this Agreement and the Related Agreements, based upon any arrangement or agreements made by or on behalf of Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C. or FD-II.

          (i)   FIRPTA.  Fund is not a foreign person as such term is defined in
                ------
Section 1445 of the Code.

          (j)   Good Faith. Fund, Knox (solely in his capacity as general
                ----------
partner of Fund), Flags' Directors, L.L.C., and FD-II have negotiated in good faith with the SFEC Entities with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

          (k)   Other Agreements. Fund has furnished to SFEC or its
                ----------------
representatives a true, correct and complete copy of the Overall Agreement, dated as of October 9, 1997, as amended to date, including all side letters and opinions given in connection therewith (the "Premier Agreement"), among Fund and its Affiliates and Premier and its Affiliates, as in effect immediately prior to the date hereof (except the letter agreement between Fund, et al. and Premier, et al., dated November 6, 1997, which shall be furnished immediately after the Effective Date). Immediately preceding the execution of this Agreement, the Premier Agreement is being terminated by Fund in accordance with its terms. Except for the Premier Agreement, Fund has not entered into any agreement (other than with respect to the engagement and indemnification of members of Fund's Transition Team) with respect to the ownership or operation of the Amusement Park.

          (l)   Title Insurance. Flags II has received an owner policy of title
                ---------------
insurance covering the Land in the insured amount of $70 million, and a copy of such policy has been delivered to SFEC.

                                   ARTICLE IX

                                   STANDSTILL

          9.1   Certain Rights And Obligations of Units Acquired by SFOT
                --------------------------------------------------------
Acquisition I and SFOT Acquisition II Pursuant to this Agreement. Each of SFOT
----------------------------------------------------------------
Acquisition I and SFOT Acquisition II will be admitted as a substitute special Limited Partner of Fund with respect to all Units (including fractions of Units) acquired by it in compliance with Anicles II and III of this Agreement or paragraph 2 of Article IX of the Second Amended and Restated Fund Limited Partnership Agreement.

          9.2   Standstill.
                ----------

          (a)   SFOT Acquisition I and SFOT Acquisition II. Except as permitted
                ------------------------------------------
in Section 11.18, all Units required or permitted to be acquired by SFOT Acquisition I or SFOT Acquisition II pursuant to the Tender Offer, the Liquidity Put or otherwise pursuant to this Agreement or the Second Amended and Restated Fund Limited Partnership Agreement will be acquired by SFOT Acquisition I or SFOT Acquisition II.

          (b)   Standstill. Except as permitted in Section 11.18, prior to the
                ----------
End-of-Term Option Date, the SFEC Entities will not, and the SFEC Entities will cause each SFEC Affiliate to not, do any of the following: (i) acquire Beneficial Ownership of any Units or other limited partnership interests in Fund, other than (A) those acquired by either SFOT Acquisition I or SFOT Acquisition II (or any other Person pursuant to Section 11.18) pursuant to this Agreement or paragraph 2 of Article IX of the Second Amended and Restated Fund Limited Partnership Agreement, (B) those acquired by either SFOT Acquisition I or SFOT Acquisition II (or any other Person pursuant to Section 11.18) other than pursuant to this Agreement or paragraph 2 of Article IX of the Second Amended and Restated Fund Limited Partnership Agreement if the purchase price per unit is not less than the highest amount theretofore paid with respect to any Units pursuant to Articles II or III, and (C) any other Units or limited partnership interests in Fund acquired by any SFEC Entity or any SFEC Affiliate with the prior approval of 66-2/3% of the limited partnership interests in Fund that are not beneficially owned by any SFEC Entity or SFEC Affillate, (ii) except as pemitted by the Second Amended and Restated Fund Limited Partnership Agreement, take any action to directly or indirectly control or exercise any control over Fund or its general partner; (iii) sell, transfer or assign record or Beneficial Ownership of any Units or rights to acquire any Units without the prior written consent of Fund, other than sales, transfers or assignments among Persons permitted to own Units pursuant to Section 11.18; or (iv) acquire, directly or indirectly, any interest in the Texas Transition Trust, without the prior written permission of the Texas Transition Trust, which permission may be withheld in the sole discretion of the Trustee for the Texas Transition Trust.

          (c)   No Permitted Transfers. Except as provided in Section 11.18,
                ----------------------
only SFOT Acquisition I and SFOT Acquisition II (or any other Person pursuant to
Section 11.18 or Section 92(b)(i)(C), and not any other SFEC Entity or SFEC Affiliate, shall own any Units and SFOT Acquisition I and SFOT Acquisition II (and each such other Person) shall each at all times have Beneficial Ownership of all Units it owns.

                                   ARTICLE X

                              OBLIGATIONS ABSOLUTE

         EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE RELATED AGREEMENTS, THE OBLIGATIONS OF THE SFEC ENTITIES, TWX AND TWE UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS TO WHICH EACH OF THEM IS A PARTY ARE UNCONDITIONAL, ABSOLUTE AND IRREVOCABLE, IRRESPECTIVE OF ANY IMPRACTICABILITY, IMPOSSIBILITY OR OTHER DEFENSE TO PERFORMANCE UNDER THIS AGREEMENT OR THE RELATED AGREEMENTS AND REGARDLESS OF THE CONTINUED EXISTENCE OF THE AMUSEMENT PARK, THE UNITED STATES OF AMERICA, "FORCE MAJEURE" (AS DEFINED IN THE FLAGS II LIMITED PARTNERSHIP AGREEMENT), OR, WITHOUT LIMITATION, ANYTHING ELSE WHATSOEVER, ALL OF WHICH SHALL BE IRRELEVANT TO SUCH OBLIGATIONS. FOR THE AVOIDANCE OF DOUBT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE RELATED AGREEMENTS, THE OBLIGATION OF THE SFEC ENTITIES, TWX AND TWE UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS TO WHICH EACH OF THEM IS A PARTY ARE INTENDED AS NO EXCUSES, "HELL OR HIGH WATER" OBLIGATIONS, WITH NO DEFENSES TO PERFORMANCE OR PAYMENT OF ANY TYPE OR DESCRIPTION WHATSOEVER.

                                   ARTICLE XI

                               CERTAIN AGREEMENTS

          11.1  Changes in the Number of Outstanding Units. Fund will not
                ------------------------------------------
increase or decrease the Number of Units.

          11.2  Prepaid Amount, No Fund Liabilities at Tender Offer Settlement
                --------------------------------------------------------------

Date.
----
          (a)   Transition Loan. At the request of Fund, immediately prior to
                ---------------
the execution and delivery of this Agreement, SFEC will loan to Fund the sum of $10.725 million (the "Transition Loan") to be used by Fund to pay the "break-up" fee payable to Premier pursuant to the overall agreement entered into between Fund, Flags' Directors, L.L.C. and Premer, et al., dated October 9 , 1997, as amended thereafter. The Transition Loan will be evidenced by Fund's promissory note (the "Transition Note") in the form of Exhibit 11.2(a) hereto, and shall be repayable without interest and otherwise as provided therein.

          (b)   Payment of Prepaid Amount. No later than the earlier of (x)
                -------------------------
seven days prior to the Tender Offer Expiration Date or (y) February 15, 1998, Flags II shall prepay to Fund II an amount equal to the sum of (i) $10.725 million, (ii) 50% of the Minimum Amount distributable to Fund II for 1998 pursuant to the Flags II Limited Partnership Agreement, plus (iii) 50% of the Base Rent payable to Fund II for 1998 pursuant to the Lease (together the "Prepaid Amount"). The Transition Loan made by SFEC to Fund in the amount of $10.725 million shall be deemed a credit against the Prepaid Amount, and the Transition Note shall be canceled and marked "paid in full." After payment of the Prepaid Amount, the Minimum Amount and the Base Rent payable in July 1998 shall be zero, and the balance of the Minimum Amount and the Base Rent payable in November 1998 shall be $2,640,750 and $500,000, respectively.

          (c)   Use of Proceeds. The Prepaid Amount may be used only to: (i)
                ---------------
distribute to Fund partners, (ii) pay the "break-up fee" to Premier Parks Inc.,
(iii) pay costs, fees and bonuses incurred in connection with the solicitation, negotiation and documentation of the transactions contemplated by this Agreement and the Related Agreements (including expenses incurred in exploring alternatives and negotiating with others) ("Transaction-Related Expenses") and other liabilities of Fund, and (iv) provide funds to the Texas Transition Trust, without obligation to repay such funds by the Texas Transition Trust.

          (d)   No Fund Liabilities at the Tender Offer Settlement Date. Fund
                -------------------------------------------------------
represents, warrants and covenants that neither Fund nor Fund II will have any Indebtedness or other liabilities (including liabilities to Premier and/or Allen & Company) at the Tender Offer Settlement Date, except liabilities that have been assigned to and assumed by the Texas Transition Trust and that will be discharged by the Texas Transition Trust and liabilities of Flags II that would otherwise be treated as liabilities of Fund but which Fund as a separate legal entity has no legal obligation to discharge. If this representation and warranty is incorrect or this covenant is not complied with, Fund and the Texas Transition Trust will indemnify SFOT Acquisition I and SFOT Acquisition II for any such Indebtedness or liabilities out of amounts otherwise payable to its partners other thar, SFOT Acquisition I and SFOT Acquisition II.

          11.3  The Texas Transition Trust Release of Claims.
                --------------------------------------------

          (a)   Release of Claims by Fund and Others. Contemporaneously with the
                ------------------------------------
Effective Date, Knox (on behalf of himself and the limited partners of Fund), Fund, Flags II and certain affiliates of Fund shall release and relinquish all claims that any of such entities may have against any SFEC Entity or SFEC Affiliate, which release shall be in the form of Exhibit 11.3(a) hereto.

          (b)   Release of SFEC Claims. Contemporaneously with the Effective
                ----------------------
Date, each SFEC Entity and SFEC Affiliate shall release and relinquish all claims that any of such entities may have against Fund, Knox, the limited partners of Fund, and certain members of Fund's transition team from any action occurring prior to the date of this Agreement, which release shall be in the form of Exhibit 11.3(b). Each SFEC Entity and SFEC Affiliate will also release and relinquish all claims that any such entities may have against Jim Prager and Dennis Speigel, provided that, the SFEC Entities and SFEC Affiliates receive cross releases from each of such persons.

          (c)   Joint and Several Liability of Texas Transition Trust. The Texas
                -----------------------------------------------------
Transition Trust shall be formed by Fund and Jack D. Knox, L.L.C., as trustee, for the benefit of the limited partners of Fund (the "Texas Transition Trust"). The Texas Transition Trust shall be jointly and severally liable for liabilities that Fund may have to any SFEC Entity or SFEC Affiliate, if any, for matters arising prior to the Effective Date, provided that, the trustee of the Texas Transition Trust ftom time to time shall have no liability with respect to any such liability, and provided further, that the Texas Transition Trust may, notwithstanding any such liability, use or distribute the Prepaid Amount and any other cash of Fund distributed to it as contemplated by this Agreement to its beneficiafies without any obligation of the Texas Transition Trust with respect to such use or distribution of such funds or any obligation of the recipients of any such funds to return any such funds received by them.

          (d)   Ft. Worth Litigation. Fund will, upon obtaining the Fund Limited
                --------------------
Partner's Approval, file a notice of non-suit without prejudice with respect to Fund's claims or causes of action, the litigation styled Six Flags Over Texas
                                                         --------------------
Fund, Ltd., Plaintiff v. Time Warner Entertainment Company, L.P., et al.,
------------------------------------------------------------------------
Defendants, pending in the 48th Judicial District Court, Tarrant County, Texas,
----------
Cause No. 48-171131-97, and TWE and the other defendants therein will likewise dismiss without prejudice all counterclaims, if any, alleged by them in such cause.

          11.4  Nature of SFOT II, SFOT Employee, SFOT Acquisition I and SFOT
                -------------------------------------------------------------
Acquisition II.
--------------

          (a)   SFOT II. SFOT II shall, at all times from the date of this
                -------
Agreement through the expiration of the Flags II Limited Partnership Agreement, be a single-purpose entity that conducts no business other than the performance of its obligations as managing general partner of Flags II and under this Agreement and the Related Agreements to which it is a party and the ownership of SFOT Employee and take all reasonable action so as not to incur any liabilities (other than Tax and similar obligations imposed by law or under this Agreement or the Related Agreements or such amounts not to exceed $10.725 million in order to fund the Transition Loan to Fund).

          (b)   SFOT Employee. SFOT Employee shall, at all times from the date
                -------------
of this Agreement through the expiration of the Flags II Limited Partnership Agreement, be a single purpose entity that conducts no business other than performance of its obligations as the employer of the park personnel, including the Park Employees, and under this Agreement and the Related Agreements to which it is a party and take all reasonable action so as not to incur any liabilities (other than obligations related to the employment of the park personnel, including the Park Employees, or imposed by law or under this Agreement or the Related Agreements).

          (c)   SFOT Acquisition I and SFOT Acquisition II. Each of SFOT
                ------------------------------------------
Acquisition I and SFOT Acquisition II shall, at all times from the date of this Agreement through the expiration of the Flags II Limited Partnership Agreement, be a single-purpose entity that conducts no business other than the performance of its obligations under this Agreement and the Related Agreements to which it is a party and take all reasonable action so as not to incur any liabilities (other than Tax and similar obligations imposed by law or under this Agreement or the Related Agreements).

          11.5  Non-Competition.
                ---------------

          (a)   Agreement Not to Compete. If the Closing occurs and thereafter
                ------------------------
until December 31, 2027 or the earlier termination of the Flags II Limited Partnership Agreement or the Lease (provided that if such earlier termination shall be as a result of a Default, until one year after the date of such earlier termination), neither any of the SFEC Entities nor any other SFEC Affiliate shall, and the SFEC Entities shall cause the SFEC Affiliates to not Directly Compete with the Amusement Park. For purposes of this Section 11.5, "Directly Compete" shall mean owning, having an interest in, operating or managing, or having any ownership interest in any Person owning, having an interest in, operating or managing (i) any other amusement park or theme park (except Seaworld and Schlitterbaun in San Antonio, Texas; Six Flags Astroworld (including Six Flags Waterworld), and Six Flags Fiesta Texas, including any successors thereto) of over 10 acres (excluding parking) and containing two or more thrill rides that cost (when new) in excess of $4 million in the aggregate and located in the State of Texas or (ii) a water park within 25 miles of the boundary of the Amusement Park in any direction (other than Hurricane Harbor across 1-30 from the Amusement Park). For purposes of this Agreement, the term "thrill ride" means a mechanical ride such as Mr. Freeze, Batman the Ride, Great American Scream Machine, Runaway Mine Train or Texas Giant (each of which is a ride at or, with respect to Mr. Freeze, a ride being constructed at, the Amusement Park or the Six Flags Over Georgia Amusement Park at the date of this Agreement) or similar rides, which provides to the rider a thrill experience from a substantial physical structure rather than a simulated experience.

          (b)   De Minimis Exception. Section 11.5(a) shall not prohibit any
                --------------------
SFEC Affiliate from making a passive investment that is (i) a direct or indirect interest in an entity that, as less than 5% of its business, has facilities that Directly Compete with the Amusement Park, (ii) a 5% or less interest in any entity that has a cost basis of less than $250,000, or (iii) a non-controlling interest that represents less than 5% of any publicly traded entity that Directly Competes with the Amusement Park.

          (c)   Savings Clause. It is the intention of the parties that this
                --------------
Section 11.5 be given the broadest interpretation permissible under applicable law and that the unenforceability or invalidity of any term or provision of
Section 11.5 shall not render any other term or provision contained herein unenforceable or invalid. If the activities described in Section 11.5(a) or the period of time or the geographical areas covered by Section 11.5(a) should be deemed too extensive, then the parties intend that this Section 11.5 be construed to cover the maximum scope of business activities, period of time and geographical areas (not exceeding those specifically set forth herein) as may be permissible under applicable law.

          11.6  Certain Real Property and Other Matters.
                ---------------------------------------

          (a)   Certain Real Property. If the Closing occurs and thereafter for
                ---------------------
as long as the Flags II Limited Partnership Agreement shall not have expired or been terminated, no SFEC Entity will, and each SFEC Entity shall cause each SFEC Affiliate to not, without the prior written consent of Fund (which may be withheld by Fund in its sole discretion), own or acquire any interest in or lease (except pursuant to the Lease) any real property located within one mile of the then boundary of the Amusement Park in any direction, if such real property is used in connection with the Amusement Park, and otherwise within 500 yards of the boundary of the Amusement Park in any direction.

          (b)   SFEC Park Passes. For so long as SFEC or SFTP issue such passes
                ----------------
or similar passes, other than solely to full time employees, SFEC and SFTP shall provide, at their sole cost and expense, a pass (known at the date of this

Agreement as a "Gold Card") providing unlimited admission (or, if unlimited admission passes are not then being so provided, the maximum use pass then being so provided) to all SFEC Parks and to any other amusement park any SFEC Entities owns or manages, to all water parks owned or operated, directly or indirectly, by SFEC and to the Amusement Park (or to such lesser number of attractions for which such passes are then being so provided) to Fund for each then Unitholder of Fund (for Unitholders who are not individuals, for one individual who is an owner, trustee or beneficiary of the Unitholder as designated by Fund). Fund will, by November 30 of each year (provided that, the notice for 1998 shall be given as soon as reasonable after the date of this Agreement), give notice to SFEC and SFTP of the number of such passes required for the next year and the names in which they are to be issued. SFEC and SFTP will deliver such passes (or, if applicable for any year, the then most comparable passes) to Fund when they are made available to others to whom such passes are sold or otherwise issued. Any such passes will be subject to the restrictions applicable to such passes generally.

          11.7  Affiliate and Certain Other Transactions.
                ----------------------------------------

          (a)   Affiliate Transactions.
                ----------------------

                (i) Neither EBITDA (to the extent it would otherwise be reduced thereby) nor cash flow of Flags II will be reduced for purposes of determining the obligations of SFOT Acquisition I, SFOT Acquisition II or Flags II under this Agreement or the Flags II Limited Partnership Agreement by any charges, payments or accruals for (A) services provided through SFEC or any Controlled SFEC Affiliate to Flags II or SFOT Employee to the extent of the portion of the charges therefor, if any, in excess of the out-of-pocket cost paid by SFEC or such Controlled SFEC Affiliate to a Third Party in connection with the provision of such services, (B) any Interest on loans by SFEC or any Controlled SFEC Affiliate to Flags II to the extent of the portion of such interest, if any, in excess of Prime, (C) any tangible or intangible items sold or licensed by SFEC or any Controlled SFEC Affiliate to Flags II to the extent of the portion of the charges therefor, if any, in excess of the lesser of the depreciated or amortized cost or the fair market value of such tangible or intangible items or
(D) any payments by Flags II to SFOT Employee that are in excess of the lesser of (x) the out-of-pocket costs of SFOT Employee related to the employment of the park personnel (to the extent they work at or for the Amusement Park and including the Park Employees) or (y) the expenses that would have been properly incurred by Flags II if the Park Employees had been employed directly by Flags II, giving effect to any cost savings realized or expenses avoided by Flags II because of SFOT Employee being the employer of the park personnel, including the Park Employees. EBITDA and cash flow of Flags II will be increased for purposes of determining the obligations of SFOT Acquisition I, SFOT Acquisition II and Flags II under this Agreement and the Flags II Limited Partnership Agreement by the amount, if any, by which any revenue attributable to tangible or intangible items sold or licensed by Flags II to SFEC or any Controlled SFEC Affiliate is less than the greater of the depreciated cost to Flags II or the fair market value of such tangible or intangible items. For purposes of this Section 11.7, "Third Party" means any Person other than SFEC or any Controlled SFEC Affiliate; provided that, with respect to the provision of sponsorship sales, national or
-------- ----
regional marketing services (but not actual advertising), engineering, human resources, benefits management, ride and theme design, risk management, property tax services, public relations, government relations, accounting, audit, legal or financial services, "Third Party" means any Person other than any SFEC Entity or any SFEC Affiliate. Flags II will not, and SFOT II will cause Flags II to not, directly or indirectly guarantee any obligations of any SFEC Entity or SFEC Affiliate (including as a guarantee, for this purpose, income maintenance, net worth maintenance or, without linuitation, any other arrangements the effect of which is in substance a guarantee or assurance of payment or performance), other than a Person that is wholly owned by Flags II. Notwithstanding anything to the contrary in this Section 11.7(a)(i), there shall be no adjustment to EBITDA or cash flow of Flags II for any payments received from and/or paid to a Controlled SFEC Affiliate in respect of a loan or exchange, for a very limited period of time, on a fair basis and consistent with past practice, of personnel and/or specialized equipment (other than rides) among the SFEC Parks. Neither EBITDA nor cash flow of Flags II will be reduced for compensation and related expenses associated with persons (x) who are officers or employees of any SFEC Entity or SFEC Affiliate (in addition to, if applicable, SFOT Employee) and (y) whose primary responsibilities relate to the business of one or more of the SFEC Entities (other than SFOT Employee) or SFEC Affiliates, rather than primarily to SFOT Employee or Flags II; and for the purposes of determining EBITDA and whether cash flow of Flags II is reduced, compensation and related expenses of personnel whose primary responsibilities relate to SFOT Employee or Flags II (but who also have non-SFOT Employee or non-Flags II responsibilities) will be apportioned on a fair and consistent basis, provided that no apportionment will be required if the non-SFOT Employee and non-Flags II responsibilities are immaterial. Notwithstanding anything to the contrary contained in this Section 11.7, there shall be no adjustment to EBITDA pursuant to this Section 11.7 for any charges, payments or accruals in connection with the Permitted Team Texas Arrangements, it being understood that such arrangements are expressly permitted by this Agreement.

                (ii) Neither EBITDA (to the extent it would otherwise be reduced thereby) nor cash flow of Flags II will be reduced for purposes of determining the obligations of SFOT Acquisition I, SFOT Acquisition II or Flags II under this Agreement or the Flags II Limited Partnership Agreement by any charges, payments or accruals for (A) tangible or intangible items directly or indirectly sold or licensed or services directly or indirectly provided by any SFEC Affiliate (other than any Controlled SFEC Affiliate) to Flags II to the extent of the portion of the price therefor, if any, that is (in light of the other terms of such transaction) in excess of the lesser of (x) the price that is no less favorable to Flags II (in light of such other terms) than the price that would have been obtainable in an arms length transaction with an unaffiliated third party and (y) the price at which comparable tangible or intangible items are sold or licensed or services are provided by any SFEC Entity or SFEC Affiliate to any SFEC Park or (B) any interest on loans by any SFEC Affiliate (other than any Controlled SFEC Affiliate) to Flags II to the extent of the portion of such interest, if any, in excess of Prime. For purposes of the foregoing, the license of the Warner Bros. characters on the terms set forth in the License Agreement, dated as of June 23, 1995, shall be deemed to comply with the requirements of clause (A) of this Section 11.7(a)(ii). EBITDA and cash flow of Flags II will be increased for purposes of determining the obligations of SFOT Acquisition I, SFOT Acquisition II or Flags II under this Agreement and the Flags II Limited Partnership Agreement by any revenue for tangible or intangible items sold or licensed or services provided by Flags II to any SFEC Affiliate (other than a Controlled SFEC Affiliate) to the extent of the amount, if any, by which such revenue is less than the revenue that could have been obtained by Flags II in an arms length transaction with an unaffiliated Third Party.

          (b)   Third-Party Transaction Allocations.
                -----------------------------------

                (i) Neither EBITDA (to the extent it would otherwise be reduced thereby) nor cash flow of Flags II will be reduced for purposes of determining any obligation of SFOT Acquisition I, SFOT Acquisition II or Flags II under this Agreement or the Flags II Limited Partnership Agreement for the portion, if any, of any charges, payments or accruals for the following that is in excess of the amounts that would have been charged to Flags II using a fair and consistent method of allocation: (A) the provision to Flags II, in common with other SFEC Parks, of property, casualty and liability insurance under third-party policies of insurance, from unaffiliated third-party insurance companies, permitted by the Flags II Limited Partnership Agreement or by the Lease and unaffiliated third-party administration of employee benefits for employees of the Amusement Park (of SFOT Employee with respect to Park Employees), in common with other SFEC Parks, or (B) the purchase or lease by or licensing to Flags II, in common with other SFEC Parks, of advertising and advertising services, rides, merchandise, intellectual property, other tangible or intangible items or other services from or by non-affiliated Third Parties.

                (ii) Revenues generated by the sale to Third Parties of any intangible rights of Flags II in common with other SFEC Parks, including, without limitation, sponsorships, crosspromotions or cooperative advertising (net of charges not otherwise precluded from being applied to reduce EBITDA) shall be allocated to Flags II using a fair and consistent method of allocation.

                (iii) The term "fair and consistent method of allocation" means that (A) to the extent any expenses or revenues are reasonably attributable directly to the Amusement Park or to any SFEC Park, such expenses or revenues are charged or credited only to the Amusement Park or such SFEC Park in question and (B) any other expenses or revenues that are not reasonably attributable directly to the Amusement Park or any SFEC Park are allocated among the Amusement Park and the SFEC Parks on the basis of a rational and reasonable criterion, such as, by way of example only, the number of SFEC Parks or the attendance, employees, revenues, net income or EBITDA of each park, provided that, if a criterion is used after December 31, 1997 for purposes of allocating any item of expense or revenue, that same criterion shall at all times thereafter be used for purposes of allocating the same and all similar items of expense or revenue.

          (c)   EBITDA and Cash Flow Adjustments.
                --------------------------------

                (i) If at any time during the Procedure Period for any year there shall be discovered or disclosed any understatement of EBITDA with respect to such year (and, if the understatement is discovered by Fund or Fund II (or its agents or representatives), notice thereof was given by Fund or Fund II to SFOT II prior to the end of such Procedure Period) and such understatement is a result of any transaction that failed in whole or in part to comply with Section 11.7(a)(i) or, unless the procedures set forth in Section 11.7(d) and the agreement of the parties or the decision of the Expert referred to therein has been complied with, Section 11.7(a)(ii), then SFEC, SFTP, SFOT II, SFOT Acquisition I and SFOT Acquisition II shall, jointly and severally and within 30 days after final determination of the amount involved, pay or cause to be paid to any Unitholder whose Units or fractions thereof have previously been purchased pursuant to the Tender Offer or any Liquidity Put and who would have received a greater amount had EBITDA not been so understated, an amount equal to
(A) the difference between (x) the amount which would have been received had EBITDA been calculated as provided in Section 11.7(a)(i) and Section 11.7(a)(ii) (unless the procedures set forth in Section 11.7(d) and the agreement of the parties or the decision of the Expert referred to therein have been complied with) and (y) the amount actually received plus (B) interest on such difference from the applicable Tender Offer Settlement Date or Liquidity Put Settlement Date, as the case may be, to the date of payment at the Default Rate.


                (ii) If at any time during the Procedure Period for any year there shall be discovered or disclosed any understatement of EBITDA for such year (and, if the understatement is discovered by Fund or Fund II (or its agents or representatives), notice thereof is given by Fund or Fund II to SFOT II prior to the end of such Procedure Period) -- (w) and such understatement was a result of any transaction that failed to comply with Section 11.7(a)(ii), provided that, the procedure set forth in Section 11.7(d) and the agreement of the parties or the decision of the Expert referred to therein has been complied with, (x) such understatement was determined bv agreement pursuant to Section 11.16(e), (y) such understatement was determined by a decision of the Accounting Arbitrator with respect to an Arbitrable Judgment pursuant to Section 11.16(g), or (z) to the extent the understatement is not due to a matter otherwise provided for in clauses (i) or (iii) of this Section 11.7(c), SFEC, SFTP, SFOT II, SFOT Acquisition I and SFOT Acquisition II shall, jointly and severally and within 30 days after final determination of the amount involved, pay or cause to be paid to any Unitholder whose Units or fractions thereof have previously been purchased pursuant to the Tender Offer or any Liquidity Put and who would have received a greater amount had EBITDA not been so understated, an amount equal to
(A) the difference between such greater amount and the amount received plus (B) interest on such difference from the applicable Tender Offer Settlement Date or Liquidity Put Settlement Date, as the case may be, to the date of payment at Prime.

                (iii) If at any time during the Procedure Period for any year there shall be discovered or disclosed any understatement of EBITDA for such year (and, if the understatement is discovered by Fund, Flags' Directors, L.L.C. or Fund II (or their agents or representatives), notice thereof is given by Fund, Flags' Directors, L.L.C. or Fund II to SFOT II prior to the end of such Procedure Period) and to the extent such understatement was a result of any transaction that, to the knowledge of any SFEC Entity, any Controlled SFEC Affiliate or SFOT II, failed to comply with Section 11.7(a) and, if applicable, the procedures set forth in Section 11.7(d) have not been complied with or have been complied with but the decision of the Expert or, if applicable, the agreement of the parties referred to therein has not been complied with, then
(A) SFEC, SFTP, SFOT Acquisition I, SFOT Acquisition II and SFOT II shall, jointly and severally and within 30 days after final determination of the amount involved, pay or cause to be paid to any Unitholder whose Units or fractions thereof have previously been purchased pursuant to the Tender Offer or any Liquidity Put and who would have received a greater amount had EBITDA not been so understated, an amount equal to (x) the difference between such greater amount and the amount received plus (y) interest on such difference from the applicable Tender Offer Settlement Date or Liquidity Put Settlement Date, as the case may be, to the date of payment at the Default Rate and (B) as liquidated damages for the EBITDA understatement (but not for any other breach as may be involved therein or related thereto) and in recognition of the possibility that, if one or more EBITDA understatements becomes known to the parties, other EBITDA understatements may not have been discovered (with the result that EBITDA damages may be difficult or impossible to calculate), the parties agree that EBITDA for the year in which discovery or disclosure occurred or, if later, the year in which the amount involved was finally determined (but not later than 2026), shall be increased by two times the amount of the understatement(s). For the purposes of this Section 11.7(c)(iii) knowledge means "actual knowledge" of the failure to act in a manner consistent with the standard set forth in
Section 11.7, whether or not the Person knew of that standard or its being applicable.

                (iv) If there is an EBITDA understatement for 1998, then the Per Unit Mandatory, Adjustment Amount (and, if applicable, the Per Unit Tender Offer Price) shall be adjusted using the correct EBITDA.

                (v) If during the Procedure Period for any year there has been discovered or disclosed one or more understatements of EBITDA for such year
(and if the understatement is discovered by Fund, Flags' Directors, L.L.C. or Fund II (or their agents or representatives) notice thereof is given by Fund, Flags' Directors, L.L.C. or Fund II to SFOT II prior to the end of such procedure Period) (it being recognized that Procedure Periods overlap so, in any given Procedure Period, understatements for more than one year may be discovered or disclosed), with respect to Unitholders all of whose Units or fractions thereof have not then been purchased pursuant to the Tender Offer or a Liquidity

Put, in addition to the adjustments provided for in Sections 11.7(c)(iii) and
(iv) (but without duplication of any adjustments provided for in Section 11.7(c)
(iii)), if any, SFOT Acquisition I and/or SFOT Acquisition II, as applicable, will (subject to the alternative set forth in the following sentence) provide to all such Unitholders the opportunity to put such Units, without proration, in the Liquidity Put next following the final determination of such understatement, at a Put Price equal to the highest value for "A" minus "B", where "A" is the Put Price at which the Units could have been put, in the years in which the Formula Amount is affected by the EBITDA understatements, had EBITDA not been understated, plus interest thereon at Prime (compounded semi-annually) from the applicable Liquidity Put Settlement Date(s), and "B" is the distributions received by the Unitholder from Fund in respect of such Units after each such Liquidity Put Settlement Date in question, plus interest on each such distribution at Prime (compounded semi-annually) from each such date of distribution. Alternatively, SFOT Acquisition II may, by notice to Fund by the then next March 15, elect to add to the EBITDA for the then immediately preceding year, for the purpose of calculating the Formula Amount for the Liquidity Put to be made available in the year in which such notice is given and subsequent years, to the extent applicable for purposes of calculating the Formula Amount in those years, an amount equal to the EBITDA understatements for each such year, plus interest at Prime ftom the end of each such year, but without duplication of adjustments then made pursuant to Section 11.7(c)(iii). The special Liquidity Put that may be made available pursuant to the first two sentences this Section 11.7(c)(v) ("Special Liquidity Put") shall be in addition to the Liquidity Put otherwise to then be made available (the "Regular Liquidity Put"), provided that (x) such Regular Liquidity Put need not be made available if the Put Price in the Special Liquidity Put is higher than the Put Price in the Regular Liquidity Put or (y) if there is then no proration for Regular Liquidity Puts or SFOT Acquisition I and/or SFOT Acquisition II, as applicable, elects to purchase all Units put in the Regular Liquidity Put, in which event only the Liquidity Put (whether Special or Regular) that yields the highest Put Price shall be made so available.

                (vi) To the extent cash flow of Flags II is reduced, but should not have been reduced pursuant to Sections 11.7(a)(i) or (ii) or 11.7(b), the SFEC Entities shall, jointly and severally and within 30 days after final determination of the amount(s) in question, pay to Flags Il the amount by which its cash flow was so reduced plus interest (A) at the Default Rate, to the extent, if at all, interest with respect to the corresponding EBITDA understatement is payable at the Default Rate, or (B) otherwise at Prime.

          (d)   Designated Affiliate Transactions. If SFOT II determines that it
                ---------------------------------
would be advisable for Flags II to enter into a transaction with an SFEC Affiliate (other than a Controlled SFEC Affiliate) under Section 11.7(a)(ii), then SFOT II may give Fund II at least ten Business Days prior written notice of its intention to enter into such transaction (a "Designated Affiliate Transaction"), which notice shall reasonably describe the details of the Designated Affiliate Transaction. If within ten Business Days after receipt of such notice, Fund II fails to notify, SFOT II in writing that it has approved the Designated Affiliate Transaction, then, at the request of SFOT II, the parties will negotiate to determine the terms for such Designated Affiliate Transaction that would comply with Section 11.7(a)(ii) and, if they are unable to reach agreement within a 20-day period, an independent expert knowledgeable in the relevant business (an "Expert"), designated jointly by SFOT II and Fund II, shall determine whether such Designated Affiliate Transaction complies with
Section 11.7(a)(ii). If SFOT II and Fund II are unable to agree upon an Expert, then such Expert shall be selected by two other experts, one selected by SFOT II and one selected by Fund II. All such selections of the Expert shall be effected as promptly as reasonably practicable and all fees and expenses of Expert shall be borne by SFOT II and shall not be charged to Flags II. In making his or her determination, the Expert will be provided solely with the written information presented by SFOT II to Fund II and, after a reasonable time after Fund II receives such information, any statement by Fund II of its opposition and any information it desires to present. If Flags II enters into a Designated Affiliate Transaction after an Expert determination has been made that the Designated Affiliate Transaction does not comply with Section 11.7(a)(ii), without the terms of the transaction being changed to terms the Expert determines comply with Section 11.7(a)(ii), the determination that the Designated Affiliate Transaction does not meet 11.7(a)(ii) and, if applicable, the amount determined by the Expert shall be conclusive against SFOT II, SFOT Acquisition I and SFOT Acquisition II, EBITDA shall be adjusted as provided in
Section 11.7(c) and cash flow shall not be reduced as provided in Sections 11.7(a)(ii) and 11.7(c)(vi). If the Expert determines that the Designated Affiliate Transaction complies with Section 11.7(a)(ii) or that it does not comply, specifying the amount by which it does not so comply, and the transaction is completed on the terms that the Expert determines comply with
Section 11.7(a)(ii), Fund II may, in the next arbitration after the Designated Affiliate Transaction (but not more than two years after the Designated Affiliate Transaction), challenge whether, based on all relevant facts with respect to the circumstances existing at the time of the transaction, there was such compliance with Section 11.7(a)(ii) and, if Fund II prevails, there shall be an adjustment to EBITDA as provided in Section 11.7(c) and to cash flow as provided in Section 11.7(c)(vi). Fund II shall have no obligation to, and shall have no liability with respect to any failure(s) by it to, approve any proposed Designated Affiliate Transaction.

          (e)   Employee Notification. SFEC shall notify relevant SFEC and
                ---------------------
SFOT Employee personnel of the existence of this Section 11.7 and shall instruct such personnel to act in a manner consistent with this Section 11.7 with respect to those transactions subject to the terms of this Section 11.7 for which such personnel has decision making responsibility.

          (f)   Alternative Dispute Resolution.
                ------------------------------

                (i) If any dispute regarding the calculation of EBITDA or cash flow as a result of any transaction that failed or allegedly failed to comply with Section 11.7(a) (including whether an understatement of EBITDA was knowing and intentional), including any dispute arising or continuing after the procedure set forth in Section 11.7(d) has been complied with, such dispute shall be referred to the Dallas, Texas office of the American Arbitration Association ("AAA") for confidential, binding arbitration administered by the AAA pursuant to its Commercial Rules and Supplementary Procedures for Large, Complex Disputes then in effect. If the parties mutually agree in writing, the AAA Arbitration Rules and Procedures may be modified or supplemented. The arbitrator shall be a single neutral who shall, if such a Person is available, be a retired or former judge selected from the AAA Commercial Large Complex Case Panel of Neutrals or, if the AAA no longer maintains such a Panel, from the Panel that succeeds to such Panel. The arbitrator shall be entitled, in his or her discretion, to retain an independent accountant or accounting firm (provided, such accountant or firm could serve as Accounting Arbitrator) and one or more experts qualified to act as, but who did not act as, an Expert under
Section 11.7(d). In the arbitration, the parties shall be entitled to discovery as if the matter were pending in the State District Court or the Federal District Court for the Northern District of Texas, as determined by the arbitrator.

                (ii) With respect to the dollar amount of any alleged EBITDA understatement only (but not any other issues, including, without limitation, whether any understatement of EBITDA was knowing or intentional), Fund and SFOT II shall, on the date specified by the arbitrator, present to the arbitrator sealed contentions of the amount which should have been charged to EBITDA in respect of the transaction(s) in question, which the arbitrator shall open. If the higher amount is within 5% of the lower amount, the two amounts shall be averaged and become the decision of the arbitrator on the issue in question.

Otherwise, to decide that issue, the arbitrator shall pick one of the amounts proposed by SFOT II or Fund II, but not any other amount.

                (iii) The costs of the arbitration, the arbitrator and any accounting firm, accountant or expert retained by the arbitrator, shall be borne by SFOT II and Fund II (but not by Flags II) in such proportions as the arbitrator determines. The costs of the arbitration and of the parties to this Agreement in connection with the arbitration will not reduce EBITDA or the cash flow of Flags II.

                (iv) The decision of the arbitrator, who shall decide the enforceability of this Section 11.7(f), shall be final and unappealable and judgment thereon may be entered in any court of competent jurisdiction.

          11.8  Information Obligation.
                ----------------------

          (a)   Financial Statements; Tax Information and Related Deliveries.
                ------------------------------------------------------------
SFEC and SFOT II shall deliver or cause to be delivered to Fund II the financial statements, reports, tax information and related documents set forth below in this Section 11.8.

                (i) Annual Financial Statements; Tax Information and Related Deliveries.

                        (A)   Audited Financial Statements.  As soon as
                              ----------------------------
                              practicable and in any event not later than 90 days after the end of each fiscal year of Flags II, the audited balance sheet of Flags II and notes thereto required by GAAP as of the end of such year and the related audited statements of operations, partners' capital and cash flows of Flags II and the notes thereto for such year prepared on an accrual basis in accordance with GAAP, which financial statements shall present fairly, in all material respects, Flag II's financial position and the results of its operations and cash flows as of the date thereof and for the period covered thereby.

                        (B)   EBITDA Calculation. Concurrently with the
                              ------------------
                              delivery of the financial statements
                              delivered pursuant to Section 11.8(a)(i)(A), a statement showing the calculation of EBITDA in accordance with the definition of EBITDA contained in this Agreement and the notification of initial judgments provided for in Section 11.16(c).

                        (C)   Auditor's Report.  The financial statements and
                              ----------------
                              calculation delivered pursuant to Section 11.8(a)
                              (i)(A) and (B) shall be accompanied by a report thereon of an independent certified public accountant of recognized national standing
                              (x) confirming that the financial statements delivered pursuant to Section 11.8(a)(i)(A) have been prepared as described in that Section, (y) to the extent not precluded under the rules of the American Institute of Certified Public Accountants or equivalent guidelines (in the reasonable judgment of such independent certified public accountant), confirming that the EBITDA statement delivered pursuant to Section 11.8(a)(i)(B) and the notification of initial judgment's have been prepared as described in that section and (z) to the extent not precluded under the rules of the American Institute of Certified Public Accountants or equivalent guidelines (in the reasonable judgment of such independent certified public accountant), an agreed-upon procedures report in substantially the form of Exhibit 11.8(a)(i)(C). The fees and expenses of the independent certified public accountant will be paid by Flags II and will be an expense in determining EBITDA.

                        (D)   Certificate of Chief Financial Officer.  The
                              --------------------------------------
                              financial statements and calculation delivered pursuant to Sections 11.8(a)(i)(A) and (B) shall be accompanied by a certificate of the chief financial officer of SFOT II (w) confirming that the financial statements delivered pursuant to
                              Section 11.8(a)(i)(A) have been prepared as described in such section, (x) confirming that the EBITDA statement delivered pursuant to Section 11.8(a)(i)(B) has been prepared as described in that section, and (y) to the effect that he or she has reviewed the terms of this Agreement, the Flags II Limited Partnership Agreement and the Lease and made a review in reasonable detail of the transactions and condition of Flags II during the year covered by such financial statements and that the review has not disclosed, nor is such Person otherwise aware of, the existence of any Default under or noncompliance with this Agreement, the Flags II Limited Partnership Agreement during or at the end of such year or, if there has been or is such a Default or noncompliance, specifying the nature, amount and period of existence thereof and the action SFOT II has taken, is taking or proposes to take with respect thereto.

                        (E)   Tax Information. As soon as practicable but
                              ---------------
                              in no event later than March 15 of each
                              year, commencing March 15, 1999, all
                              information concerning Flags II necessary for the preparation by Fund II and Flags' Directors, L.L.C. of their returns for Tax purposes for the prior year.

                        (F)   EBITDA Understatement.  If any SFEC Entity or SFEC
                              ---------------------
                              Affiliate (or their agents or representatives) discovers an understatement of EBITDA for any year during the Procedure Period for such year, the SFEC Entities shall, within ten Business Days and in any event prior to the end of such Procedure Period, provide to Fund II notice and a description of the nature of such understatement. Any such notice given or required to be given shall substitute for the notices to be given by Flags II under Section 11.7(c).

                (ii)    Quarterly Financial Statements and Related Deliveries.
                        -----------------------------------------------------
As soon as practicable and in any event not later than 45 days after the end of the first three quarters of Flags II in each year, the unaudited balance sheet of Flags II as of the end of such quarter and the related unaudited statements of operations, partners' capital, and cash flows of Flags II for such quarter, prepared on an accrual basis in accordance with GAAP, which financial statements shall present faifly, in all material respects, Flags II's financial position and the results of its operations and cash flows as of the date thereof and for the periods covered thereby (subject, in each case, to normal year-end adjustments).

                (iii)   Monthly Statements. As soon as practicable and in any
                        ------------------
event not later than 30 days after the end of each month (or, if applicable, the partial month period from the date of formation of Flags II, if not the first day of a month, to the end of the month of such formation), the unaudited balance sheet of Flags II as of the end of such month and unaudited statements of operations and cash flows of Flags II for such month and year-to-date, substantially in the form attached as Exhibit 11.8(a)(iii) to this Agreement.

                (iv)    Certain Working Papers. As soon as practicable after
                        ----------------------
written request therefor by Fund and in any event not later than 15 days after the latter of delivery of the financial statements delivered pursuant to Section 11.8(a)(i)(A) and the making of such request, SFEC, SFOT II and SFOT Employee shall make available to Fund II, in Dallas, Texas, complete copies of (A) all working papers of the independent accountants for SFOT II, Flags II, SFOT Employee and any Controlled SFEC Affiliates (subject to the internal policies of such independent certified public accountants, it being agreed that SFEC, SFOT II and SFOT Employee shall use and cause the other SFEC Entities and the Controlled SFEC Affiliates to use their reasonable best efforts to cause such accountants to, including directing such accountants to, make such working papers available) created in connection with the preparation of the financial statements delivered pursuant to Section 11.8(a)(i)(A) or Section 11.8(a)(ii), as applicable, (B) the general ledger of Flags II and (C) the working papers of Flags II summarizing the calculations made in determining EBITDA.

                (b)     Manager Meetings. At the request of Fund II, the
                        ----------------
president and/or general manager and chief financial officer of the Amusement Park or Flags II and, upon the request of Fund II to the president, general manager or, in the absence of either of them, the senior-most executive at the Amusement Park, such other Flags II, Amusement Park and SFOT Employee management and employees as Flags Il may request will, at a mutually convenient time, meet with Fund II or its representatives at the Amusement Park to discuss matters relating to the Amusement Park and Flags II specified by Fund or its representatives. SFEC, SFOT II and SFOT Employee will, and will cause Flags II to, use their respective best efforts to cause Amusement Park management and employees to comply with the foregoing.

                (c)     Other Reports. SFEC, SFOT II and SFOT Employee shall
                        -------------
deliver or cause to be delivered to Fund II as soon as practicable after preparation thereof and upon the written request therefor by Fund II, the final versions (provided that any version that is provided to the board of directors (or similar body) of SFEC, SFTP cr SFOT II or to any lenders to Flags II or any SFEC Entity will be deemed final versions for this purpose) of the following: any current year financial projections or similar studies (provided that, except as provided in Section 11.8(e), projections or similar studies for the then current year shall be delivered only after the Liquidity Put Settlement Date for that year), material visitor surveys, strategic plans, capital expenditure forecasts, material industry reports and material safety reports, in each case prepared in whole or in part by or for SFOT II, Flags II, SFOT Employee or any SFEC Entity or SFEC Affiliate, but only to the extent such information relates to Flags II or the Amusement Park and only if it is practicable to excerpt such information from any such report. SFEC and SFOT II will provide to Fund II, with the quarterly financial statements provided for in Section 11.8(a)(ii), a list of all documents of the type described in this Section 11.8(c) that have been provided to the board of directors (or similar body) of SFEC, SFTP or SFOT II or to any lenders to Flags II or any SFEC Entity during the quarter or that have not been previously listed and which SFEC or SFOT II believes are materially related to the Amusement Park, plus any other category of reports that is specified by Fund (in each case of which Fund can request a copy pursuant to this Section 11.8(c)), together with a brief description of each of them.

                (d)     Information Regarding Affiliate Transactions. Without
                        --------------------------------------------
limiting the other information rights of Fund set forth herein, the SFEC Entities shall make available to Fund II or its representative(s), in Dallas, Texas, at the election of Fund II, within 20 Business Days after a request by Fund II therefor to SFOT II, information and complete copies of supporting documents, including all accountants' working papers (subject to the intemal policies of such independent certified public accountant, it being agreed that SFEC Entities shall use their reasonable best efforts to cause such accountants to, including in each case directing such accountants to, make such working papers available), as to all transactions, charges, payments and accruals involving any SFEC Entity or SFEC Affiliate, on the one hand, and Flags II or SFOT Employee, on the other, or that are necessary or appropriate to verify compliance with Section 11.7.

                (e)     Information Rights at End-of-Term. If the End-of-Term
                        ---------------------------------
Option is not exercised, Fund II shall be entitled to receive, not later than 30 days (time being of the essence) after the demand therefor, all information and reports described in Section 11.8 and all financial projections and similar studies for all then prospective years and, without limitation, to make such information available to others to which the Amusement Park may be sold or with which a transaction of the type preferred to in Section 7.5(d) may be effected.

                (f)     Information Rights in General. Notwithstanding anything
                        -----------------------------
to the contrary or any words of limitation contained in this Section 11.8, Fund II shall have all rights to information related to Flags II and SFOT Employee (as if it were part of Flags II and not a separate entity) that are afforded to general partners of limited partnerships under the Delaware Revised Uniform Limited Partnership Act.

                (g)     Confidentiality. Flags' Directors, L.L.C. may provide
                        ---------------
any information relating to the business of Flags II received by It to Fund II or to Fund. Except with respect to information that Fund II or Fund has the right to disseminate under Section 11.8(d), Fund II and Fund shall, and shall use its reasonable best efforts to cause its affiliates (including the limited partners of Fund) and its and their respective agents or representatives to, keep secret and hold in confidence any and all confidential information received pursuant to Section 11.7(d), this Section 11.8 and Section 11.16 relating to the business of Flags II or SFOT Employee and reasonably identified as confidential by Flags II, other than (i) information that has become generally available to the public other than as a result of a disclosure in violation of this Agreement; (ii) information that becomes available to them on a non-confidential basis from a third party that, insofar as they have actual knowledge, has no obligation of confidentiality to a party to this Agreement with respect to such information and has not itself received such information directly or indirectly in breach of any such obligation of confidentiality information that is required to be disclosed by applicable law or judicial order (provided, in the case of clause (iii), that the party making such disclosure or whose affiliates, agents or representatives are making such disclosure shall notify Flags II as promptly as practicable (and, if possible, prior to making such disclosure) and shall, at the expense of Flag II, use its reasonable best efforts to limit the scope of such disclosure and seek , confidential treatment of the information to be disclosed); and (iv) financial statements, tax information and EBITDA calculations referred to in Sections 11.8(a)(i), (ii) and (iii). Nothing in this
Section 11.8(g) shall require Fund II or Fund to fail to comply with any obligations imposed by law to disclose documents or information to its partners. The parties agree that no disclosure of information by Fund to its partners in connection with the Consent Solicitation Statement or other similar information to be provided to Fund's limited partners in connection with the solicitation of the Fund Limited Partners' Approval to the transactions contemplated by this Agreement and the Related Agreements violates this Section 11.8(g), the Flags Limited Partnership Agreement or any other obligation of Fund II or Fund to any SFEC Entity.

                (h)     Information Relating to Guarantors.
                        ----------------------------------

                        (i) Each of the Guarantors whose Net Worth is being considered in determining whether the Net Worth Standard is satisfied shall deliver to Fund II the unaudited quarterly financial statements and audited annual financial statements of such Guarantor promptly following the date such financial statements are filed with the Securities and Exchange Commission or otherwise become generally available and, in any event, within 50 days after the end of each such quarter and 105 days after the end of each such year.

                        (ii) Concurrently with the delivery of any financial statements pursuant to Section 11.8(h)(i), if such financial statements reflect that the Net Worth Standard would not be met without giving effect to the provisos set forth in the definition of Net Worth, then each Guarantor shall deliver to Fund a certificate (A) setting forth the calculation of such Guarantor's Net Worth in accordance with the definition thereof, (B) reconciling such calculation with the audited financial statements of such Guarantor and (C) setting forth any "writedown" of, reserve against or sale at a loss of anv intangible asset or any group of related intangible assets (other than normal depreciation or amortization) of $50 million or more, or with respect to an intangible asset or group of related intangible assets that have been depreciated or amortized by $100 million or more since January 1, 1998; provided that, TWX may deliver one certificate on behalf of and covering all such Guarantors, and provided further, with respect to any "writedowns" of or reserves against intaneible assets that are not required to be set forth in such certificate, such certificate may contain a single entry reflecting the Guarantor's best estimate of the aggregate of all such "writedowns" or reserves.

                        (iii) With the certificate referred to in Section 11.8(h)(ii), to the extent not prohibited by the rules of the American Institute of Certified Public Accountants or equivalent guidelines (in the reasonable judgment of such independent certified public accountants), each Guarantor shall deliver a certificate of its independent accountants stating that they have reviewed (A) the financial statements referred to in Section 11.8(h)(i) and (B) the certificate referred to in Section 11.8(h)(ii) and that such certificate presents fairly in all material respects the Guarantor's Net Worth giving effect to the last proviso of Section 11.8(h)(ii).

          (i)   Preparation of Financial Statements Generally. The
                ---------------------------------------------
financial statements of Flags II described in Sections 11.8(a)(i)(A), 11.8(a)(ii) and 11.8(a)(iii) shall be prepared by management of Flags II in accordance with GAAP and neither such financial statements nor any financial statements of any SFEC Entity or SFEC Affiliate shall be required, by the provisions of this Agreement relating to the calculation of EBITDA, to be prepared in the manner in which EBITDA is calculated.

          11.9  No Liability of Fund Partners, Knox (individually, or as general
                ----------------------------------------------------------------
partner of Fund), Flags' Directors, L.L.C. or FD-II; Additional Limitation on
-----------------------------------------------------------------------------
Liability.
---------

          (a)   Generally. Each of the SFEC Entities agrees that none of Knox
                ---------
(individually or as general partner of Fund), Flags' Directors, L.L.C., FD-II or any of their respective members or managers, or any of the limited partners of Fund (except SFOT Acquisition I and SFOT Acquisition II) has or will have any personal liability to any SFEC Entity or any SFEC Affiliate for the obligations of Fund, Fund II or Flags II, including, without limitation, under this Agreement, the Flags II Limited Partnership Agreement or other Related Agreements. All liabilities of Fund and, with respect to transactions occurring after the Effective Date, Fund II, in each case under this Agreement and the Related Agreements, shall be satisfied solely out of the assets of Fund or Fund II, as the case may be, as an entity separate and apart from its respective partners. With respect to such liabilities, Fund will indemnify SFOT Acquisition I and SFOT Acquisition II out of amounts otherwise payable to its partners other than SFOT Acquisition I and SFOT Acquisition II (but only if the liability was owed to SFOT Acquisition I and/or SFOT Acquisition II in their capacity as Special Limited Partners of Fund).

          (b)   First Exception. Notwithstanding Section 11.9(a), Flags'
                ---------------
Directors, L.L.C. and FD-II shall, after the Effective Date, be liable to the SFEC Entities for any losses, liabilities or expenses incurred by such SFEC Entities arising out of the negligence or wrongful conduct of Flags' Directors, L.L.C. or FD-II, as applicable, provided that, Flags' Directors, L.L.C. or FD-II shall not have any greater liability to any SFEC Entity in its capacity as a limited partner of Fund than it has to any other limited partner of Fund, and provided, further, that no member or manager of Flags' Directors, L.L.C. or FD-II as such will under any circumstances have any responsibility for any obligation or liablilty of Flags' Directors, L.L.C. or FD-II under this Agreement or any Related Agreement, anv such liability being limited to the assets of Flags' Directors, L.L.C. or FD-II, as applicable, as a separate entity, even if the assets in question are nominal.

          (c)   Second Exception. Nothing in Section 11.9(a) or 11.9(b) shall
                ----------------
operate to insulate any Person from any obligation such Person may otherwise have to return any money, together with any interest as provided by law, that, under this Agreement or any Related Agreement, is wrongfully paid or distributed to such Person. Any Person, including without limitation the SFEC Entities, may pursue legal remedies to effectuate this Section 11.9(c).

          11.10 Indemnification.
                ---------------

          (a)   Indemnification by the SFEC Entities. Each of the SFEC Entities
                ------------------------------------
will jointly and severally, indemnify and hold harmless (i) Fund and its general and limited partners (except SFOT Acquisition I and SFOT Acquisition II) and any directors, officers, employees and trustees of any of them, (ii) upon Flags' Directors, L.L.C. becoming the general partner of Fund II, Flags' Directors, L.L.C. and its members and managers, (iii) FD-II upon becoming the co-general partner of Flags II, and (iv) Knox (individually or as general partner of Fund) against any claims, damages, liabilities and expenses (including actual attorneys' fees, costs and charges) that any of them may incur or become subject to as a result of any inaccuracies in the representations and warranties of any of the SFEC Entities contained in this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement or any failure by any of the SFEC Entities to comply with any of its covenants or other obligations contained in this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement.

          (b)   Indemnification by Fund. Fund and Fund II will indemnify and
                -----------------------
hold harmless each of the SFEC Entities and, without duplication, the SFEC Affiliates, and the general and limited partners, members, managers, directors, officers and employees of each of them against any losses, claims, damages, liabilities and expenses (including actual attorneys' fees, costs and charges) that any of them may incur or become subject to as the result of any inaccuracies in the representations and warranties of Fund, Knox (individually or as general partner of Fund), Flags' Directors, L.L.C., or FD-II contained in this Agreement, any failure by Fund, Knox (individually, or as general partner of Fund), Flags' Directors, L.L.C., or FD-II to comply with their respective covenants or other obligations contained in this Agreement, the Flags II Limited Partnership Agreement or any other Related Agreement to which they are a party or any misstatement of material fact or omission to state a material fact required or necessary to be stated in the Consent Solicitation Statement of Fund or in the other materials to be submitted to Fund limited partners after the date of this Agreement in connection with the Fund Limited Partners' Approval (in each case other than any such material misstatements or omissions based on materials provided to Fund or its representatives or agents in writing by any SFEC Entity or SFEC Affiliate or any representative or of any of them).

          (c)   Indemnification Procedures.
                --------------------------

                (i) With respect to claims against a Person entitled to indemnification under any provision of this Agreement (for purposes of this Section 11.10(c), each, an "Indemnified Party"), the Indemnified Party will give prompt written notice to the party or parties to this Agreement obligated to provide such indemnification (for purposes of this Section 11.10(c), each, an "Indemnifying Party") of any claim for which such Indemnified Party seeks indemnification hereunder, but the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any indemnification obligation that it may have under any provision of this Agreement or any Related Agreement, except to the extent that it is damaged or prejudiced by such omission or delay, or from any other obligation it may have under this Agreement or any Related Agreement. The Indemnifying Party shall assume the defense of any claim, lawsuit or action (collectively an "action") for which the Indemnified Party seeks such indemnification hereunder, subject to the provisions stated herein, with counsel of national repute reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party that it has so assumed the defense thereof is received by the Indemnified Party in question, and so long as the Indemnifying Party performs its indemnification obligations, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred bythe Indemnified Party in connection with the defense of the action. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at such Indemnified Party's expense; provided that, the actual fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and any Indemnifying Party and (y) the Indemnified Party has reasonably concluded, based on advice of its counsel, that there may be one or more legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Indemnifying Party (in which event the Indemnifying Party shall not have the right to assume or, if applicable, continue the defense of such action on behalf of the Indemnified Party), it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is necessary or appropriate (plus, as applicable, local counsel). In addition to, and without limitation of, the Indemnifying Party's other indemnification obligations, the Indemnifying Party will pay monthly, upon receipt of itemized statements therefor, all actual fees, costs and charges of counsel and any experts incurred by an Indemnified Party which the Indemnified Party is entitled to have paid or reimbursed under this Section 11.10.

                (ii) No Indemnified Party shall settle any matter for which indemnification is being provided under Section 11.10 without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          11.11 Expenses. Whether or not the Closing occurs, and except as
                --------
otherwise provided herein, each of the parties hereto shall bear and pay all expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the transactions to occur on the Effective Date, provided that, no such expenses shall be charged to Flags II or, if EBITDA would be affected thereby, Fund II.

          11.12 Six Flags Over Texas Name. Fund II and Fund (to the extent its
                -------------------------
consent is required) each consents to the license by Fund II to Flags II of its rights, including the rights to use the name "Six Flags Over Texas," under the License Agreement, dated June 10, 1969, by and among Great Southwest Corporation and Fund.

          11.13 Section 754 Elections; Publicly Traded Partnership.
                --------------------------------------------------

          (a)   Fund. Fund has in effect an election under Section 754 of the
                ----
Code (a "Section 754 Election"). Fund will not revoke or apply to revoke its
Section 754 Election at any time during, the term of the Flags II Limited Partnership Agreement without the written consent of SFOT Acquisition II. Fund agrees that the basis and depreciation adjustments required pursuant to its
Section 754 Election will be provided by Flags II.

          (b)   Fund II. Fund II will make a Section 754 Election. Fund II will
                -------
not revoke or apply to revoke its Section 754 Election at any time during the term of the Flags II Limited Partnership Agreement without the written consent of SFOT Acquisition II. Fund II agrees that the basis and depreciation adjustments required pursuant to its Section 754 Election will be provided by Flags II.

          (c)   Publicly Traded Partnership. The parties to this Agreement will
                ---------------------------
use their reasonable best efforts to avoid any action that would cause Fund, Fund II or Flags II to be a "publicly traded partnership" within the meaning of the Code (or successor statute).

          11.14 List of Fund Limited Partners. Fund shall, within five Business
                -----------------------------
Days after the Effective Date, provide to SFEC a list of the names, addresses and unitholdings of the limited partners of Fund, which list shall not, without the prior written consent of Fund, be used by any SFEC Entity or SFEC Affiliate for any purpose other than to make the Tender Offer and consummate the Liquidity Puts.

          11.15 Certain Flags II Distributions in 1998. From and after January
                --------------------------------------
1, 1998 and until FD-II becomes the co-general partner of Flags II, no distributions will be made or declared by Flags II.

          11.16 EBITDA Arbitration Matters.
                --------------------------

          (a)   Matters Subject to Arbitration.
                ------------------------------

                (i) Except to the extent provided in Section 11.16(a)(iii), to the extent GAAP or the definition of EBITDA permits different judgments to be made in determining the amount of any item to be taken into account in the determination of EBITDA, the judgment will be made in accordance with past practice with respect to the Amusement Park prior to 1997 as reflected by a consistent pattern of material judgments" ("Past Accounting Practice") or, if there is no relevant Past Accounting Practice, relevant Past Accounting Practice is not determinable or GAAP as then in effect precludes the continued utilization of Past Accounting Practice, then such judgment will be made and finally determined for the purposes of calculating EBITDA as set forth below in this Section 11.16. As used in the phrase "consistent pattern of material judgments," the term "material" is intended to refer to judgments with respect to items that either (i) were of such size that their treatment would ordinarily be given significant consideration by financial management or independent accountants or (ii) even if not of such size, were given significant consideration by financial management or independent accountants. Notwithstanding the foregoing, Past Accounting Practices with respect to reserves, write-offs or other charges for inventory and receivables shall be the practices applied to such items by Flags II for 1998.

                (ii) Determinations as to (A) whether there is a Past Accounting Practice with respect to a particular item, (B) if so, what that Past Accounting Practice is, (C) whether GAAP precludes the continued utilization of such Past Accounting Practice and (D) all judgments referred to in Section 11.16(a)(1) are referred to in this Section 11.16 as "Arbitrable Judgments." By way of example, the types of judgments with respect to which this Section 11.16 shall apply include, without limitation, with respect to recognition of revenue or income or otherwise in respect of revenue or income, including the amount of reserves (whether in respect of new reserves, adding to existing reserves or reducing previously incurred reserves) and whether any expenditures are for maintenance or are capital expenditures.

                (iii) Without regard to Past Accounting Practice, (x) expenditures that satisfy the requirement for minimum capital expenditures under the Flags II Limited Partnership Agreement or that are financed with "Capital Improvement Loans" (as defined in the Flags II Limited Partnership Agreement) will be deemed capital expenditures; and (y) expenditures for the purchase and installation of Mr. Freeze or for the purchase of land, will be deemed capital expenditures.

                (iv) The allocation to Flags II of expenses attributable to Permitted Team Texas Arrangements.

          (b)   Initial Judgments. Flags II, at the reasonable direction of SFOT
                -----------------
II, will make the initial determinations with respect to the Arbitrable Judgments and, for the purpose of calculating EBITDA, such initial determinations shall be used, subject to the arbitration and other procedures provided for in this Section 11.16.

          (c)   Notification. Concurrently with the delivery of the annual
                ------------
financial statements delivered pursuant to Section 11.8(a)(i)(A), SFOT II will provide to Fund II written notice (x) stating that in determining EBITDA all judgments made as to whether an expenditure was for maintenance or a capital expenditure (except as otherwise required by Section 11.16(a)(iii)) have been made in accordance with Past Accounting Practice or, if they have not, identifying with reasonable specificity which judgments have not so been made and the amount involved in each such judgment, (y) identifying non-cash writedowns and charges and (z) identifying new reserves and additions to and subtractions from existing reserves.

          (d)   Initial Fund II Investigation. Within 15 days after the
                -----------------------------
notification referred to in Section 11.16(c) is given or, if earlier, required to be given, Flags II and SFOT II will provide copies to Fund II and Fund in Dallas, Texas, of all documents required to be provided pursuant to Section 11.8(a)(iv). Flags II and SFOT II will also give Fund II and Fund full and prompt access to any other documents requested by it reflecting or relating to the Arbitrable Judgments. The inspection and information access rights provided for in this Section 11.16 are in addition to any other inspection or access rights provided for in this Agreement or the Related Agreements or by applicable law. Flags II, SFOT II, SFOT Employee and/or their respective representatives will, upon request by Fund and at a mutually convenient time during or after this initial inspection period, meet with Fund or its representative to explain and answer questions about the Arbitrable Judgments.

          (e)   Initial Dispute Notification and Resolution Discussions. If Fund
                -------------------------------------------------------
II disputes any one or more Arbitrable Judgments (including as to whether such Arbitrable Judgment was made in accordance with Past Accounting Practice), it will give written notice of such dispute to SFOT II by June 30 of each year (provided that, the failure to give this notice timely shall not give rise to
 -------- ----
any remedy). Fund II and SFOT II, or their representatives, will meet, in Dallas, Texas, and at a mutually convenient time within 15 Business Days thereafter and attempt to resolve the Arbitrable Judgments that are disputed by Fund II. If Fund II does not give notice that it challenges any Arbitrable Judgment made with respect to a year and reflected in the financial statements for such year provided pursuant to Section 11.8(a)(1)(A), in the next year or the following year then -- unless (i) Fund II has not been provided with the documents required to be provided pursuant to Section 11.16(d) within ten Business Days following written notice by Fund II to SFOT II, Flags II and SFEC or SFTP that such documents have not been received by it within the time period provided in Section 11.16(d), (ii) Fund II has neither been provided with originals or copies of other documents requested by it reflecting or relating to the Arbitrable Judgment nor been given full and prompt access to such other documents, (iii) the Arbitrable Judgment was required by clauses (y) or (z) of
Section 11.16(c) to be but was not reflected in the notice given pursuant to
Section 11.16(c), (iv) the Arbitrable Judgment was concealed, (v) Fund II has not been timely provided with the financial statements, other information and notice required by Section 11.8(a)(1)(A)-(F), or (vi) the financial statements referred to in Section 11.16(a)(i)(A) do not fairly present the information set forth therein in accordance with GAAP, in the case of each of clauses (i) through (vi) to the extent such documents or financial statements are relevant to the determination -- Fund II will lose its right to thereafter challenge the Arbitrable Judgment. The time period in which a challenge must be made with respect to the EBITDA calculation for any year is called the "Procedure Period" for such year.

          (f)   Selection of Independent Accountant for Arbitration. If any
                ---------------------------------------------------
Arbitrable Judgment items have not been resolved pursuant to Section 11.16(e) within the time frame referred to therein (as it may be extended by mutual agreement of Fund II and SFOT II), at the request of either Fund II or SFOT II the matter will be finally resolved by (i) a Big Six independent accounting firm, that does not perform services for Fund II, Fund, Flags II, any SFEC Entity or any SFEC Affiliate, mutually selected by Fund II and SFOT II or (ii) if there is no such Big Six independent accounting firm or no such selection is made within ten Business Days of a request by Fund II or SFOT II, by such a Big Six independent accounting firm, if any, or, if none, an independent certified public accounting firm of national repute that does not perform services for Fund II, Fund, Flags II, any SFEC Entity or any SFEC Affiliate that is selected jointly by the then principal independent accountants for Fund II and SFOT II. The independent accounting firm so selected is referred to below as the "Accounting Arbitrator."

          (g)   Arbitration. As to each Arbitrable Judgment that has not been
                -----------
resolved pursuant to Section 11.16(e) and in recognition of the fact that different determinations and judgments are appropriate under GAAP and that SFOT II and its affiliates, on the one hand, and Fund (which will at the time be the 99% owner of Fund II), Fund II, and Fund's limited partners (other than SFOT Acquisition I and SFOT Acquisition II), on the other, may have different interests because of the impact of such determinations and judgments on EBITDA (and, therefore, on the Per Unit Tender Offer Price and the Put Price), (x) the Accounting Arbitrator will decide whether the Initial determination referred to in Section 11.16(b) with respect to such Arbitrable Judgment was made consistent with Past Accounting Practice and, if not, will make the current determination using Past Accounting Practice or (y) if there is no Past Accounting Practice, if Past Accounting Practice is not determinable or if GAAP as then in effect precludes the continued utilization of Past Accounting Practice, the Accounting Arbitrator will make the determination or judgment (including, if applicable, the amount to be used) using solely its own judgment (based on the relevant facts and circumstances known or that should have been known existing on the date of the report of the independent auditors on the audited financial statements for the year in which such Arbitrable Judgment was made), in each such case even if such initial determination was permissible under GAAP, provided that, the Accounting Arbitrator is to make a determination that is permissible under GAAP. Fund II, Fund and SFOT II shall be entitled to provide whatever written documentation they desire to the Accounting Arbitrator (but, as to documentation used in making such initial determination or existing at the end of the year in which the judgment was made, only if such documentation was provided or made available by SFOT II or SFOT Employee to Fund II not later than 15 Business Days prior to commencement of the arbitration and by Fund II to SFOT II not later than 15 Business Days prior to commencement of the arbitration). Fund II, Flags II, SFOT II and SFOT Employee will provide to the Accounting Arbitrator any other information the Accounting Arbitrator may reasonably request; and, if requested by the Accounting Arbitrator, Fund II, Flags II, SFOT II, SFOT Employee and their representatives will make oral presentations and/or make their employees and the employees of Flags II and SFOT Employee available to be interviewed by the Accounting Arbitrator, in such manner as it may determine. The decision of the Accounting Arbitrator, including as to the meaning and enforceability of this Section 11.16, will be communicated by the Accounting Arbitrator to Fund II and SFOT II in writing and will be final and unappealable, and judgment thereon may be entered by any court of competent jurisdiction. Provisions forthe adjustment of EBITDA based on the decision of the Accounting Arbitrator are contained in Section 11.7(c).

          (h)   Fees and Expenses. Fund II and Flags II will each pay its own
                -----------------
costs in connection with the notification, investigation and initial dispute notification and resolution procedures set forth in this Section 11.16 and any costs and expenses of Flags II will be deemed expenses for the purposes of determining EBITDA. After such time as any party initiates an arbitration procedure under Section 11.16(g), each party will pay its own costs in connection with such arbitration procedure, including without limitation, the fees and expenses of the Accounting Arbitrator, provided that, any costs that would be expenses of Flags II shall be borne entirely by SFOT II and will not be expenses for the purpose of determining, and will not reduce, EBITDA or cash flow of Flags II in any period.

          (i)   Management Fee Adjustment. To the extent that Flags II engages
                -------------------------
in a very high volume/low margin or very high margin/low volume activity (compared to an amusement park), which is not typical for amusement park operations at the Amusement Park at the date of this Agreement (such as, by way of illustration of a high volume/low margin activity, but not of limitation, gaming or supermarket operations), then either SFOT II or Fund II may demand that the deduction from net income or loss set forth in clause (v) of paragraph
(B) of the definition of "EBITDA" in respect of the Management Fee (the "Management Fee EBITDA Deduction") be adjusted so that the Management Fee EBITDA Deduction will not unfairly overstate or unfairly understate the Management Fees to be used in calculating EBITDA. If SFOT II and Fund II cannot agree on such adjustment, then the adjustment shall be determined by the Accounting Arbitrator using its own judgment in accordance with Section 11.16(g). This Section 11.16(i) deals only with the Management Fee EBITDA Deduction as it relates to the calculation of EBITDA and shall not affect the actual Management Fee or Priority Management Fee Distributions to which SFOT II is entitled under the Flags II Limited Partnership Agreement.

          (j)   Affiliate Transactions. Whether there has been compliance with
                ----------------------
the requirements of Section 11.7(a) is not an Arbitrable Judgment.

          11.17 EBITDA Adjustment for Personal Injury Claims.
                --------------------------------------------

          (a)   Generally. In calculating EBITDA for each year there will be
                ---------
deducted in that year an amount (the "Deemed Insurance Amount") equal to the average of the amounts paid by Flags II and, with respect to park personnel, including Park Employees, SFOT Employee in the then prior three years to third parties for the investigation, defense and settlement of personal injury claims and workers' compensation claims (in each case other than Uninsured Major Injury Claims) and payment of damages and other amounts for personal injury claims and workers' compensation claims (in each case other than Uninsured Major Injury Claims). In determining such average, amounts paid for self insurance shall not be averaged or otherwise considered, but amounts paid by any self-insurance "pool" to unaffiliated third parties on behalf of Flags II or SFOT Employee, as the case may be, shall be included in such average. As used in this Agreement, the term "park personnel" means individuals who work at or for the Amusement Park, to the extent they work at or for the Amusement Park.

          (b)   Uninsured Major Injury Claims. With respect to Uninsured Major
                -----------------------------
Injury Claims occurring on or after January 1, 1998, EBITDA shall be adjusted by a reserve, which reserve (and additions to and reductions from such reserve) shall be determined, in the first instance, by Flags II, subject to adjustment as provided in Section 11.16.

          (c)   Definition. "Uninsured Major Injury Claims" means the uninsured
                ----------
(except by self insurance) portion of claims (including the portion for which third-party insurance is provided, but for which an SFEC Entity indemnifies such insurer against loss) or, based on actual occurrences, anticipated claims for personal injuries (Including workers' compensation claims) that are major, unusual and/or extraordinary. Examples of such major, unusual and/or extraordinary matters are death, injury resulting in significant paralysis or similar massive physical injury or injuries to numerous people resulting from a significant ride accident or a fire.

          11.18 Other SFEC Entities That May Own Units. Notwithstanding anything
                --------------------------------------
to the contrary contained herein, the obligations of SFOT Acquisition I and SFOT Acquisition II to effect the Tender Offer and the purchase of Units pursuant to the Liquidity Puts under this Agreement and the Related Agreements may at the election of SFEC be assigned to not more than two additional SFEC Affiliates, provided that, all of the conditions set forth hereinafter are satisfied on a timely basis: (1) SFEC gives notice to Fund II and Fund of its election to exercise the right provided herein not later than 30 days prior to the date of such assignment, (ii) the assignee is and will be a single purpose entity, a Delaware corporation, a limited partnership or a limited liability company, and a wholly-owned, direct or indirect, subsidiary of SFEC, Time Warner Inc. or Time Warner Entertainment Company, L.P.; (iii) the intended assignee executes contemporaneously with the assignment (x) an agreement pursuant to which it expressly agrees to be bound by the provisions of the Overall Agreement as if it were a signatory party thereto, and (y) a form of a Guarantee identical to the Guarantees executed by SFOT Acquisition I and SFOT Acquisition II (other than the name); (iv) each Guarantor executes an agreement reconfirming its Guarantees and, furthermore, guaranteeing under the Overall Agreement and the Related Agreement in similar fashion the obligations of the intended assignee, (v) at no time will the number of such subsidiaries that own Units exceed four; (vi) each SFEC Entity will execute or deliver such other documents, including opinions of counsel, as Fund may reasonably request, and (vii) the introduction of other SFEC Entities pursuant hereto shall never in any way diminish the financial interests or adversely impact or reduce, impair or limit the legal interests of Fund or the Limited Partners under the Overall Agreement or the Related Agreements.

          11.19 Negative Pledge Covenants. The SFEC Entities will not take, and
                -------------------------
will use their best efforts to cause the SFEC Affiliates not to take, any action the result of which would be to (i) cause the term of the Bank Credit Agreement Negative Pledge Covenant to continue after the expiration of the term or earlier termination of the Indenture Negative Pledge Covenant, (ii) to cause the term of the Indenture to be extended beyond the termination date of the Indenture as in effect on the date the Indenture was initially entered into without the Indenture Negative Pledge Covenant being released with respect to Units held from time to time by SFOT Acquisition I or (iii) permit to exist any other agreement covenant that would preclude the granting, attachment, perfection or first priority of the security interests in such Units provided for in the SFOT Acquisition I and SFOT Acquisition II Guarantee (other than such a covenant contained in SFTP's senior credit facility from time to time, provided that, such covenant is not more restrictive than the Bank, Credit Negative Pledge Covenant and does not extend beyond the term of the Indenture).

                                  ARTICLE XII

                          EMPLOYEE AND RELATED MATTERS

          12.1  Continuation of Employment.
                --------------------------

          (a) Offers of Employment. The SFEC Entities shall cause SFOT Employee to, and SFOT Employee shall, offer employment to all individuals located in Texas who are employed by Flags II (or to the extent legally permissible, by SFOT II and its affiliates (other than Flags II)) at the Amusement Park as permanent, full-time employees who work at the Amusement Park on the Effective Date, on substantially the same terms and conditions to which such employees were subject immediately prior to that date, subject to the provisions of this Article XII. All such employees who accept such offer or who are later employed by SFOT Employee and whose work for SFOT Employee is, except as permitted by the last sentence of Section 11.7(a)(i), solely work at or for the Amusement Park are referred to in the Agreement as "Park Employees." SFOT Employee may transfer employees to the employ of another SFEC Park or any SFEC Affiliate, effective at any time prior to December 31, 2024 and, if the Net Worth Standard is then met and the End-of-Term Option has then been exercised, at any time thereafter, provided that the president or general manager, the chief financial officer and chief maintenance officer of the Amusement Park or, if the applicable, Flags II or SFOT Employee shall not be so transferred, at any time after December 31, 2022, unless the End-of-Term Option has then been exercised and the Net Worth Standard is then met. No individual whose employment could not then be transferred to another SFEC Park or any SFEC Affiliate pursuant to this Section 12.1 (a) shall, if that individual ceases for any reason to be employed by SFOT Employee or Flags II or, after December 31, 2027, then remains employed by SFOT Employee or Flags II be employed by an SFEC Entity, SFEC Affiliate or SFEC Park for the two years, or such shorter period as may be required by applicable law, after such employment ceases (or, if applicable, for two years or such shorter period as may be required by applicable law after December 31, 2027), unless the End-of-Term Option has then been exercised and the Net Worth Standard is then met. Nothing in this Agreement shall limit the right of SFOT Employee to terminate the employment of any individual in its sole discretion. Effective immediately prior to the Effective Date, all employees of Flags II who do not accept such employment (and thereby terminate their employment with Flags II) shall be terminated by Flags II and, without limiting its other obligations under this Agreement and the Related Agreements, SFOT II shall cause Flags II to discharge in full all liability, if any, Flags II may have to all Persons who are employees of Flags II at any time prior to Effective Date, including any liability that may exist by virtue of such termination.

          (b)   WARN Act and Other Matters. While the parties do not believe the
                --------------------------
Worker Adjustment and Retraining Notification Act ("WARN Act") applies, if it does, SFOT Employee (but not Flags II) shall be fully responsible for any liability arising under the WARN Act in connection with the transactions provided for in this Agreement and the Flags II Limited Partnership Agreement.

          12.2  Benefit Responsibilities. During the term of the Flags II
                ------------------------
Limited Partnership Agreement, SFOT Employee shall cause to be provided benefits to Park Employees which are substantially comparable in the aggregate to the benefits provided to similarly situated employees of SFEC Parks. Notwithstanding any provision herein to the contrary, nothing in this Agreement shall be construed to limit the right of any SFEC Entity or SFEC Affiliate to amend or terminate any employee benefit plan, practice or arrangement covering Park Employees at any time after the Effective Date. In connection with such benefits, SFOT Employee shall cause to be recognized all service performed by Park Employees under the existing welfare and benefit plans prior to the Effective Date for all purposes under such plans including, but not limited to, eligibility, vesting, benefit accrual, retirement subsidies, benefit commencement, and shall waive all preexisting condition exclusions not applicable prior to the Effective Date under any health insurance plans.
For purposes of this Article XII, "comparable" shall mean benefits that are substantially similar in type, scope, eligibility requirements and employee cost sharing.

          12.3  Continuation of Health Coverage Through Closing Date. SFOT
                ----------------------------------------------------
Employee will cause to be continued the coverage of Park Employees under existing group health benefit plans or plans which are substantially comparable in the aggregate to the group health benefit plans provided to similarly situated employees of Flags II up to the Effective Date and to cause to be reimbursed covered Park Employees for eligible health care and other eligible welfare expenses and services incurred up to the Effective Date in accordance with the terms of such plans. For purposes of the foregoing, an expense or service is deemed to be incurred when the medical services are performed or, with respect to welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

          12.4  Modifications. The employment status of each person currently
                -------------
employed by Flags II shall not be changed prior to the Effective Date in a manner that would promise employment for any specified term of employment.

          12.5  Park Employees. The Park Employees will work at the Amusement
                --------------
Park as if they were employed by the Amusement Park and Flags II will reimburse SFOT Employee for the cost thereof to the extent permitted by Section 11.7(a)(i).

          12.6  End of Term. If SFOT Acquisition II does not exercise the
                -----------
End-of-Term Option, SFOT Employee shall use its best efforts to cause the employment of all Park Employees involved in the day-to-day management and operation of the Amusement Park (i) to be continued if the alternative set forth in Section 7.5(b) is elected or (ii) at the election of Fund II, to be transferred to Fund II or to any purchaser or manager of the Amusement Park selected pursuant to Section 7.5(c) upon completion of the sale of the Amusement Park or effectiveness of a management agreement contemplated by such Section 7.5(c). In any event, SFOT Employee will cooperate fully to ensure an orderly transition.

          12.7  Sale at End-of-Term. If the End-of-Term Option is not exercised
                -------------------
or SFOT II is removed as the managing general partner of Flags II, at the option of Fund, SFOT II will sell on December 31, 2027 to Flags II, for cash in the amount of $100, all of the then-outstanding capital stock of SFOT Employee.

          12.8  ERISA. If SFOT Employee is a member of a group under common
                -----
control or treated as a single employer under Section 414 of the Code, and there is a continuation or transfer of employment pursuant to Section 12.6 or a transfer of the stock of SFOT Employee pursuant to Section 11.7, the SFEC

Entities will Jointly and severally indemnify and hold harmless the employer or purchaser of the stock against all liabilities, costs and expenses imposed on or incurred by the employer or purchaser, under Title IV of the Employee Retirement Income Security Act of 1974, as amended (or successor statute), arising at any time by reason of such continuation or transfer of employment or transfer of stock, as the case may be, by reason of SFOT Employee's membership in such group of employers, but not including any such liabilities, costs or expenses directly attributable to SFOT Employee.

          12.9  No Termination; No Third Party Rights. The parties hereto agree
                -------------------------------------
that, subject to the effect of Section 12.1 (a), none of the transactions contemplated by this Agreement, the Flags II Limited Partnership Agreement or any of the other Related Agreements shall be construed to constitute a termination of employment of any Person employed by Flags II including, without limitation, any Park Employee. Nothing herein express or implied shall confer upon any employee or former employee of Flags II, or the beneficiary or legal representative thereof, any right whatsoever under this Agreement, the Flags II Limited Partnership Agreement or any of the other Related Agreements, including, without limitation, any right to continued employment or benefits.

                                  ARTICLE XIII

                          EXECUTION OF THIS AGREEMENT;
                       THE CLOSING AND CLOSING DELIVERIES

          13.1  Execution and Delivery of this Agreement. Concurrently with the
                ----------------------------------------
execution and delivery, of this Agreement, the following documents shall be executed by and delivered to the party or parties indicated:

          (a)   TWE and TW Guarantee. The TWE and TWX Guarantee will be executed
                --------------------
and delivered by TWE, TWX, Fund, Fund II and Flags' Directors, L.L.C., but its effectiveness shall be conditioned upon the Effective Date having occurred.

          (b)   Fairness Opinion. Fund shall receive from Allen & Company its
                ----------------
opinion to the effect that, as of the date of such opinion, the aggregate financial consideration to be received by Fund and its limited partners pursuant to this Agreement and the Related Agreements, taken as a whole, is fair to the limited partners of Fund.

          13.2  The Closing. The closing under this Agreement and the Related
                -----------
Agreements (the "Closing") will occur on the Effective Date.

          13.3  Conditions to the Obligations of the Parties.
                --------------------------------------------

          (a)   Fund Limited Partners' Approval. The obligations of each of the
                -------------------------------
parties to this Agreement and the Related Agreements and TWE and TWX under the TWE and TWX Guarantee are subject to the condition that the Fund Limited Partners' Approval shall have been obtained not later than December 30, 1997.

          (b)   No Prohibition. The obligations of each of the parties shall be
                --------------
subject to the condition that no federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued or promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect and which has the effect of making illegal or otherwise prohibiting the consummation of the transactions provided for in this Agreement or the Related Agreements.

          (c) Conditions to Obligations of Fund. The obligations of Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.C.C., and FD-II on the Effective Date shall be subject to the (i) delivery to Fund of the opinion of Paul, Weiss, Rifkind, Wharton & Garrison substantially in the form of Exhibit 13.3(c)(i), (ii) delivery to Fund of the opinion of Fulbright & Jaworski, or another Texas law firm satisfactory to Fund in its reasonable judgment, substantially in the form of Exhibit 13.3(c)(i), relative to the legal, valid and binding nature of the Flags II Limited Partnership Agreement and its enforceability against each of the parties thereto in accordance with its terms, (iii) the representations and warranties made by each of the SFEC Entities being true and correct as of the Effective Date, as if made on and as of the Effective Date (except to the extent specifically made as of an earlier date), each of the covenants of each of the SFEC Entities to be complied with prior to the Effective Date having been complied with, and each of the SFEC Entities having delivered a certificate signed by an officer of each of them confirming the foregoing and (iv) the delivery to Fund, within 5 days following the date hereof, of the tax opinion of Jones, Day, Reavis & Pogue.

          (d)   Conditions to the Obligations of the SFEC Entities. The
                --------------------------------------------------
obligations of the SFEC Entities and the obligations of TWE and TWX under the TWE and TWX Guarantee on the Effective Date shall be subject to (i) delivery to the SFEC Entities of the opinion of Jones, Day, Reavis & Pogue substantially in the form of Exhibit 13.3(d), (ii) delivery to the SFEC Entities of a certificate of Fund to the effect that the Fund Limited Partners' Approval has been obtained and (iii) the representations and warranties made by Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C., and FD-II being true and correct as of the Effective Date, as if made on and as of the Effective Date (except to the extent specifically made as of an earlier date), each of the covenants of Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C., and FD-II to be complied with prior to the Effective Date having been complied with, and Fund, Knox (solely in his capacity as general partner of Fund), Flags' Directors, L.L.C., and FD-II having delivered a certificate signed by a general partner, trustee, officer or managing member of each of them confirming the foregoing.

          13.4  Effective Date Deliveries.  The following additional documents
                -------------------------
shall be executed by and delivered to the party or parties indicated on the Effective Date:

          (a)   Related Agreements.  The following Related Agreements and other
                ------------------
agreements shall be executed by and delivered to each of the parties thereto:

                (i) the Second Amended and Restated Fund Limited Partnership Agreement;

                (ii)    the SFOT Acquisition I and SFOT Acquisition II
Guarantee;

                (iii)   the SFTP and SFEC Guarantee;

                (iv)    the Flags II Limited Partnership Agreement;

                (v)     the TWE and TWX Guarantee;

                (vi)    the Fund II Limited Partnership Agreement;

                (vii)   the Land Deed;

                (viii)  the Lease;

                (ix) the Release of Claims by Knox, Fund, Flags II, Flags Directors' L.L.C. and certain Affiliates; and

                (x) the Release of Claims by SFEC Entities and SFEC Affiliates.


          13.5  Solicitation of Fund Limited Partners' Approval; Termination
                ------------------------------------------------------------
Fee. As soon as practicable after the date of this Agreement, Fund shall solicit
---
from its limited partners pursuant to a Consent Solicitation Statement the Fund Limited Partners' Approval. Knox (as general partner of Fund) shall recommend that the limited partners of Fund approve this Agreement and, subject to his fiduciary duties, will not withdraw such recommendation prior to the completion of the vote of the limited partners of Fund. Fund shall mail separately to the Fund Limited Partners a timely request for a non-binding indication of each limited partner's intention with respect to whether and to what extent such limited partner will participate in the Tender Offer. The obligations of each of the parties to this Agreement and the Related Agreements and TWE and TWX under the TWE and TWX Guarantee are subject to the condition that the Fund Limited Partners' Approval shall have been obtained not later than December 30, 1997. Knox shall notify SFEC in writing promptly following the date on which the Fund Limited Partners' Approval shall have been obtained. In the event that the Fund Limited Partners' Approval shall not have been obtained by December 30, 1997, this Agreement shall be deemed to have terminated. If following termination of this Agreement, the Fund limited partners approve a transaction with a third party pursuant to an agreement entered into within 18 months following such termination, Fund will pay to SFEC in cash (without set-off or deduction of any kind whatsoever) immediately after such action by the Fund Limited Partners a "termination" fee of $15 million, plus actual out-of-pocket expenses incurred in connection with this Agreement, as liquidated damages and in complete discharge of all the obligations of Fund, Flags' Directors, L.L.C., FD-II, Knox and the Fund limited partners hereunder (provided that such fee shall be in addition to any other remedies available to SFEC in respect of any breach by Knox, Fund or the respective Affiliates of their obligations under this Section 13.5).

                                  ARTICLE XIV

                               GENERAL PROVISIONS

          14.1  Applicable Law. This Agreement shall be governed by and
                --------------
construed under the internal laws of the State of New York in accordance with and as is specifically provided for in Section 5-1401 of the General Obligations Law of New York, and not the laws otherwise pertaining to choice or conflict of law of the State of New York.

          14.2 Forum. Except as otherwise provided in Sections 11.7(d), 11.7(f)
               -----
and 11.1 5(g) unless jurisdiction or venue is not available in one of the forums specified below, the sole forums for resolving disputes under this Agreement, the Flags II Limited Partnership Agreement, the Second Amended and Restated Fund Limited Partnership Agreement, the Fund II Limited Partnership Agreement, the Lease, and the Related Agreements will be trial level federal, Texas and New York state courts located in Dallas, Texas, or New York, New York and relevant appellate courts. Each of the parties agrees to the jurisdiction of and venue in such courts and not to assert forum non conveniens or a similar doctrine in
                              ----- --- ----------
opposition to the forum selection made in this Section 14.2. Service may be made at the addresses to which notices are to be given, as provided in Section 14.4.

          14.3  Injunction. In addition to any remedies at law that may be
                ----------
available, the parties shall be entitled to equitable remedies, including injunction and specific performance, for breaches or prospective breaches of this Agreement, the Flags II Limited Partnership Agreement, the Lease, and the other Related Agreements. Each of the parties hereby waives any right that it may have to request or require that any other party post any bond with respect to any injunctive action, provided that, this sentence will not apply to any action brought to enjoin (i) a payment or distribution to Fund II or the limited partners of Fund of or in respect of any Minimum Amount or Base Rent or (ii) the pledgeholder under the SFOT Acquisition I and SFOT Acquisition II Guarantee from delivering the Units it holds and the "stock powers" held by it to or as directed by Fund, provided that, if the party seeking the injunction prevails on the merits, so that the payment, distribution or delivery should not have been made, Fund will reimburse such party for the cost of the bond.

          14.4  Notices.

          (a)   Notices in General. All notices, requests, demands and other
                ------------------
communications under or pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or, if mailed, two days after being mailed by certified or registered mail, postage prepaid, return receipt requested (if given both to the party listed below and to its counsel by such mail and, in addition, also by facsimile transmission), or, if by facsimile, upon receipt of a transmittal confirmation, to the parties at the following addresses or facsimile numbers, or such other address or facsimile number as a party may designate for itself by written notice to the other parties:

         If to Fund, Knox, Flags' Directors L.L.C. or FD-II:

                  Six Flags Over Texas Fund, Ltd.
                  c/o Mr. Jack D.  Knox
                  Crescent Court, Suite 1630
                  Dallas, Texas 75201
                  Fax:     (214) 855-8808
                  Phone:   (214) 855-8801

         with copies to its designated counsel, currently:

                  Jones, Day, Reavis & Pogue
                  2001 Ross Avenue, Suite 2300
                  Dallas, Texas 75201
                  Attention:  Richard A. Freling, Esq.
                  Fax:     (214) 969-5100
                  Phone:   (214) 969-4835
                  and

                  Haynes and Boone, L.L.P.
                  901 Main Street, Suite 3100
                  Dallas, Texas 75202
                  Attention:  C. Ted Raines, Esq.
                  Fax:     (214) 651-5940
                  Phone:   (214) 651-5536

         If to SFOT II, SFOT Acquisition I, SFOT Acquisition II, SFOT Employee, SFTP or SFEC:

                  c/o Six Flags Entertainment Corporation
                  400 Interpace Parkway
                  Bldg. C -Third Floor
                  Parsippany, New Jersey 07054
                  Attention:  Chief Executive Officer
                  Attention:  General Counsel
                  Fax:     (201) 402-7741
                  Phone:   (201) 402-8100

         with copies to its designated counsel, currently:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Robert B. Schumer, Esq.
                  Fax:     (212) 757-3990
                  Phone:   (212) 373-3097

                  and also to:

                  Boston Ventures Management, Inc.
                  21 Custom House Street, 10th Floor
                  Boston, Massachusetts  02110
                  Attention:  Ms. Martha H.W. Crownshield
                  Fax:     (617) 737-3709
                  Phone:   (617) 737-3706

                  Warner Bros.
                  4000 Warner Blvd.
                  Burbank, California  91522
                  Attention:  General Counsel
                  Fax:     (818) 954-3563
                  Phone:   (818) 954-3591.

             (b)  Notices to Unitholders. Whenever notice, request, demand or
                  ----------------------
other communication is required to be given by any of the SFEC Entities to the Unitholders under this Agreement or any Related Agreement, such notice shall be in writing and shall be deemed given if delivered personally or, if mailed, two days after being mailed by certified or registered mail, postage pre-paid, return receipt requested or, if by facsimile, upon receipt of transmittal confirmation, to each Unitholder at the address of such Unitholder set forth in Fund's records, and, in addition, at any other address specified in writing to Fund by any Unitholder for himself, herself or itself in each case as from time to time provided to SFOT II by Fund.

          14.5  Counterparts. This Agreement and the Related Agreements may be
                ------------
executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute one and the same document. Faxed signatures of this Agreement or the Related Agreements shall be binding for all purposes. 14.6 Entire Agreement. This Agreement, the Exhibits hereto and the Related Agreements contain the entire agreement between the parties hereto with respect to the transactions provided for herein and therein and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings relating thereto.

          14.7  Modifications, Amendments and Waivers. At any time prior to the
                -------------------------------------
Closing the parties may, but only in writing, amend, supplement or waive any of the provisions of this Agreement and any such amendment, supplement or waiver shall be effective against any party hereto that has executed such document.

          14.8  Interpretation. The headings contained in this Agreement and the
                --------------
Related Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Related Agreements. The parties agree that each party and its counsel have reviewed and revised this Agreement and the Related Agreements

          14.9  Severability; Invalidity of Particular Provisions. If any term
                -------------------------------------------------
of this Agreement or the Related Agreements or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the Related Agreements, or the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each other term and provision of this Agreement and the Related Agreements shall be valid and enforceable to the fullest extent permitted by law.

          14.10  Waiver. No party will be deemed to have waived any covenant,
                 ------
obligation or performance of any other party or any condition under this Agreement or the Related Agreements except to the extent (if any) such waiver is expressly set out in a writing signed by such party and addressed to the other party. One or more waivers of any matter by any party shall not be construed as a waiver of any subsequent breach or default of the same or any other matter. The consent or approval by any party of any act by any other party shall not be construed to waive or render unnecessary the first party's consent or approval of any future similar act, whether or not similar.

          14.11  Third-Party Beneficiaries. The limited partners of Fund from
                 -------------------------
time to time, other than SFOT Acquisition I and SFOT Acquisition II, and the Persons entitled to indemnification pursuant to Section 11.10 are third-party beneficiaries of this Agreement. There are no other third-party beneficiaries of this Agreement.

          14.12  Successors. This Agreement shall be binding upon and inure to
                 ----------
the benefit of permitted successors and assignees and be binding upon all successor and assignees (in each case however such succession or assignment is accomplished, including, without limitation, by assignment, merger, reverse merger, consolidation, sale of securities or assets, conversion, bequeath, operation of law or, without limitation, otherwise) of the parties hereto and third-party beneficiaries hereof.

          14.13  No Offset; Interest. Except as otherwise specifically provided
                 -------------------
in this Agreement, the Second Amended and Restated Fund Limited Partnership Agreement or the Fund II Limited Partnership Agreement, no party to this Agreement may offset against amounts it is to pay to any other party under this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement any amounts such party claims are owed to it. If any amount is not paid when due under this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement, such amount will bear interest at Prime or at the Default Rate, as provided herein or in the Related Agreements.

          14.14  Further Assurances. Each of the parties hereto will, upon
                 ------------------
receipt of a reasonable request that it do so, execute and deliver such further documents as are reasonably necessary, to effect the transactions contemplated by this Agreement, the Flags II Limited Partnership Agreement and the Lease. In particular, and without limiting the generality of the foregoing, the parties hereto acknowledge that at the request of SFEC, Fund and Flags' Directors, L.L.C. have agreed to certain changes in the structure and format of the transactions described in this Overall Agreement, and in various of the Related Agreements, in order to accommodate the SFEC Entities. Consequently, SFEC and each of its Affiliates that is a party to this Overall Agreement or any of the Guarantees agrees, upon the request of Fund no later than five Business Days prior to the Effective Date, to make such amendments, modifications or changes to the Overall Agreement and the Related Agreements or make other contractual arrangements as may be necessary to assure that Fund and the Limited Partners of Fund enjoy, without diminution or disadvantage, the full benefits (economic, legal and from a tax standpoint) that they would have enjoyed had the structure and format originally contemplated among the parties been implemented in this Overall Agreement and Related Agreements.

          14.15  Non-Binding Effect of Recitals. The parties agree that, except
                 ------------------------------
for the terms defined therein and the description of the general ownership relationship of the parties to each other, the Recitals set forth in this Agreement are for reference purposes only and, except with respect to those defined terms and descriptions, shall not have any binding effect or affect in any way the meaning or interpretation of this Agreement or the Related Agreements.

          14.16  Payments. Payments required by this Agreement and the Related
                 --------
Agreements shall be made in the lawful currency of the United States of America.

          14.17  Factors to be Considered in Determining Reasonableness of
                 ---------------------------------------------------------
Withheld Consent. A party being asked to give consent will not be deemed to have
----------------
unreasonably withheld consent by virtue of that party requiring any one or more of the following as a condition of giving its consent: (i) the rights of such party and any of its owners not being subject to material reduction, or to any reduction (whether or not material) for which such party is not fully reimbursed, including, without limitation, by virtue of a new or extended preference or fraudulent conveyance period under any applicable bankruptcy, insolvency, moratorium or similar law, (ii) each Guarantor under each Guarantee consenting to the matter and agreeing, in a writing reasonably satisfactory in form and substance to the consenting party, that its Guarantee is not affected thereby and (iii) the reasonable out-of-pocket costs of the consenting party incurred with prior notice in connection with the request to give consent being paid by the party(ies) requesting consent, whether or not consent is given.

         Each of the parties has signed this Overall Agreement as of the date first written above, thereby becoming a party to and bound by this Overall Agreement.



SIX FLAGS OVER TEXAS FUND, LTD.          TEXAS FLAGS, LTD.

                                         By:      Six Flags Over Texas, Inc.
                                                  General Partner


By:                                      By:
   -----------------------------------      -----------------------------------
      Jack D. Knox, General Partner               Larry D. Bouts
                                                  Chief Executive Officer


FLAGS' DIRECTOR, L.L.C.                  SFOT EMPLOYEE, INC.


By:                                      By:
   -----------------------------------      ------------------------------------
      Jack D. Knox                                Larry D. Bouts
      Manager                                     Chief Executive Officer


FD-II, L.L.C.                            SFOT ACQUISITION I, INC.


By:                                      By:
   -----------------------------------      ------------------------------------
      Jack D. Knox                                Larry D. Bouts
      Manager                                     Chief Executive Officer


                                         SFOT ACQUISITION II, INC.


                                         By:
                                            ------------------------------------
                                                  Larry D. Bouts
                                                  Chief Executive Officer


                                         SIX FLAGS OVER TEXAS, INC.


                                         By:
                                            ------------------------------------
                                                  Larry D. Bouts
                                                  Chief Executive Officer

                                         SIX FLAGS THEME PARKS, INC.


                                         By:
                                            ------------------------------------
                                                  Larry D. Bouts
                                                  Chief Executive Officer


                                         SIX FLAGS ENTERTAINMENT
                                         CORPORATION


                                         By:
                                            ------------------------------------
                                                  Larry D. Bouts
                                                  Chief Executive Officer

                                    Exhibit 5.1.1

                            LIMITED PARTNERSHIP AGREEMENT

                                          OF

                                 TEXAS FLAGS II, LTD.


               This Limited Partnership Agreement (this "Agreement") is
          entered into and effective as of          (1), 1997 by and among
                                           ---------
          Six Flags Over Texas, Inc., a Delaware corporation (the "General Partner"), FD-II, L.L.C., a Texas limited liability company (the "Co-General Partner"), and Six Flags Fund II, Ltd., a Texas
                                     -----------------------
          limited partnership (the "Limited Partner"). The General Partner, the Co-General Partner and the Limited Partner hereby continue Texas Flags, Ltd., a Texas limited partnership (the "limited partnership"), under the Texas Revised Limited Partnership Act, and further amend and restate the Texas Flags, Ltd. Limited Partnership Certificate and Agreement dated June 30, 1969, as previously amended and restated on June 15, 1971, and amended on November 1, 1982 and April 14, 1988.

                                      ARTICLE I
                                 CERTAIN DEFINITIONS

               In addition to the other terms defined elsewhere in this Agreement, the definitions set forth below are used in this
          Agreement:

               (a) "Accelerated Put" has the meaning given to that term in the SFOT Acquisition I and SFOT Acquisition II Guarantee.

               (b) "Affiliate Loans" means loans made to the limited partnership by any SFEC Entity or any SFEC Affiliate that meet the criteria set forth in this definition. To be an Affiliate Loan, the Indebtedness must: (i) bear interest at a rate per annum not more than Prime; (ii) be payable by its terms only to the extent of Available Cash and, unless the Net Worth Standard is met, only after payment of then required Minimum Amount distributions, Base Rent, interest and Default Interest under this Agreement and the Lease; (iii) be unsecured; (iv) be pre-payable without penalty at any time; (v) provide by its terms that, at the earliest to occur of the dissolution of the limited partnership, the removal of the General Partner or the General Partner being adjudicated insolvent or bankrupt or being dissolved or, if the End-of-Term Option is not exercised, December 31, 2027, any then unpaid portion thereof (including any then accrued interest thereon) will, without any further action or any payment, be thereupon contributed to the capital of the limited partnership and will no longer be due; and (vi) be represented by a note, consistent with the provisions of this definition, a copy of which is sent to the Co-General Partner within three Business Days after having been executed, which note shall contain the following legend:

               "THIS NOTE IS SUBJECT TO, AND MAY NOT BE DUE OR OWING AS PROVIDED IN, THE LIMITED PARTNERSHIP AGREEMENT OF TEXAS

          --------------------------
          (1)  The Effective Date will be filled in here.

               FLAGS, LTD., A COPY OF WHICH MAY BE OBTAINED FROM FD-II, L.L.C., A TEXAS LIMITED LIABILITY COMPANY."

               (c)  "Alterations" is defined in Article XVII.

               (d) "Amusement Park" has the meaning given to that term in the Overall Agreement and, in addition, in this Agreement also includes any second gate attractions, hotel(s) and other improvements as may in the future exist on the Land.

               (e)  "Another Material Default" is defined in Article VIII.

               (f) "Available Cash" means cash and cash equivalents of the limited partnership generated by the Amusement Park and Amusement Park assets, other than Excluded Revenues, that, in the reasonable judgment of the General Partner (in light of available, permitted financing), are not necessary for the limited partnership to retain for working capital, capital expenditures, capital improvements, debt service, maintenance, repairs or other limited partnership business purposes or as reserves.

               (g) "Bankruptcy Code" means Title 11 of the United States Code (11 U.S. C. Section 101 et seq.) (as amended from time to time or any successor statute).

               (h)  "Base Rent" is defined in the Lease.

               (i)  "Base Index" is defined in Article VI.

               (j) "Business Day" has the meaning given to that term in the Overall Agreement.

               (k) "Capital Improvement Loans" means any loans to the limited partnership or Capital Leases that: (i) are used to fund or, within 90 days of acquisition or completion of construction, to replace funds used for capital expenditures; (ii) have a principal amount not greater than the capital expenditure (including the cost of any performance or completion bond required in connection with such capital expenditure); (iii) are not made by an SFEC Entity or SFEC Affiliate; (iv) are due and payable in full within ten years, but in any event no later than December 31, 2025; (v) have level amortizing payments -subject to having a balloon payment of no more than the percentage of the initial principal amount of the Capital Improvement Loan equal to a fraction, expressed as a percentage, derived by dividing one by the number of years over which the Capital Improvement Loan is so amortized in full -- sufficient to pay the Capital Improvement Loan and any interest thereon in full by the due date; (vi) are pre-payable at any time (although a commercially reasonable prepayment penalty may be required for prepayment), (vii) bear a commercially reasonable rate of interest; and (viii) are unsecured, provided that any Capital Improvement Loan may be secured by the capital improvement (and the proceeds thereof) financed by the Capital Improvement Loan. If then existing Capital Improvement Loans are repaid because the Net Worth Standard is not met, as provided in clause (c) of Part B of
          Article VII, then at any time thereafter that the Net Worth Standard is met, new Capital Improvement Loans may be incurred, provided that such new Capital Improvement Loans are otherwise permitted under the facts existing at the time they are incurred.

               (l) "Capital Lease" has the meaning given to that term in the Overall Agreement.

               (m) "Code" means the Internal Revenue Code of 1986, as amended.

               (n) "Co-General Partner" is defined in the first paragraph of this Agreement.

               (o) "Comparable Park" means Six Flags Great Adventure, Six Flags Magic Mountain, Six Flags Great America, Six Flags Over Georgia, Six Flags Astroworld, Six Flags St. Louis and Six Flags Fiesta Texas (in each case only so long as directly or indirectly owned or managed by SFEC or an affiliate of SFEC or the General Partner) and any other amusement parks that are directly or indirectly owned or managed by SFEC or an entity affiliated with SFEC or the General Partner by 100% common ownership, located in the United States, in each case of a similar type and stage of development to the Amusement Park and comparable in size, attendance and number and quality of rides and attractions to the Amusement Park.

               (p)  "Comparison Index" is defined in Article VI.

               (q) "CPI" means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for the United States City Average (All Urban Consumers, All Items) (1982-1984=100), as in effect from time to time. If the CPI shall be discontinued, there shall be substituted for the CPI a reasonably reliable and comparable index or other information furnished by the government or independent third party source, in either case as mutually selected by the General Partner and Co-General Partner or, in the absence of agreement between the General Partner and the Co-General Partner, by a third party mutually selected by the General Partner and the Co-General Partner (or, in the absence of a mutual selection of such a Person, by arbitration as provided in Part O, Paragraph 2, of Article XVII), evaluating changes in the cost of living or purchasing power of the consumer dollar in the cities of the United States.

               (r)  "Default" is defined in Article VIII.

               (s)  "Default Interest" is defined in Article VI.

               (t) "Default Rate" means the lesser of (i) five percent over Prime or (ii) the maximum interest rate permitted by law.

               (u) "EBITDA" has the meaning given to that term in the Overall Agreement.

               (v)  "Effective Date" is defined in the Overall Agreement.

               (w) "End-of-Term Option" has the meaning given to that term in the Overall Agreement.

               (x)  "Environmental Laws" is defined in Article XVII.

               (y) "Equity Market Capitalization" means, with respect to any Guarantor, without duplication as of the date of determination, the average of the closing price of the shares or other units of each class of publicly traded equity securities (excluding any such securities that are, prior to January 15, 2028, mandatorily redeemable or redeemable at the option of the holder(s)) of such Guarantor on the national securities exchange on which such securities are listed or, if not so listed, the average bid and asked price of such securities reported on any over-the-counter quotation system on which prices for such securities are quoted, in each case for a period of 20 trading days prior to the date of determination, MULTIPLIED BY the number of shares or units of each such class of equity securities in question outstanding on the date of determination.

               (z) "Excluded Revenues" means revenues in respect of (A) receipts which are voluntary gratuities for the account of and paid over to employees; (B) judgment, settlement, insurance, self-insurance or condemnation proceeds; and (C) sales of property or assets, except sales of food, beverages, goods, inventory and other items typically held for resale to park customers in the ordinary course of business;

               (aa) "Flags' Directors, L.L. C" means Flags' Directors, L.L. C., a Texas limited liability company.

               (bb) "Flags Limited Partnership Agreement" has the meaning given to that term in the Overall Agreement.

               (cc) "Force Majeure" is defined in Article XVII.

               (dd) "Full Payment Date" means, with respect to any year, the date on which the Minimum Amount for such year and all prior years has been distributed in full, the Base Rent for such year and all prior years has been paid in fall and any interest or Default Interest on the Minimum Amount and Base Rent for all such years has been distributed or paid in full, provided that there shall be no Full Payment Date if (i) there is then any Default (or any event which, with notice or lapse of time or both would be a Default), (ii) there is then outstanding any Indebtedness of this limited partnership not permitted to be outstanding by this Agreement or (iii) there is then any default (or the General Partner has knowledge of an event which with notice or lapse of time or both would be a default) which is a failure to pay any Indebtedness of this limited partnership or another default that would entitle the lender to accelerate under any Indebtedness of this limited partnership.

               (ee) "Fund" means Six Flags Over Texas Fund, Ltd., a Texas limited partnership.

               (ff) "GAAP" is defined in the Overall Agreement

               (gg) "General Partner" is defined in the first paragraph of this Agreement.

               (hh) "Gross Revenues" in respect of any year means all revenues, computed on an accrual basis in accordance with GAAP, of the limited partnership from the occupation or operation of the Amusement Park and the Amusement Park assets.
          Notwithstanding the foregoing, Gross Revenues shall not include:
          (A) any refunds, discounts or the like made to, or in respect of, customers, guests or patrons of the Amusement Park; (B) sales, admissions or other gross receipts taxes paid on such revenues; and (C) Excluded Revenues. With respect to concessions (including for this purpose licenses), Gross Revenues shall include only the net amount received or retained by the limited partnership from or in respect of the concessionaire (or licensee).

               (ii) "Guarantees" has the meaning given to that term in the Overall Agreement.

               (jj) "Guarantor" means a Guarantor under one of the Guarantees. As of the date hereof, the Guarantors are TWX, Time Warner Entertainment Company, L.P., SFEC, SFTP, SFOT Acquisition I, Inc. and SFOT Acquisition II, Inc.

               (kk) "Hazardous Materials" is defined in Article XVII.

               (ll) "Impositions" is defined in Article XVII.

               (mm) "Improvements" means any and all buildings, structures and other improvements that may at any time be erected or located on the Land during the term of this Agreement, together with all rides, machinery, equipment and fixtures attached to or located on the Land or any such buildings and structures, regardless of whether or not such items constitute real property, personal property or fixtures. The term "Improvements" includes, but is not limited to: all buildings and rides now or hereafter erected on the Land; all footings, foundations, piping, sewers, retaining walls, landscaping, streets and infrastructure, which are now or hereafter located upon the Land or are a part of the buildings or rides now or hereafter constructed thereon; all fixtures, appliances, machinery, equipment and apparatus now or hereafter affixed or attached to any of such buildings; and all components of the heating, ventilating, air conditioning, plumbing, lighting, refrigeration, cleaning, security and electrical systems of such buildings. For purposes of this Agreement, Improvements means any Improvements existing at the time of determination.

               (nn) "indefeasibly pay", "indefeasibly make" or "indefeasibly distribute "means a payment or distribution where the recipient of the payment or distribution cannot be required to return the payment or distribution in whole or in part, by virtue of any provision of the Bankruptcy Code or any federal or state bankruptcy, insolvency, moratorium or similar law affecting creditors rights generally, if the recipient would not otherwise have been required to return the payment or distribution (or portion thereof).

               (oo) "Indebtedness" has the meaning given to that term in the Overall Agreement and includes Working Capital Loans, Capital Improvement Loans (including Capital Leases) and Affiliate Loans.

               (pp) "Insurance Requirements" means all present or future requirements of any insurer of the Amusement Park or any part thereof pursuant to insurance policies that the limited partnership is required to maintain under this Agreement, and the rules, orders, regulations or requirements of the national and local Board of Fire Underwriters or any other similar body having jurisdiction over the Amusement Park and those of any appropriate agency, office, department, board or commission thereof.

               (qq) "Land" has the meaning given that term in the Lease.

               (rr) "Lease" has the meaning given to that term in the Overall Agreement.

               (ss) "Lease Payment Default" has the meaning given to that term in the Lease.

               (tt) "Legal Requirements" means all laws, statutes, ordinances, regulations, building codes, zoning codes and regulations and the orders, judgments, rules, standards, policies, regulations and requirements formally adopted by any federal, state, local or municipal government, and the appropriate agencies, officers, departments, boards, commissions and courts thereof, whether now or hereafter in effect, which are or become applicable to the Amusement Park or any part thereof or to the use or manner of use of all or any part of the Amusement Park or the sidewalks and curbs adjacent thereto. Without limitation, Legal Requirements include Environmental Laws.

               (uu) "Limitations" is defined in Article VII.

               (vv) "Limited Partner" is defined in the first paragraph of this Agreement.

               (ww) "Limited partnership" is defined in the first paragraph of this Agreement.

               (xx) "Liquidity Put" has the meaning given to that term in the Overall Agreement.

               (yy) "Management Fee" is defined in Article VI.

               (zz) "Measuring Period" is defined in Article XVII.

               (aaa)     Minimum Amount" is defined in Article VI

               (bbb) "Mr. Freeze" has the meaning given to that term in the Overall Agreement.

               (ccc) "Net Worth" has the meaning given to that term in the Overall Agreement.

               (ddd) "Net Worth Standard" means that, at the time of determination, either (i) the aggregate Net Worth (without duplication) of all Guarantors who have not in any way sought to disaffirm or to contend that they have no liability under, or less limited liability than is provided by the terms of, their respective Guarantee is not less than $5 billion MULTIPLIED BY the Applicable Percentage and the aggregate Equity Market Capitalization (without duplication) of all such Guarantors is not less than $5 billion MULTIPLIED BY the Applicable Percentage or (ii) the aggregate Net Worth (without duplication) of all Guarantors who have not in any way sought to disaffirm or contend that they have no liability under, or less liability than is provided for by the terms of, their respective Guarantee is not less than $3.5 billion multiplied by the Applicable Percentage and the aggregate Equity Market Capitalization (without duplication) of all such Guarantors is not less than $1O billion multiplied by the Applicable Percentage; provided that, if TWX
                                                   --------
          shall cease to have outstanding publicly traded equity securities by virtue of a going private" or similar transaction, then the Net Worth Standard shall be met if the Net Worth (without duplication) of all Guarantors is not less than $5 billion MULTIPLIED BY the Applicable Percentage. For the purposes of this definition, "Applicable Percentage" means (w) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own 25% or less Number of Limited Partner Units (as defined in the Overall Agreement), 100%, (x) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own more than 25% but not more than 50% of the Number of Limited Partner Units, 80%,
          (y) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own more than 50% but not more than 75% of the Number of Limited Partner Units, 66 2/3%, and (z) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own more than 75% of the Number of Limited Partner Units, 50%.

               (eee)     "Operating Leases" is defined in Part Q of Article
          XVII.

               (fff)     "Overall Agreement" means the Overall Agreement,
          dated as of November     1997, among Fund, Flags' Directors,
          L.L.C., the General Partner, the Co-General Partner, SFTP, SFEC, SFOT Acquisition I, Inc., SFOT Acquisition III, Inc. and SFOT Employee, Inc.

               (ggg)      "Overall Agreement Payment Default" is defined in
          Article VIII.

               (hhh) "Partners" and "Parties" means the General Partner, the Co-General Partner and the Limited Partner (or, if applicable, any substitute General Partner or Co-General Partner elected upon removal of the then General Partner or Co-General Partner).

               (iii) "Partnership Minimum Amount Distribution Default" is defined in Article VII.

               (jjj) "Payment Prohibiting Law" means any federal or state law that makes illegal the payment or action in question; provided, such law (i) is not of a type in existence at the
          --------
          Effective Date, (ii) is not similar to the Bankruptcy Code or any other federal or state reorganization, rehabilitation, arrangement, composition, moratorium or extension law, (iii) is not a law passed as a result, in whole or in part, of lobbying by any SFEC Entity or SFEC Affiliate, (iv) is a law of general application (i.e., a law that applies to others generally in addition to the limited partnership, the General Partner and the Guarantors) and (v) makes illegal the payment or action in question by each of the limited partnership, the General Partner and each Guarantor. A law that permits non-payment of an obligation but does not make such payment or action illegal, is not a Payment Prohibiting Law

               (kkk)     "Percentage Distribution" defined in Article VI.

               (lll) "Permitted Team Texas Arrangements" has the meaning given to that term in the Overall Agreement.

               (mmm) "Person" has the meaning given to that term in the Overall Agreement.

               (nnn)     "Prepaid Amount" means the sum of(i) $10,725,000,
          (ii) one-half of the Minimum Amount for 1998, and (iii) one-half of the Base Rent for 1998 that are payable in accordance with paragraph I of Part A of Article VI (i.e., $24,590,750).

               (ooo) "Prime" has the meaning given to that term in the Overall Agreement.

               (ppp) "Priority Management Fee Distribution" is defined in Article VI.

               (qqq) "Related Agreements" has the meaning given to that term in the Overall Agreement.

               (rrr) "Ride Agreement" has the meaning given to that term in the Overall Agreement.

               (sss) "Second Amended and Restated Fund Limited Partnership Agreement" has the meaning given to that term in the Overall Agreement.

               (ttt) "Service Standard" means the standards of an amusement park equivalent to the average standards in the Comparable Parks at the date of this Agreement or at the later date in question whichever is higher.

               (uuu) "SFEC" means Six Flags Entertainment Corporation, a Delaware corporation.

               (vvv) "SFEC Affiliates" has the meaning given to that term in the Overall Agreement.

               (www) "SFEC Entity" has the meaning given to that ten-n in the Overall Agreement.

               (xxx) "SFOT Acquisition I" means SFOT Acquisition I, Inc., a Delaware corporation.

               (yyy) "SFOT Acquisition I and SFOT Acquisition II Guarantee " has the meaning given to that in the Overall Agreement.

               (zzz) "SFOT Acquisition II" means SFOT Acquisition II, Inc, a Delaware corporation.

               (aaa) "SFOT Requirement" has the meaning given to that term in the Overall Agreement.

               (bbb) "SFTP" means Six Flags Theme Parks Inc., a Delaware corporation.

               (ccc)     "Tax" is defined in Article VII.

               (ddd) "Tender Offer" has the meaning given to that term in the Overall corporation.

               (eeee) "Treasury Regulations" means the regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               (fff) "TWX" means Time Warner Inc., a Delaware corporation.

               (gggg) "Working Capital Loans" means short-term borrowings by the limited partnership (or a wholly-owned subsidiary of the limited partnership) -which borrowings are made after October 1, 1998 or after October 1 in any subsequent year until there is regular positive cash flow in the next season and are repaid from the first positive cash flow available for debt repayment in the next season (after payment of Minimum Amount distributions and Base Rent to the extent permitted by this Agreement), the use of which loans is for working capital purposes (including payment of Minimum Amount distributions and Base Rent as permitted hereby).

                                      ARTICLE II
                              NAME AND PLACE OF BUSINESS

               1. Name. The name of this limited partnership is: "Texas Flags, Ltd."

               2. Place of Business. The principal place of business of this limited partnership shall be 2201 Road to Six Flags, P.O. Box 191, Arlington, Texas 76010. This limited partnership may also have such other places of business within or without the State of Texas as the General Partner may deem appropriate.

               3. Registered Office or Agent. This limited partnership shall, to the extent required by applicable law, continuously maintain in the State of Texas a registered office and a registered agent for service of process, in each case as selected by the General Partner.

                                     ARTICLE III
                         PURPOSES OF THE LIMITED PARTNERSHIP

               The purposes of the limited partnership are to:

               (a) Own the Amusement Park (excluding the Land) and operate the Amusement Park and the Amusement Park assets;

               (b) Execute, deliver and perform its obligations and exercise its rights under the Lease;

               (c) Borrow funds for limited partnership purposes, as permitted by this Agreement;

               (d) Comply with the Overall Agreement, as if it were party thereto, and enforce its rights under the Overall Agreement; and

               (e) Without limitation, to do all other acts, not prohibited by this Agreement, the Lease or the Overall Agreement, in connection with or incidental to the accomplishment of the foregoing purposes of the limited partnership (including, without limitation, to maintain and improve the Amusement Park and to develop second gated attractions).


                                      ARTICLE IV
                           NAMES AND ADDRESSES OF PARTNERS

               1. General Partner. The name of the General Partner is Six Flags Over Texas, Inc. The address of the General Partner is 2201 Road to Six Flags, P.O. Box 191, Arlington, Texas 76010, or such other address as the General Partner may, by notice to the Co-General Partner and the Limited Partner, specify from time to time.

               2. Limited Partner. The name of the Limited Partner is Six Flags Fund II, Ltd. The address of the Limited Partner is 300 Crescent Court, Suite 1630, Dallas, Texas 75201, or such other address as the Limited Partner may, by notice to the General Partner and the Co-General Partner, specify from time to time.

               3. Co-General Partner. The name and address of the Co-General Partner is FD-II, L.L.C. The address of the Co-General Partner is 300 Crescent Court, Suite 1630, Dallas, Texas 75201, or such other address as the Co-General Partner may, by notice to the General Partner and the Limited Partner, specify from time to time.

                                      ARTICLE V
                                CAPITAL CONTRIBUTIONS

               1. General Partner. Except as provided in this paragraph 1, the General Partner has not and shall not be obligated to contribute to the limited partnership, including to its capital, any cash or other property. The General Partner shall contribute to the limited partnership cash in such amounts as are necessary, after the incurrence of permissible Affiliate Loans, Capital Improvement Loans and Working Capital Loans, to (i) make distributions to the Limited Partner of the Minimum Amount, to pay Base Rent under the Lease and make distributions of or pay any interest or Default Interest due to the Limited Partner under this Agreement or the Lease and (ii) for the limited partnership to perform those acts to be performed by it under this Agreement, the Lease and the Overall Agreement (including, without limitation, Section 7.5(a) of the Overall Agreement).

               2.   Limited Partner.

               (a) Effective June 30, 1969, Fund contributed to the limited partnership, the entire interest of Fund in and to the Amusement Park, and all assets relating thereto, including without limitation, its right to use the name "Six Flags Over Texas" pursuant to a License Agreement, dated June 30, 1969, between Great Southwest Corporation and Fund.

               (b) Immediately prior to the execution and delivery of this Agreement, Fund contributed its entire interest in the limited partnership to the Limited Partner.

               (c) The limited partnership was, until the date of this Agreement, controlled by an affiliate of the General Partner, not by FD-H, L.L.C. or Fund. Accordingly, no representation or warranty is made by the Limited Partner or FD-II, L.L.C. as to the title to or the condition of the property or assets contributed by Fund to the limited partnership and all such property and assets are contributed AS IS, WHERE IS and WITH ALL
                                              ---------------     --------
          FAULTS.
          ------

               (e) The Limited Partner shall not be obligated to contribute any cash or other property to the limited partnership or its capital,

               3. Co-General Partner. The Co-General Partner shall contribute $100 to the capital of the limited partnership. The Co-General Partner shall not under any circumstances be obligated to contribute any other cash or other property to the limited partnership or its capital.

               4. Non-Interest Bearing. Contributions to the capital of the limited partnership shah not bear interest.


                                      ARTICLE VI
                                    DISTRIBUTIONS

               A.   Order of Distributions

               Distributions by the limited partnership in each year shall be made as set forth below, no distributions, except liquidating distributions pursuant to Article XIV of this Agreement, shall be made after the earlier to occur of December 31, 2027 or the date to which the End-of-Term Option is accelerated pursuant to
          Section 7.6 of the Overall Agreement.

               1. Minimum Amount Distributions. First, in each year commencing with 1998, the limited partnership shall distribute to the Limited Partner cash in the amount equal to the Minimum Amount for that year. The Minimum Amount for 1998 shall be distributed as follows: (a) $10.725 million was loaned to Fund immediately prior to the execution and delivery of the Overall Agreement and in accordance with Section 11.2(b) thereof, and such amount shall be deemed a credit against the Minimum Amount as of the Effective Date, (b) one-half of the Minimum Amount for 1998 (i.e., $13,365,750) shall be distributed to the Limited Partner on the earlier of (i) seven days prior to the Tender

          Offer Expiration Date, or (ii) February 15, 1998, and (c) the balance of the Minimum Amount for 1998 (i.e., $2,640,750) shall be distributed to the Limited Partner no later than November 17, 1998. For each year after 1998, not less than one half of the Minimum Amount for such year shall be distributed to the Limited Partner no later than July 15 of that year and the balance of the Minimum Amount for such year shall be distributed to the Limited Partner no later than November 15 of that year; provided that, if
                                                          -------- ----
          such July 15 or November 15 is not a Business Day, the amount due on such July 15 or November 15 shall be paid on or before the next Business Day after such July 15 or November 15, as the case may be. If any of the property or assets owned by the limited partnership on the Effective Date of this Agreement (other than food, beverages, goods, inventory and other items typically held for sale in the ordinary course) are sold, cash in an amount equal to the sales proceeds shall be (i) distributed to the Limited Partner, (ii) credited against the Minimum Amount distribution for the year of such distribution and, if necessary,
          (iii) credited against the Minimum Amount distribution for the succeeding years, with the result that the aggregate amount of the Minimum Amount distribution for such years will not change.

               2. Priority Management Fee Distribution. Second, in each year commencing with 1998 and after, but only after, the Minimum Amount for all years, to and including such year, Base Rent for all years to and including such year and interest or Default Interest, if any, on the Minimum Amount and Base Rent have each been distributed or paid to the Limited Partner, and subject to Part D of this Article VI, in recognition of the management services provided by the General Partner and to the extent of Available Cash, the limited partnership shall distribute to the General Partner cash equal to the Priority Management Fee Distribution.

               3. Co-General Partner Distribution. Third, after, but only after, all distributions provided for in Paragraphs 1 and 2 of this Part A of Article VI have been made in full, the limited partnership shall, to the extent of Available Cash, distribute to the Co-General Partner $100 per year, commencing with 1998, cumulative but without interest to the extent not paid in then prior years.

               4. Percentage Distributions. Fourth, in each year, after, but only after, the distributions provided for in Paragraphs 1, 2 and 3 of this Part A of Article VI have been made in full, the limited partnership shall distribute the remaining Available Cash, with such distributions ("Percentage Distributions") to be made 7.5% to the Limited Partner and 92.5% to the General Partner; provided that, any Percentage Distribution due in respect of the year ended December 31, 2027 shall, if the End-of-Term Option is exercised, be made no later than December 15, 2027.

          B.   Minimum Amount Distributions

               1. Date and Time. Distributions of the Minimum Amount shall be made by the date required, set forth in Part A, Paragraph 1 of this Article VI. Such amounts shall be paid, if requested by the Limited Partner, by wire transfer to the Limited Partner at such account in a bank located in the United States as the Limited Partner may from time to time designate by notice to the General Partner no later than two Business Days prior to the due date thereof (provided that, no notice need be given, after the initial notice, unless such account is changed and that the initial notice may be given one Business Day prior to the due date), in immediately available funds and for wire delivery by 10 a.m. local time (and, if not received at the recipient bank by 1 p.m. local time, shall be deemed paid on the next Business Day or, if later, the Business Day on which such payment is received before 10:00 a.m. local time at the recipient bank). If no notice is given as provided in the preceding sentence, distributions of the Minimum Amount shall be paid by the date due by delivery to the Limited Partner (at its address specified by the Limited Partner by notice to the General Partner) prior to noon local time of a cashiers check for the amount due.

               2. Default Interest. If all or any portion of the distribution of the Minimum Amount distribution is not distributed when required, time being of the essence, the amount not so distributed shall be distributed to the Limited Partner with interest thereon at the Default Rate (at Prime to the extent provided in the last sentence of Paragraph 4 of Part C of Article
          VIII) until the distribution is made in full (such interest at the Default Rate is referred to below as "Default Interest"). If all of the Minimum Amount due has not then been distributed, all amounts received by the Limited Partner in respect of the Minimum Amount, interest or Default Interest shall, notwithstanding any legend or endorsement on a check or similar matter, be credited first to interest (other than Default Interest), second to Default Interest and third to the undistributed "principal" of the Minimum Amount(s) in question. No interest or Default Interest paid or accrued shall reduce any Minimum Amount to be distributed.

               3. General Partner Obligations. The General Partner will cause the limited partnership to timely make the Minimum Amount distributions, payments of Base Rent and interest and Default Interest distributions and payments.

          C.   Definitions

               In addition to the other terms defined elsewhere in this Agreement (including elsewhere in this Article VI), the definitions set forth below are used in this Article VI.

               1. Minimum Amount. The Minimum Amount for 1998 (i.e., the period from the date of this Agreement through December 3 1,
          1998) is $26,731,500. For each year after 1998 the Minimum Amount will be equal to the greater of (i) $26,731,500 or (ii) if the CPI published for the December immediately preceding the beginning of such year (or, if no CPI is available for such December, for the month closest to January I of such year) (the "Comparison Index") exceeds the CPI published for December 1997 (the "Base Index"), an amount equal to $26,731,500 multiplied by a fraction of which the numerator is the Comparison Index for such year and the denominator is the Base Index, provided that,
                                                           --------
          in no event shall the Minimum Amount for any year be less than the Minimum Amount for the then immediately preceding year (for 1998, not less than $26,731,500). Interest and Default Interest is in addition to, but is not part of, any Minimum Amount.

               2. Management Fee. The Management Fee for each year means an amount equal to 3% of the Gross Revenues for the prior year.

               3. Priority Management Fee Distribution. The Priority Management Fee Distribution for each year is a distribution in an amount equal to the Management Fee for that year plus interest thereon at Prime from the Full Payment Date for that year until paid; plus, to the extent a distribution of the Management Fee was not made in any prior year, the portion of the amount equal to the Management Fee(s) not so distributed in prior years plus interest on the portion not so distributed at Prime (compounded annually) from the Full Payment Date for the year in which such Management Fee was otherwise payable but not paid.

          D.   Additional Limitation on Priority Management
               Fee Distributions and Percentage Distributions

               No Priority Management Fee Distribution will be made in any year if (i) the distributions of the Minimum Amount for that year and all prior years have not been made in full, any Base Rent for that and all prior years has not been paid in full and all interest and Default Interest on or in respect of the Minimum Amount and Base Rent has not been paid in full, (H) this limited partnership has outstanding any Indebtedness (other than Capital Improvement Loans and Affiliate Loans), (iii) if the Net Worth Standard is not met, this limited partnership has outstanding any Indebtedness other than Affiliate Loans or (iv) this limited partnership would, but for Paragraph 2 of Part C of Article XVII, not be in compliance with the requirements of Paragraph 1 of Part C of Article XVII. No Percentage Distribution will be made as long as this limited partnership has outstanding any Indebtedness (other than Affiliate Loans and, so long as the Net Worth Standard is met, Capital Improvement Loans). No Priority Management Fee Distributions or Percentage Distributions will be made if, at the time of distribution, there is (x) any Default (or any event which, with notice, lapse of time or both would be a Default), (y) outstanding any Indebtedness of this limited partnership not permitted to be outstanding by this Agreement or
          (z) any default (or the General Partner has knowledge of an event which with notice or lapse of time or both would be a default) which is a failure to pay or another default that would entitle the lender to accelerate under any Indebtedness of this limited partnership, any failure to make a payment due under an Operating Lease if the failure is both adverse and material to the Amusement Park or the limited partnership or, until cured (including by making any capital expenditures, in addition to those otherwise required, in any year subsequent to the year in which such capital expenditure was required to have been made), any failure to comply with Part C of Article XVII. Neither this Part D of Article VI nor anything else in this Agreement (except a Payment Prohibiting Law), shall affect, restrict or otherwise limit the making of Minimum Amount distributions, payments of Base Rent or distributions or payments of interest or Default Interest on or in respect, of Minimum Amount distributions or Base Rent, when this Agreement or the Lease provide that such Minimum Amount distributions, Base Rent, interest or Default Interest are to be made or paid.

          E.   Cash Distributions Only: Available Cash Limitation

               Distributions pursuant to this Article VI shall be made only in cash and, except for the distributions provided for in Paragraphs I and 5 of Part A of this Article VI (and any applicable interest or Default Interest thereon or in respect thereof, shall be made only from and to the extent of Available Cash.

          F.   No Offset to Distributions to the Limited Partner

               Distributions to the Limited Partner (including distributions provided for in Paragraph 1 of Part A of this
          Article VI), payments of Base Rent and distributions or payments of interest or Default Interest on or in respect of the Minimum Amount distributions and Base Rent, as well as the Limited Partner's 7.5% share of Percentage Distributions, shall be made without any deduction or offset whatsoever (other than taxes required to be withheld under applicable law).

          G.   Distributions May Not Be Funded By Indebtedness

               No distributions provided for in Paragraph 1 of Part A of this Article VI or payments of Base Rent or any interest or Default Interest under this Agreement or the Lease may be funded with Indebtedness other than Affiliate Loans, provided that, if the Net Worth Standard is met and there is not then in existence a Default or an event which, with notice or the passage of time or both would be a Default, the Prepaid Amount and, and after 1998, the Minimum Amount distribution and Base Rent payment due on July 15 (or the next Business Day) may be funded by a borrowing that is otherwise treated as a Working Capital Loan, provided that (i) each such borrowing shall be repaid (x) before any Affiliate Loans are repaid or any Priority Management Fee Distributions or Percentage Distributions are made and (y) in any event by August 31 of the year in which the borrowing is made, time being of the essence, and (ii) the Full Payment Date will not occur until such borrowing is repaid. This Part G of Article VI does not modify in any manner the absolute and unconditional obligations to make the distributions provided for in Paragraph 1 of Part A of this Article VI or to pay Base Rent (in each case including any applicable interest or Default Interest thereon or in respect thereof).

                                     ARTICLE VII
                          ALLOCATIONS OF INCOME AND LOSS FOR
                            TAX PURPOSES; CAPITAL ACCOUNTS

              The parties intend that, for federal, state and local income tax ("Tax") purposes, this limited partnership be treated as if the property and assets owned by this limited partnership on the date of this Agreement (other than the Land which is leased to the limited partnership pursuant to the Lease) had been leased to the General Partner, with (i) rent being payable to the Limited Partner in an amount equal to the Minimum Amount (plus any interest or Default Interest) and the Limited Partner's share of any Percentage Distributions and (ii) the other terms hereof being included in the lease. The parties hereto shall report consistently with the lease characterization described above for federal income tax purposes both with respect to the Land and any other property and assets owned by the limited partnership.

              Notwithstanding the foregoing, the General Partner shall make or preserve a protective election on behalf of the limited partnership pursuant to Section 754 of the Code. In addition, the General Partner is authorized to and shall make any similar elections under applicable state law, to the extent such elections are available. However, no such election shall be deemed or construed as negating the provisions of this Article VII.

          A.  No General Partner or Co-General Partner

              The General Partner shall not receive for its services to the limited partnership, nor shall the Co-General Partner receive from the limited partnership, any remuneration other than the distributions made and Tax allocations provided for in Articles VI and VII, respectively.

          B.  No Withdrawals

              No partner will be entitled, without the consent of the other partners, to withdraw any part of its contribution to the capital from or any part of its capital account in the limited partnership or,,to the extent permitted by law, to otherwise withdraw, resign or disassociate from the limited partnership provided that nothing in this paragraph affects the right of the Limited Partner to remove the General Partner as provided in Part C of Article VIII or the right of the General Partner to resign at any time after December 31, 2027.


                                     ARTICLE VIII
                                      MANAGEMENT

          A.  Management Generally

              1. General Partner. The General Partner shall, subject to the limitations set forth in this Agreement (including without limitation in Part B of this Article VIII) (the "Limitations") have the exclusive control of the management of the business and affairs of the limited partnership, including the power and authority to obligate and bind the limited partnership in all matters involving the business of the limited partnership. The General Partner shall cause the limited partnership to do those acts it is to do under this Agreement. Subject to the Limitations, the execution and delivery of any agreement or instrument by the General Partner shall be sufficient to bind the limited partnership. The General Partner shall execute and file with the Texas Secretary of State a Certificate of Limited Partnership for the limited partnership and shall cause such other filings to be made and such offices and agents for service of process to be maintained in Texas and other jurisdictions where required for the limited partnership to be registered or qualified as such and to protect the limited liability of the Limited Partner.

              2. Time and Effort of General Partner. The General Partner shall devote all of its time and effort to the business of the limited partnership and shall not have any other business.

              3. No Resignation; Effect of Removal Without the prior written consent of the Limited Partner, the General Partner may not, prior to December 31, 2027, resign or withdraw as the General Partner of the limited partnership, disassociate from the limited partnership or, except for removal as provided in Part C of this Article VII, take any other action so that it is not the General Partner of the limited partnership. If the General Partner ceases to be the General Partner of the limited partnership in a manner not permitted by this Agreement or by removal, in addition to any other liability or damages for which the General Partner or any other Person may be liable (none of which are released or compromised hereby), (i) all amounts due from this limited partnership to the General Partner and all borrowings of this limited partnership from the General Partner, any SFEC Entity or any SFEC Affiliate shall, without any further action, be there upon contributed to the capital of the limited partnership and no longer be due and the General Partner and the other SFEC Entities shall comply with Section 7.5(a) of the Overall Agreement and (ii) the General Partner's right to distributions, including distributions in liquidation, shall be extinguished.

              4. Limited Partner. The Limited Partner as such shall not participate in the control of the business or affairs of the limited partnership, transact any business on behalf or in the name of the limited partnership or have any power or authority to bind or obligate the limited partnership.

              5. Tax Matters Partner. The General Partner shall be the Tax Matters Partner of the limited partnership. However, the General Partner shall not, without the prior written consent of the Limited Partner: (i) take any action that would require the payment of proposed tax deficiencies by the Limited Partner, Fund or the limited partners of Fund prior to a judicial determination that such taxes are owing, to the extent such a judicial determination can be obtained prior to payment of such proposed tax deficiencies, or (ii) initiate any judicial proceeding relating to federal income tax in any court other than the United States Tax Court if the outcome of such proceeding could (x) increase, or affect the timing of, any tax payable by and (y) be binding upon the Limited Partner, Fund or the limited partners of Fund. The General Partner shall give notice to the Limited Partner, within no less than ten Business Days, of all proceedings as to which it is acting as the Tax Matters Partner and shall afford the Limited Partner the right to participate in such proceedings. The General Partner shall provide to the Co-General Partner and the Limited Partner copies of any agreement extending the statute of limitation for Tax purposes within ten Business Days of each such agreement being entered into. Except as required by applicable law, the General Partner shall take no position for income tax purposes inconsistent with the treatment of this limited partnership as a lease for income tax purposes with respect to the property and assets contributed by the Limited Partner. The General Partner may file a protective election under Treasury Regulations Section 301.7701-3 and applicable state law in the form attached as Exhibit A to have the partnership classified as a partnership, which election or form of election may be amended only in form and substance reasonably satisfactory to the Limited Partner.

              6. Co-General Partner; Certain Successor General Partner Provisions. As long as Six Flags Over Texas, Inc. is the General Partner, the Co-General Partner shall not participate in the control of the business or affairs of the limited partnership, transact any business on behalf or in the name of the limited partnership or have any power or authority to bind or obligate the limited partnership. Upon Six Flags Over Texas, Inc. ceasing for any reason to be the General Partner without a substitute general partner being selected, the Limited Partner shall have the exclusive right to designate Fund or any entity 99% or more owned by the Limited Partner or Fund or another Person permitted by the Second Amended and Restated Fund Limited Partnership Agreement to act as the general partner of the limited partnership and such substitute general partner, upon execution of a counterpart of this Agreement, will thereupon succeed to all of the rights (including the right to distributions) and powers of the General Partner, be admitted as a substitute general partner and thereafter be the general partner. Until such designation is made, but for not in excess of 90 days, the Co-General Partner will succeed to all such rights and powers of the General Partner, but shall not have any obligation to make any contribution to the limited partnership or its capital.

          B.  Certain Limitations

              Without first obtaining the written consent of the Limited Partner, neither the limited partnership nor the General Partner shall take, or have any power to take, any of the following actions on behalf or in the name of the limited partnership:

              (a) Execute or deliver any assignment for the benefit of the creditors of the limited partnership or file any petition in bankruptcy or for reorganization, rehabilitation, arrangement, composition or extension under the Bankruptcy Code or under any other federal or state law or fail to use their best efforts to cause to be dismissed within 45 days of the filing thereof against the limited partnership any involuntary petition in bankruptcy or for reorganization, rehabilitate ion, arrangement, composition or extension under the Bankruptcy Code or under any other federal or state law, or do any act similar to any of the foregoing; or

              (b) Sell or lease to another Person all, substantially all or any substantial part of the assets of the limited partnership (except sales of food, beverages, goods and inventory in the ordinary course of business); sell any property or asset of the limited partnership having a value in excess of 10% of the then Minimum Amount and Base Rent without the prior written consent of the Limited Partner, which consent will not be unreasonably withheld; if the aggregate sales of proper-ties and assets of the limited partnership in any year (other than sales of food, beverages, goods, inventory and other items typically held for resale to park customers in the ordinary course of business) exceed 15% of the Minimum Amount and Base Rent for that year, make any further sales of such property or assets without the prior written consent of the Limited Partner, which consent will not be unreasonably withheld; issue or agree to issue to any Person any limited partnership interests, general partnership interest (except as provided in Part A, Paragraph 6, of this Article VII) or any other direct or indirect equity interest in the limited partnership, merge with or into or consolidate with or convert into any other entity or do any other act which would have essentially the same effect as any of the foregoing; or

              (c) Incur or permit to exist any Indebtedness (including Capital Leases) of the limited partnership except: (i) Working Capital Loans made to the limited partnership prior to 2027; (ii) Capital Leases of the limited partnership existing at December 31, 1997 (including any extensions or renewals thereof; (iii) so long as the Net Worth Standard is met, Capital Improvement Loans (including Capital Leases); (iv) Affiliate Loans; and (v) borrowings permitted by the proviso in the first sentence of Part G of Article VI, but only for so long as such borrowings are permitted to be outstanding. Notwithstanding the foregoing, the limited partnership shall not, without the prior written consent of the Limited Partner, incur any Indebtedness (other than ( x) interest on then existing Indebtedness, (y) Affiliate Loans and
          (z) Working Capital Loans) (A) if the Net Worth Standard is not then met or (B) whether or not the Net Worth Standard is then met, if (I) there is any Default (or any event which, with notice or lapse of time or both would be a Default), (II) there is outstanding any Indebtedness of this limited partnership not permitted to be outstanding by this Agreement or (III) there is any default (or the General Partner has knowledge of an event which with notice or lapse of time or both would be a default) which is a failure to pay any Indebtedness of this limited partnership or another default that would entitle the lender to accelerate any Indebtedness of this limited partnership. No later than ten Business Days after the date on which the Net Worth Standard is not met, the General Partner shall cause all outstanding Capital Improvement Loans to be repaid out of funds that are the proceeds of Affiliate Loans or.capital contributions by the General Partner; or

              (d) Incur or permit to exist any mortgage, pledge or security interest in or claim lien, encumbrance or charge on any of the assets of the limited partnership, except for Capital Improvement Loans (including Capital Leases) that are secured to the extent provided in the definition of Capital Improvement Loans, Capital Leases permitted by clause (ii) of subparagraph
          (c) of this part B of Article VII that are secured solely by the assets leased, and liens for taxes and assessments not yet due; provided, however, that the limited partnership may incur and
          -----------------
          permit statutory liens and other non-consensual liens of an immaterial nature to exist, provided that (and only for so long
                                      -------- ----
          as) good faith efforts are being made to remove or cause the removal of such statutory or other liens; or

              (e) Loan to any Person (other than to an employee of the limited partnership or of SFOT Employee, Inc. in circumstances that are ordinary course, consistent with past practice and in an amount that is in the aggregate immaterial to the limited partnership) any of the funds of the limited partnership, or directly or indirectly guarantee any obligation of any other Person (including as guarantees for this purpose any income maintenance, net worth maintenance or, without limitations other arrangement the effect of which is in substance to guarantee payment or performance), in each case other than a Person that is wholly-owned by the limited partnership; or

              (f)    Acquire any real property, provided that, this
                                                -------- ----
          provision will not preclude the leasing of the Land by this limited partnership under the Lease, or the acquisition of land as permitted pursuant to the Overall Agreement.

          C.  Removal of the General Partner

              1. General Rule. The General Partner may be removed only as provided in this Part C of Article VIII.

              2. Removal. The General Partner may be removed by the Limited Partner, upon notice being sent to the General Partner at any time after an Overall Agreement Payment Default, a Partnership Minimum Amount Distribution Default, a Lease Payment Default or Another Material Default (each, a "Default"). Once notice of removal is entitled to be and is sent after a Default, there shall be no right to cure without the prior written consent of the Limited Partner (which consent may be withheld in its sole discretion and with or without reason) and the General Partner shall be removed. Subject to Paragraph 7 of this Part C of
          Article VIII, removal will not release any SFEC Entity or SFEC Affiliate from any obligations they may have under this Agreement, the Overall Agreement or any other Related Agreement.

              3. Overall Agreement Payment Default. An "Overall Agreement Payment Default" is any of a failure by SFOT Acquisition I and/or SFOT Acquisition II to (x) make the Tender Offer when and as required (time being of the essence) or to pay when due any amount to be paid by it pursuant to the Tender Offer, (y) perform its obligations to make available the Liquidity Put or Accelerated Put when and as required (time being of the essence) or to pay when due the amounts to be paid by it pursuant to the Liquidity Put (time being of the essence); provided, for this purpose an amount that is disputed shall not
          --------
          be deemed to be due until such amount is determined pursuant to the procedure set forth in Section 11.16 of the Overall Agreement or (z) make all of the payments it is required to make if the End-of-Term Option is exercised, or in case of each of clauses
          (x), (y) and (z), which failure continues without being remedied by SFOT Acquisition I and/or SFOT Acquisition II, or a Guarantor, without any right of subrogation or similar right against the Limited Partner, FD-II, L.L.C., Flags' Directors, L.L.C., Fund or any partners of Fund, for ten Business Days (time being of the essence) after written notice of such failure or requirement is given by any one of Fund, Flags' Directors, L.L.C. or the Limited Partner to SFOT Acquisition I and/or SFOT Acquisition II and one of SFEC or SFTP. If a payment by SFOT Acquisition I and/or SFOT Acquisition II pursuant to the Tender Offer, the Liquidity Put or the End-of-Term Option is paid or made and is later determined to not have been indefeasibly paid or indefeasibly made in whole or in part, an Overall Agreement Payment Default will exist if such payment, together with Default Interest on the amount returned or required to be returned (including any interest included in such amount) from the date such amount is returned or required to be returned, is not made by a Guarantor within ten Business Days (time being of the essence) after written notice by one or more of the Limited Partner, Fund, the Co-General Partner or Flags' Directors, L.L.C. to SFOT Acquisition I and/or SFOT Acquisition II and to one of SFEC or SFTP that any recipient(s) under the Tender Offer, Liquidity Put, Accelerated Put or End-of-Term Option has been required to return all or any portion of such distribution because it was not indefeasibly paid. Notwithstanding anything in this Paragraph 3 to the contrary, an Overall Agreement Payment Default will not result if making the Tender Offer or providing the Liquidity Put or Accelerated Put or payment of the amount due with respect to any of them is not permissible under a Payment Prohibiting Law, provided the Tender Offer is commenced, the Liquidity Put is made, the Accelerated Put is made or payment is made, with interest at Prime from the original date due, within ten Business Days after such action or payment is not prohibited by a Payment Prohibiting Law.

              4. Partnership Minimum Amount Distribution Default. A Partnership Minimum Amount Distribution Default is a failure by the limited partnership to make any Minimum Amount distributions (including for this purpose any interest or Default Interest) when due or to repay any borrowing made pursuant to the proviso in the first sentence of Part G of Article VI, or (y) a failure of the General Partner to cause all then outstanding Capital Improvement Loans to be repaid as provided in Paragraph (c) of Part B of Article VII, if the Net Worth Standard is not met, in each case if such failure continues without being remedied by the limited partnership, the General Partner or any Guarantor within ten Business Days (time being of the essence) after written notice of such failure is given by any one or more of the Limited Partner, the Co-General Partner, Fund or Flags' Directors, L.L.C. to the General Partner and one or both of SFEC or SFTP. If any Minimum Amount distribution is made or such borrowing is repaid and is later determined to not have been indefeasibly made or repaid in whole or in part, a Partnership Minimum Amount Payment Default will exist if such distribution (including any interest included in such amount), together with Default Interest from the date such amount is returned or required to be returned, or such repayment is not paid by a Guarantor within ten Business Days (time being of the essence) after written notice by one or more of the Limited Partner, Fund, the Co-General Partner or Funds' Directors, L.L.C. to the General Partner and to one or both of SFEC or SFTP that any recipient(s) has been required to return all or any portion of such distribution or repayment because it was not indefeasibly made or paid. Notwithstanding anything in this Paragraph 4 to the contrary, a Partnership Minimum Amount Distribution Default will not result if distribution or repayment of the amount due is not permissible under a Payment Prohibiting Law, provided the distribution or repayment is made, with interest at Prime from the original date due, within ten Business Days after distribution is not prohibited by a Payment Prohibiting Law.

              5. Another Material Default. Another Material Default means any other failure by any SFEC Entity or SFEC Affiliate or this, limited partnership to perform or comply in full with the obligations (i) under Article X or (ii) referred to Paragraph 1 of Part O of Article XVII or to pay when due any Indebtedness of the limited partnership or any amounts due under Operating Leases, provided that, with respect to clause (i) of this
                  --------
          sentence, such failure continues without being remedied by the limited partnership or a Guarantor within 20 Business Days, time being of the essence, after written notice thereof is given by any one of Fund, Flags' Directors, L.L.C., the Limited Partner or the Co-General Partner to the General Partner and one of SFEC or SFTP and, provided, further, that with respect to clause (ii) of
                    -----------------
          this sentence, such failure is not remedied in full within 30 Business Days (or such longer period as may be specified by the arbitrator provided for therein), time being of the essence, after the arbitrator referred to in Paragraph 2 of Part O of
          Article XVII determines that the failure to perform or comply has or will have an adverse effect on the benefits to be received by the Limited Partner or the partners of Fund (other than SFOT Acquisition I and SFOT Acquisition II) or on the Amusement Park, in any such case that is material in relation to the value of the Amusement Park.

              6. Notices; No Waiver. Notices under this Agreement, including this Part C of Article VIII, shall be given as provided in Section 14.4 of the Overall Agreement and shall be deemed given as provided therein. Neither the Co-General Partner nor the Limited Partner shall have any obligation to remove the General Partner if entitled to do so. No waiver of any right to, or failure by the Co-General Partner or the Limited Partner having such a right to, remove the General Partner will constitute a waiver of any other right to remove the General Partner, even if such other right or remedy arises from matters similar or identical to those as to which a right to remove was waived or otherwise not exercised.

              7. Effect of Removal. The removal of the General Partner upon a Default shall be without prejudice to the rights of the Limited Partner to recover any damages it may incur from any such Default and, without limitations shall not release the General Partner or the limited partnership from any obligations they may have under this Agreement or the Lease with respect to the making of Minimum Amount distributions, paying Base Rent and paying interest or Default Interest on both, any Guarantors from their respective obligations under the Guarantees or any of the other obligations of the SFEC Entities under the Overall Agreement and the other Related Agreements (including in each case obligations with respect to the Liquidity Puts provided for in the Overall Agreement), provided, that, any obligations to make then future
                      --------
          required minimum capital expenditures will terminate effective upon removal. If the General Partner is removed or resigns, the Limited Partner may elect a substitute general partner. Upon and after the removal of the General Partner, the Limited Partner shall (i) operate the Amusement Park in a commercially reasonable manner, (ii) sell the Amusement Park on commercially reasonable. terms or (iii) enter into a commercially reasonable arrangement with a third party to operate the Amusement Park and cause to be distributed to the Limited Partner its share of all Available Cash generated by such operations, and any Available Cash so distributed to the Limited Partner (as well as, to the extent applicable, any proceeds received by the Limited Partner or Fund with respect of any sale or other disposition of the Amusement Park or a substantial portion of the assets relating thereto) shall, net of appropriate costs incurred in connection therewith, offset the obligation of the limited partnership, the General Partner and the Guarantors, after such removal, to pay or cause to be paid, as applicable, then future Minimum Amount distributions, then future Base Rent and interest or Default Interest on both. In any dispute, in determining whether and the extent to which such future Minimum Rent, Base Rent and interest or Default Interest obligations are so offset, the General Partner shall have the burden of proving by a preponderance of the evidence that any operation of the Amusement Park by the Limited Partner, the sale of the Amusement Park or any arrangement with a third party to operate the Amusement Park is not commercially reasonable. Following the removal of Six Flags Over Texas, Inc. (or its successor) as General Partner, for purposes of calculating the Put Price in accordance with Article III of the Overall Agreement, EBITDA shall continue to be calculated in the manner described in the Overall Agreement and the operator of the Amusement Park shall be bound by the covenants and limitations contained in this Agreement as they relate to the operation of the Amusement Park to the same extent as Six Flags Over Texas, Inc. and the limited partnership were bound by such provisions prior to Six Flags Over Texas, Inc.'s (or its successors) ceasing to be the General Partner.

              8. End-of-Term Option Not Exercised. The General Partner will no longer be the General Partner to the extent it ceases to be the General Partner pursuant to Section 7.5 of the Overall Agreement. If the General Partner so ceases to be the General Partner, the Limited
          Partner may elect a substitute general partner.

          D.  Removal of Co-General Partner.

              The Co-General Partner may be removed at any time by the Limited Partner and, upon such removal, the Limited Partner may elect in its place any Person it could, under the Second Amended and Restated Fund Limited Partnership Agreement, elect as co-general partner.

                                      ARTICLE IX
                           NO ASSIGNMENTS OR SUBSTITUTIONS

              1. No Assignments. No partner shall sell, assign, pledge or otherwise transfer to any Person its interest in the limited partnership or any portion thereof

              2. No Substitutions. No Person shall be admitted to the limited partnership as a substitute general partner, co-general partner or limited partner without the prior written consent of all partners, which consent may be withheld by any partner in its sole and absolute discretion and with or without reason; provided
                                                                   --------
          that, a substitute general partner selected upon removal of the General Partner and a substitute co-general partner selected upon removal of the Co-General Partner will be admitted as a substitute general partner or substitute co-general partner, as the case may be. This Article IX does not restrict the issuance or transfer of securities or membership interests issued by the General Partner, Co-General Partner or Limited Partner or the removal or election of directors, officers or managers of the General Partner, the Co-General Partner or the Limited Partner.

                                      ARTICLE X
                            OWNERSHIP OF ASSETS; CONTINUED
                          LIABILITIES OF THE LIMITED PARTNER

              1. Assets. The limited partnership shall continue to own all of the assets (of whatever kind or character) owned by the limited partnership as of the date of this Agreement other than the Land, which shall have been distributed to the Limited Partner and then leased to the limited partnership pursuant to the Lease.

              2. Liabilities of the Limited Partner. The limited partnership will continue to be liable for, and the General Partner will cause the limited partnership to defend and hold the Limited Partner harmless against and discharge in full when due, all Indebtedness, liabilities and contractual obligations of the limited partnership existing at the date of this Agreement. The limited partnership was until the date of this Agreement, controlled by an affiliate of the General Partner, not by Flags' Directors, L.L.C. or Fund. Accordingly, no representation or warranty is made by the Limited Partner or Flags' Directors, L.L.C. as to the liabilities of the limited partnership. As used above in this Article X, the term "liabilities" includes all liabilities and obligations of any kind or description (whether in contract, tort, arising by operation of law or, without limitation, otherwise), in each case whether absolute or contingent, known, suspected, unsuspected, unknown or, without limitation otherwise; provided, that, notwithstanding anything to
                                --------
          the contrary in this Article X, the limited partnership shall not assume and shall not be liable for any claims that accrued prior to the date of this Agreement that Fund or its partners may have or purport to have against the Limited Partner all of which will be released and relinquished in accordance with the Overall Agreement.


                                      ARTICLE XI
                                  OVERALL AGREEMENT

              The limited partnership shall comply, and the General Partner shall cause the limited partnership to comply, with the provisions of the Overall Agreement to be complied with by the limited partnership, as if it were a party thereto.

                                     ARTICLE XII
                             BOOKS OF ACCOUNT, FINANCIAL
                            STATEMENTS AND FISCAL MATTERS

              1. Books of Account. The General Partner shall keep adequate books of account of the limited partnership. Such books of account shall be kept at the principal place of business of the limited partnership, and the Limited Partner and the Co-General Partner and their respective authorized representatives shall have, at all times, free access to and the right to inspect and copy such books of account and all other records of the limited partnership.

              2. Financial Statements. The General Partner shall deliver to the Limited Partner the financial statements and tax and other information provided for in Section 11.8 of the Overall Agreement, as and when required thereby.

              3. Fiscal Year. The fiscal year of the limited partnership shall be the calendar year.

              4. Funds. The funds of the limited partnership shall be deposited in such bank(s) or other financial institution(s) or invested in obligations of United States government, United States government agencies, States of the United States or agencies thereof or in mutual fund(s) that invest substantially all of their assets in one or more of such obligations and in obligations of municipalities in any States, in each case as the General Partner shall from time to time deem appropriate. Such funds shall be withdrawn only by the General Partner or the General Partner's duly authorized agents. The limited partnership shall not commingle its funds with the funds of any other Person.


                                     ARTICLE XIII
                        DURATION AND COMMENCEMENT OF BUSINESS

              The term of the limited partnership commenced, and the limited partnership commenced business as of June 30, 1969. The term of the limited partnership shall end upon the dissolution and winding up of the limited partnership as provided in Article XIV.


                                     ARTICLE XIV
                             DISSOLUTION AND LIQUIDATION

              1. Dissolution Subject to the last sentence of this Paragraph 1, the limited partnership shall dissolve upon the earliest to occur of the following events:

                    (a) December 31, 2027 (January 15, 2028 if the End-of-Term Option is exercised);

                    (b)  the General Partner shall have been removed,
          adjudicated insolvent or bankrupt or    dissolved and no
          successor general partner has been selected pursuant to Part A, Paragraph 6, of Article VIII within 90 days thereafter; or

                    (c)  as provided in Section 7.5 of the Overall
          Agreement.

               Notwithstanding clause (a) of this Paragraph 1, by the written consent of the General Partner, the Co-General Partner and the Limited Partner, the date in clause (a) may be extended once during any decade by up to an additional ten years.

              2. Liquidation. Upon the dissolution of the limited partnership by reason of Paragraphs l(b) or l(c) of this Article XIV, the Limited Partner may appoint the Co-General Partner or a trustee to wind up and terminate the business and affairs of the limited partnership, The Co-General Partner or trustee, if applicable, or otherwise the Limited Partner, shall promptly wind up and terminate the business and affairs of the limited partnership and cause it to discharge all of its liabilities to its creditors. Upon the dissolution of the limited partnership for any other reason, the General Partner shall, as trustee, promptly wind up and terminate the business and affairs of the limited partnership and discharge all of the liabilities of the limited partnership to its creditors. The trustee, the Co-General Partner or the Limited Partner, as applicable, shall, subject to Paragraph 3 of Part A of Article VIII and Section 7.5(a) of the Overall Agreement, liquidate all assets of the limited partnership necessary to discharge such liabilities to creditors and, in addition, may liquidate all remaining intangible personal property of the limited partnership. After all of such liabilities have been discharged, the limited partnership, the trustee or the Limited Partner, shall, subject to Section 7.5 of the Overall Agreement in the following order:

               (a) distribute to the Limited Partner all remaining cash of the limited partnership up to an amount equal to the amount, if any, by which the cumulative Minimum Amounts, interest and Default Interest exceeds the aggregate amount of Minimum Amounts, interest and Default Interest distributions theretofore distributed to the Limited Partner; and

               (b) distribute to the Limited Partner all remaining property and assets of the limited partnership.

          The obligation of the General Partner and the other SFEC Entities to comply with Section 7.5(a) of the Overall Agreement is not diminished by the provisions of this Part 2 of Article XIV. Notwithstanding any provision hereof or any positive balance in the General Partner's capital account at any time, the General Partner shall not be entitled to receive, by reason of dissolution or liquidation of the limited partnership, any interest in the Amusement Park or any part of the proceeds resulting from the sale of the Amusement Park or any of the other assets of the Amusement Park or the limited partnership in connection with the liquidation of the limited partnership.


                                      ARTICLE XV
                                  END-OF-TERM OPTION

              As is set forth in Article VII of the Overall Agreement and subject to the conditions set forth therein SFOT Acquisition II (or its permitted assigns) shall have the right to acquire the interest of the Co-General Partner (or any successor co-general partner) in the limited partnership. SFOT Acquisition II is a third party beneficiary of this Article XV. If the End-of-Term Option is not exercised by SFOT Acquisition II, then Section 7.5 of the Overall Agreement will be applicable as if set forth in full herein and, to the extent inconsistent therewith, will supersede Article XIV of this Agreement.

                                     ARTICLE XVI
                                      LITIGATION

              The General Partner shall, in the name of the limited partnership, prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the limited partnership. The limited partnership and the General Partner shall respond to any final decree, judgment or decision of any court, board or authority having jurisdiction.


                                     ARTICLE XVII
                             CERTAIN AGREEMENTS REGARDING
                           OPERATION OF THE AMUSEMENT PARK

              The parties have structured certain of the transactions contemplated by this Agreement as a limited partnership instead of a lease; however, the parties to this Agreement intend that, for income tax purposes, this Agreement shall be treated as a lease. In addition, the parties intend that the provisions of this Agreement be those that would be included in a lease. In addition to other provisions in this Agreement, the parties agree to the terms set forth below in this Article XVII.

          A.  Improvements

              1. Permits. The limited partnership shall obtain and. maintain all permits, licenses and other governmental approvals and authorizations ("Permits") which are required for the construction, ownership, use, operation or occupancy of the Amusement Park (including the Improvements) and the Land (except any Permit the fa-lure of which to be obtained or maintained would not have an adverse effect on the Amusement Park or an adverse effect on the General Partner's ability to satisfy and to cause the limited partnership to satisfy their respective obligations under this Agreement)

              2. Demolition Performance and Payment Bonds; Certain Property or Asset Sales.

               (a) Prior the demolition of any rides, the amphitheater in the Amusement Park or any other Improvements with a value or replacement cost in excess of 10% of the then Minimum Amount, the limited partnership must secure the Co-General Partner's prior written consent and, if requested by the Limited Partner, the limited partnership shall at its expense retain a consultant, reasonably satisfactory to the Co-General Partner, which shall monitor and certify as to the desirability of and proper - demolition of such Improvements, provided that, no such consent
                                           -------- ----
          shall be required prior to December 31, 2022 if the Net Worth Standard is met.

               (b) If the Net Worth Standard is not met, before the commencement of construction or installation of any building, structure, ride or other Improvement in the Amusement Park with a cost of construction and installation in excess of 50% of the then Minimum Amount, if requested by the Limited Partner, the limited partnership at its expense shall, if such bond or bonds are available on commercially reasonable terms, deliver or cause to be delivered to the Co-General Partner a performance bond and labor and material payment bond issued by a surety authorized to do business in the State of Texas, guaranteeing full performance of construction and/or installation of the Improvements in accordance with the plans for the Improvements and payment to all claimants for labor and materials used or reasonably required for use in the performance of construction or installation of the Improvements in accordance with the plans, in the form satisfactory to the Co-General Partner and with a surety approved by the Co-General Partner, which approvals shall not be unreasonably withheld. Each such bond shall name the General Partner and the Co-General Partner as a joint obligee with the limited partnership. Each performance bond shall remain in effect until the date on which the bonded obligations are satisfied by the principal or by the surety's performance in accordance with the terms of the bond. Each payment bond shall remain in effect until the expiration of the period for filing a claim of lien as provided by law, or if a claim of lien is filed, the expiration of the period for filing an action to foreclose such lien, or until the Amusement Park and, if applicable, the Land is freed from the effect of such claim of lien and any action brought to foreclose such lien or the lien is otherwise discharged. For the purpose of calculating EBITDA and for the purpose of determining compliance with Paragraph 1 of Part C of this Article XVII, one-half of the cost of the bond or bonds required by this Section 2(b) shall be deemed to be a capital expenditure and one-half shall be deemed to be an expense.

              3.    Performance of Demolition, Construction and
          Installation Work

               (a) Any and all demolition, construction and installation work shall be done diligently, in conformity with all Legal Requirements, including, without limitation, the Building Code of the County of Tarrant, and all Insurance Requirements, in a good and workmanlike manner (except where failure to conform to Legal Requirements or Insurance Requirements would not have an adverse effect on the General Partner or on the Amusement Park or an adverse effect on the General Partner's ability to satisfy and to cause the limited partnership to satisfy its respective obligations under this Agreement).

               (b) Upon the completion of Improvements with a replacement cost or value of 5% or more of the then Minimum Amount, the General Partner shall promptly deliver to the Co-General Partner as-built plans and specifications for such Improvements.

          B.  Use and Occupancy

              1. Use and Occupancy. Subject to the occurrence of a Force Majeure, at all times during the term of this Agreement, the limited partnership shall operate an amusement park comparable to the Amusement Park or a Comparable Park, with such park operating for an average of ten hours per day and 150 days per year (in each case, subject to local school calendar changes).

              2. Other Parks. Subject to the occurrence of a Force Majeure, an entity that directly or indirectly owns at least a majority of the equity securities of the General Partner shall, at all times during the term of this Agreement, own and operate or manage at least five Comparable Parks (including the Amusement
          Park) in the United States.

              3. No Ride Rotation. No rides will be rotated to other amusement parks without the prior written consent of Co-General Partner.

              4. Licenses and Concessions. The limited partnership may grant licenses and concessions provided that such licenses and concessions are granted in the ordinary course consistent with past practice or practice in the Comparable Parks are not of a material part of the Amusement Park, are not made to SFEC Entities or SFEC Affiliates and expire, unless the End-of-Term Option is exercised, on or before December 31, 2027.

          C.  Minimum Capital Expenditures

              1. Minimum Capital Expenditures. Subject to Paragraph 2 of this Part C of Article XVII, the limited partnership shall expend a minimum amount on capital expenditures in the Amusement Park during each rolling period of five consecutive years commencing January 1, 1998 (each such five-year period being a "Measuring Period") in an amount equal to six percent of the aggregate Gross Revenues during the five consecutive year period ending two years before the expiration of the applicable Measuring Period and in any event consistent with the amount spent on capital expenditures in the Comparable Parks during the Measuring Period. Specifically, and without limiting the foregoing, the General Partner will use all commercially reasonable efforts to (i) have Mr. Freeze open and fully operative by the opening of the Amusement Park season in 1998, and (ii) install and have fully operative in each of the 1999 and 2000 seasons, a "Mega Ride" having an installed and themed cost of not less than $10 million. The expenditures for the Mega Rides in each of 1999 and 2000 shall count toward the minimum capital expenditures required by this Paragraph 1 of Part C of
          Article XVII. No new rides or other attractions will be purchased or other major capital expenditures made for rides or other attractions unless such rides or other attractions or rides or attractions comparable in all material respects thereto have been successfully introduced at a Comparable Park. Purchases of land and expenditures made on Improvements which replace Improvements that are damaged or destroyed, if the damage or destruction was required to be insured against by this Agreement, shall be in addition to the capital expenditures required pursuant to this Paragraph 1 of Part C of this Article XVII. If any Improvements are sold, an amount equal to the proceeds of sale (including as proceeds the amount represented by any notes), net of the costs of sale, shall be added to the required capital expenditures in the 12 months after the sale takes place. Notwithstanding anything to the contrary in this Paragraph 1 of Part C of Article XVII, if SFOT Acquisition II exercises the End-of-Term Option pursuant to Article VII of the Overall Agreement, capital expenditures by the limited partnership from and after the date of exercise of that option will not, without the Limited Partner's prior written consent, exceed in any year 120% of the yearly average annual amount of capital expenditures during the four-year period preceding such exercise, unless an amount equal to 5% of such excess is distributed to the Limited Partner.

              2. Exception. The limited partnership shall not be required to expend and shall not be deemed to be in Default solely by reason of it failing to expend the amount on capital expenditures required by Paragraph 1 of this Part C of Article XII if (i) the Net Worth Standard is not met; (ii) the limited partnership has requested in writing that the Limited Partner consent to the incurrence of additional Capital Improvement Loans in order to permit the limited partnership to expend the amount so required, specifying the type and terms of the Indebtedness it proposes to incur and the lender(s) and (iii) the Limited Partner has failed to consent to the incurrence of such additional Indebtedness (it being understood that nothing in this paragraph shall restrict the ability of the General Partner to cause the limited partnership to make capital expenditures out of the proceeds of Affiliate Loans).

          D.  Alterations

              The limited partnership may (i) make alterations, additions, renovations to the Improvements and (ii) replace any destroyed Improvements (collectively, "Alterations"), but only in compliance with all applicable Legal Requirements and Insurance Requirements.

          E.  Repairs and Maintenance

              1. Standards. Subject to the occurrence of a Force Majeure, the limited partnership shall establish and maintain the Amusement Park (including, without limitation, the Improvements) in good repair and condition, and shall, at its sole cost and expense, timely make all necessary structural and non-structural repairs to the Amusement Park. All repairs of the Improvements shall be made to the Service Standard.

              2. Repairs and Maintenance. Subject to the occurrence of a Force Majeure, the limited partnership shall at all times keep the Amusement Park in a manner such that it otherwise meets the Service Standard and shall keep all portions of the Amusement Park in a safe, attractive and clean condition. The limited partnership shall keep the parking areas, sidewalks and other common areas abutting the Amusement Park clean.

          F.  Compliance with Legal Requirements

              1. Compliance with Legal Requirements. The limited partnership shall, consistent with industry standards for comparable amusement parks, comply with all material Legal Requirements on or with respect to ownership, use, occupation or operation of the Amusement Park, including, without limitations the Legal Requirements relating to public safety and to non-discrimination, and with any direction made pursuant to law by any public officer or officers regarding the Amusement Park, or the ownership, use, condition or occupation thereof, whether or not such compliance involves structural repairs or changes or shall be required on account of any particular use to which the Amusement Park or any part thereof may be put and without regard to whether any such Legal Requirements or order be of a kind now within the contemplation of the partners.

              2. Contest of legal Requirements. The limited partnership may in good faith contest any Legal Requirements, provided that such contest does not result in a lien, charge, encumbrance or liability against and that is material to the Amusement Park and noncompliance therewith shall not constitute a crime or offense punishable by fine or imprisonment. The limited partnership's good faith noncompliance with such Legal Requirements during such contest shall not be deemed A breach of this Agreement.

          G.  Insurance

              1. Compliance with Insurance Requirement The limited partnership shall not do or permit to be done any act or thing upon the Amusement Park which will invalidate the terms of any fire and casualty insurance policies covering the Amusement Park and the fixtures and property therein. The limited partnership shall comply with all present and future Insurance Requirements and shall not do or permit to be done in or upon the Amusement Park or the Land or bring or keep anything therein or thereon or use the same in a manner which could result in the denial of such fire and casualty insurance coverage.

              2. Insurance Requirements. The limited partnership shall throughout the term of this Agreement:

               (a) Keep the Improvements, and fixtures and contents on, in and appurtenant thereto insured against loss or damage by fire, lightning and the additional perils included in the standard extended coverage endorsement as well as those included in the "all risk" policy and "difference in conditions" ("DIC") endorsement, including but not limited to loss or damage caused by windstorm (including hurricanes), hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle, smoke, vandalism, malicious mischief, collapse, earthquake, flood and water damage other than by sprinkler leakage, in an amount (other than for DIC perils) equal to 100% of the full replacement cost thereof (as the same may from time to time increase) without diminution of such replacement cost for depreciation or obsolescence, and in an amount for DIC perils equal to $50 million, in each case by policies written with a "deductible" (or self-insurance limits) not to exceed $750,000. The replacement cost and total value of the Improvements, equipment, fixtures and contents shall be determined from time to time (but not more frequently than once in any calendar year (unless a major change is made to or occurs at the Amusement Park) or less frequently than once every three calendar years) by a manufacturer of amusement park rides. contractor, appraiser or insurance company generally used in the industry or acceptable to the insurers of the Amusement Park. During periods of -substantial construction of the Improvements, including Alterations thereto, the limited partnership shall keep in effect all-risk builder's risk insurance, including coverage against collapse, written on a completed value basis;

               (b) Keep in effect comprehensive general liability insurance against claims for bodily injury. personal injury, or death and property damage occurring upon in or about the Amusement Park, and on, in or about the adjoining streets, sidewalks and passageways, providing coverage in the sum of not less than $10 million combined single limit per occurrence and not less than $20 million aggregate liability coverage or cause the Amusement Park to participate in a self-insurance program with Comparable Parks providing comparable coverage. These coverage limitations shall be increased from time to time throughout the term of this Agreement to conform to the liability coverage then customarily maintained for the Comparable Parks;

               (c) Subject to the Net Worth Standard, keep in effect use and occupancy insurance, rental interruption insurance and business interruption insurance in an aggregate amount not less than the total of two times the then Minimum Amount plus two times the then Base Rent;

               (d) To the extent applicable, keep in effect appropriate amount elevator insurance, boiler and machinery insurance, water damage insurance (direct and legal liability), sprinkler leakage insurance (direct and legal liability) and, in the event of war or threatened hostilities, appropriate forms of war damage or war risk insurance if issued by the federal government or any agency thereof,

               (e) Keep in effect workers compensation insurance as required by state law, including employees liability insurance with a limit of not less than $2 Million; and

               (f) Keep in effect such other insurance in such amounts as may from time to time be customary in the industry or in effect at the Comparable Parks.

          Dollar amounts for insurance provided in Paragraphs 2(a), (b) and
          (e) of this Part G of Article XVII shall be increased or decreased every three years in proportion to increases or decreases in the CPI, if any, during that period, but shall not be decreased at any time from their initial amounts set forth therein.

              3. Insurance Carriers; Policies. All such insurance required shall be under valid and enforceable policies issued by
          (a) insurers providing such insurance with respect to Comparable Parks at least 50% owned (directly or indirectly) by entities under 50% or greater common ownership with the General Partner (the "Comparably Insured Parks") or (b) insurers having a rating in the current property-casualty edition of Best's Key Rating Guide published by A.M. Best Company ("Best's Guide") of A or better and being in a financial size category of V or greater in Best's Guide (or a comparable rating and financial category in Best's Guide if Best's rating system or financial classification changes, or in any similar insurance guide selected if Best's Guide is no longer published) and, to the extent required for such insurance to be valid, licensed to do and doing business in the State of Texas. The limited partnership shall also furnish to the Co-General Partner from time to time upon the Co-General Partner's request, a certificate of insurance containing a statement of insurance of the limited partnership pursuant to this Agreement then in force and stating that the insurance then in force complies with the provisions of this Agreement and that the premiums thereon have been paid. The General Partner shall promptly notify the Co-General Partner of the cancellation or change of the terms of any such insurance policy.

              4. Required Provisions. The limited partnership's insurance policies shall be for a term of not less than one year and, to the extent the following coverages are contained in the insurance for the Comparably Insured Parks, shall provide:

              (a) That the full amount of any losses sustained shall be payable notwithstanding any act. omission or negligence of the limited partnership which might otherwise result in forfeiture of such insurance;

              (b) For a waiver of all right of subrogation against the partners;

              (c) That such policies shall not be invalidated should the insured waive, prior to a loss, any or all rights of recovery against any party for losses covered by such policies.

              (d) Coverage on a "primary" basis with respect to the Limited Partner and its manager(s) and members, and the members, partners, officers. agents, employees and volunteers of each of them, regardless of the requirement that such Persons be named, for some purposes. as additional insured on the insurance policies of the limited partnership;

              (e) That such policies shall not be suspended, voided, canceled, reduced in coverage or in limits or materially changed without at least ten days prior written notice to each insured named therein, including, without limitation, the Co-General Partner;

              (f) That the insurance shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the insurees liability; and

              (g) That with respect to all liability insurance coverages, the partners shall be additional insured.

                    Such insurance policies shall contain no special limitations on the scope of protection afforded to the partners. The references to the partners and to the Limited Partner above include the Limited Partner in its capacity as the landlord under the lease.

          H.  Force Majeure

              "Force Majeure" means by events beyond the reasonable control of the General Partner such as acts of God, acts of public enemy, fire, earthquake, floods, explosion actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, failure of transportation, total or partial condemnation, requisition, or orders of government or civil or military authorities, but excluding, however, the inability to obtain monies, that may preclude or make impossible performance in whole or in part.

          I.  No Abatement

              None of any Legal Requirements, Force Majeure or anything else whatsoever is an excuse with respect to or will abate the obligations, which are absolute and unconditional, to timely make Minimum Amount distributions and pay Base Rent (including in each case any applicable interest and Default Interest), subject to Paragraph 7 of Part C of Article VIII, or to timely discharge the liabilities assumed under Article X provided, that, the
                                              --------
          obligations to make then future Minimum Amount distributions and then future Base Rent shall be extinguished upon the End-of-Term Option having been accelerated and exercised, as provided in Part P of this Article XVII, and the payments to be made pursuant to the End-of-Term Option having been made.

          J.  Impositions

              1. Payment of Impositions. The limited partnership shall pay and discharge all Impositions at least ten days before the first day on which a penalty or interest may accrue or be assessed thereon for non-payment (or, if no penalty or interest thereon may accrue or be assessed, then before such Impositions become delinquent or past due).

              2. Contest. The limited partnership shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings promptly initiated and diligently conducted in good faith, but only after payment of such Imposition unless such payment would operate as a bar to the contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions hereof, the limited partnership may, upon giving written notice to the Limited Partner (in its capacity as Landlord under the Lease), postpone or defer payment of such Imposition provided that none of the Amusement Park or the Land, or any part of either of them, would by reason of such postponement or deferment be in danger of being forfeited, sold or foreclosed for nonpayment of such Impositions. Upon the termination of any such proceedings, the limited partnership shall pay the amount of such Imposition or part thereof as shall be finally determined in such proceedings to be payable (after exhaustion of any rights of appeal), the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest penalties or other liabilities in connection therewith.

              3. Impositions. "Impositions" means real estate, ad valorem and other taxes or assessments. possessory interest taxes, transient occupancy taxes, water and sewer charges, license, permit and inspection fees, gross receipts and sales taxes, and governmental impositions and charges of every kind or nature whatsoever which may at any time be charged, assessed or imposed upon, or becomes a lien upon, or arise in connection with the ownership, operation, use, occupancy or possession of the Amusement Park or the Land, regardless of whether assessed or levied upon or payable by the Limited Partner (including its capacity as Landlord under the Lease) or the limited partnership (including in its capacity as Tenant under the Lease), provided,
                                                                 --------
          however, that Impositions shall not include any income excess
          -------
          profits, franchise, transfer, inheritance, capital stock or other similar tax imposed on the Limited Partner unless, due to a future change in the method of taxation, an income, excess profits franchise, transfer, inheritance, capital stock or other tax shall be levied against the Limited Partner witch is clearly and demonstrably in lieu of or in substitution for any tax or increase therein which would otherwise constitute an Imposition, in which event such income, excess profits, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be an Imposition.

          K.  No Adverse Possession

              The limited partnership will not permit any portion of the Amusement Park to be used in such a manner as might make possible a claim of adverse use, adverse possession, prescription or other similar claims.

          L.  Hazardous Material

              1. General Provision. The limited partnership, including in its capacity as Tenant under the Lease, will not cause any Hazardous Material to be located, used or disposed of, on or at the Amusement Park or on or under the Land, or disposed of or discharged from the Amusement Park or the Land into or on any land, the atmosphere or any watercourse, body of water or wetlands and will use its best effort to not permit any of the foregoing, in each case except to the extent placed or used on the Land or at the Amusement Park in the manner permitted by applicable Legal Requirements (including Environmental Laws).

              2. Hazardous Materia. "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Texas or the United States government, or any material or substance defined as a hazardous, toxic or dangerous substance, waste or material in any federal, state or local statute, law, ordinance, code, rule. regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time in the future in effect (collectively, 'Environmental Laws").

          M.  Encroachments

              If any building, structure or other improvement on or constructed on the Land encroaches upon any property, street, or right of-way adjoining or adjacent to Land, or violates the agreements or conditions contained in any restrictive covenant affecting the Land or any part thereof, or hinders or obstructs any easement or right-of-way, then, (i) in the case of any encroachment, promptly after written request to any Person affected by such encroachment, or (ii) otherwise, promptly after written request of the Limited Partner or of any person affected by such violation, hindrance, obstruction or impairment, the limited partnership shall, at is sole cost and expense, either
          (A) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, or
          (B) make such changes to the Improvements and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any building, structure or other improvements.

          N.  Remedies Cumulative

              Any right or remedy of the Limited Partner in the Overall Agreement, this Agreement or any other Related Agreement and any other right or remedy it may have at law or equity upon breach of any covenant, agreement, term, provision or condition in the Overall Agreement, this Agreement or any other Related Agreement shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by the Limited Partner or not, shall be deemed to be in exclusion of any other.

          O.  Certain Matters; Arbitration: Another Material Default

              1. Certain Matters. This Part O of Article XVII shall apply to all Paragraphs of Parts B, C, E. F, G, J, K, L and Q of this Article XVII and to Paragraphs 2 through 5 of Article V, inclusive, of the Lease.

              2. Arbitration. If the Limited Partner contends that this limited partnership has failed to perform or comply with any of the obligations specified in Paragraph 1 of this Part O of
          Article XVII and that such failure has continued for a period of 30 days after notice of such failure from the Limited Partner to the General Partner, the Limited Partner shall be entitled to seek confidential, binding arbitration of the matter in accordance with this Paragraph 2 of Part O of Article XVII. Any such arbitration shall be conducted, at the option of the Limited Partner, in the State of Texas or New York. The arbitration shall be conducted by a single arbitrator, selected by the General Partner and the Limited Partner or, if they do not so select an arbitrator within 20 Business Days after a request to do so by either the General Partner or the Limited Partner, by the president of the American Arbitration Association ("AAA") (or, if applicable, a similar or successor entity of the AAA), or his or her designee, upon application by the General Partner or the Limited Partner. To the extent provided in the location of the arbitration, the arbitration shall be administered by the AAA pursuant to its Commercial Rules and Supplementary Procedures for Large, Complex Disputes, provided that the parties shall be entitled to discovery as if the matter were being litigated in federal court. The arbitrator shall be a single neutral who shall be, if such an individual is available, a retired or former judge selected from the AAA Commercial Large Complex Case Panel of Neutrals or, if the AAA no longer maintains such a Panel, from the Panel that succeeds to the responsibilities of such Panel. The decision of the arbitrator, who shall determine the validity of this arbitration provision if it is challenged, shall be final and unappealable and judgment thereon may be entered in any court of competent jurisdiction. The fees of the arbitrator shall be borne by the General Partner, the limited partnership and/or the Limited Partner in such proportions as are determined by the arbitrator. The decision of the arbitrator shall be whether there is Another Material Default, but shall be without prejudice to any other rights the Limited Partner may have if there is a failure to perform or comply that is not of sufficient materiality to be Another Material Default, provided, that the
                                                      --------  ----
          decisions of the arbitrator and its findings of fact shall be res judicata in any other proceeding.

              3. Another Material Default. As set forth in Paragraph 5 of Part C of Article VIII, if the arbitrator selected pursuant to Paragraph 2 of this Part O determines that the failure of the limited partnership to perform or comply with any of the obligations specified in Paragraph 1 of this Part O will have an adverse effect on the benefits to be received by the Limited Partner, the limited partners of Fund or on the Amusement Park that is in the aggregate material in relation to the value of the Amusement Park and such failure to perform or comply continues for a period of 30 Business Days (or such longer period as may be specified by the arbitrator) after such determination by the arbitrator, then such failure shall constitute Another Material Default.

          P.  Total Condemnation/Equivalent Casualty

              In the event of a total condemnation of the Land or a condemnation of so much of the Land that it is economically impractical to operate an amusement park thereon with all appeals of such condemnation decision having been finally exhausted or the time for appeal having passed, the Limited Partner shall be entitled to all condemnation proceeds, the End-of-Term Option shall be accelerated (with the CPI Adjustment for the End-of-Term Option Price, provided for in the Overall Agreement, being based on the Minimum Amount for the then next year) and shall be exercised or deemed exercised as of 30 days after the date of the condemnation. In the event of a casualty such that it is not possible to repair and operate an amusement park thereon (such as contamination of the Land by Hazardous Materials so that it may not be safely occupied and a clean-up or remediation is economically impossible), the Limited Partner shall be entitled to all insurance proceeds, if any, resulting from such casualty, and at the option of either the Limited Partner or the General Partner, exercised by notice to the other, the End-of-Term Option shall be accelerated (with the CPI Adjustment for End-of-Term Option Price provided for in the Overall Agreement, being based on the Minimum Amount for the then next year) and so exercised or deemed exercised, at the End-of-Term Option Price so determined, as of 30 days after the date of casualty. The Limited Partner shall not, without the consent of the General Partner, distribute to its partners, dispose of or otherwise use any condemnation proceeds or insurance proceeds to which it shall be entitled pursuant to this paragraph. In the event of any condemnation of any portion of the Land and/or Improvements not covered by the foregoing, the limited partnership shall be entitled to all condemnation proceeds. In the event of any casualty not covered by the foregoing, the limited partnership shall be entitled to all insurance proceeds. Notwithstanding anything to the contrary herein, the Minimum Amount and Base Rent for the year in which the End-of-Term Option, as accelerated, is exercised shall be prorated through the date on which the End-of-Term Option Price is paid. The End-of-Term Option Price will be increased or decreased to reflect any underpayment or overpayment the Minimum

          Amount or Base Rent with respect to such year as calculated in accordance with the immediately preceding sentence.

          Q.  Operating Lease Limitation

              The limited partnership shall not enter into any lease (other than a Capital Lease) (an "Operating Lease") if after giving effect thereto the aggregate lease or rental payments that the limited partnership would be required to make in any year with respect to (a) Operating Leases of rides (including any virtual reality or "simulator" - type rides) or other attractions (including restaurants and stores) would exceed (i) for 1998, $6 million and (ii) for each year after 1998, the greater of $6 million or $6 million multiplied by the CPI Adjustment (as defined in the Overall Agreement) or (b) all Operating Leases, including the Operating Leases referred to in clause (a) of this sentence, would exceed (i) for 1998, $8 million and (H) for each year after 1998, the greater of $8 million or $8 million multiplied by the CPI Adjustment. The limited partnership shall use commercially reasonable efforts to negotiate Operating Leases that will not terminate on a change of control of the limited partnership or of the General Partner or a change in the General Partner (each a "change in control provision"), provided that, if
                                                          -------- ----
          such leases nevertheless cannot be obtained without a change in control provision on commercially reasonable terms, the limited partnership may enter Operating Leases that have a change in control provision if the aggregate lease and rental payments on all such leases does not exceed (i) for 1998, $2.5 million and
          (ii) for each year after 1998, the greater of $2.5 million or $2.5 million multiplied by the CPI Adjustment, provided, further,
                                                         -----------------
          that the fact that a lease without a change in control provision has a higher but commercially reasonable lease or rental rate than a lease with a change. in control provision does not mean that the lease without the change in control provision is not obtainable on commercially reasonable terms.


                                    ARTICLE XVIII
                          LIMITATION ON CERTAIN LIABILITIES

              1. Co-General Partner. Neither the Co-General Partner nor its members or manager(s) from time to time shall under any circumstances have (i) any responsibility, whether to the Limited Partner or the General Partner, for any obligation or liability of the limited partnership or (ii) any obligation to contribute to the General Partner for any contributions made from time to time by the General Partner to the capital of the limited partnership or otherwise to the limited partnership or for any losses or expenses incurred by the General Partner from time to time including, without limitation, in respect of the limited partnership, any obligations or liabilities the limited partnership or the General Partner may have under this Agreement or, without limitation, otherwise. This limitation on liability is in addition to any other limitation on liability in favor of the Co-General Partner and its members and manager(s) as may exist from time to time, whether at law or, without limitation, otherwise. The General Partner will indemnify, hold harmless and defend the Co-General Partner and its and members and manager(s) from time to time against all obligations and liabilities of the limited partnership.

              2. Manager of Limited Partner. Neither the general partner of the Limited Partner from time to time (initially Flags' Directors, L.L.C.), nor the manager(s) or members from time to time of the general partner of the Limited Partner (i.e., initially, the manager and members of Flags' Directors, L.L.C.) will under any circumstances have any responsibility for any obligations or liabilities of the Limited Partner, whether under this Agreement, the Lease or, without limitation, otherwise, any such responsibility as may exist being limited to the assets of the Limited Partner from time to time. This limitation on liability in favor of the manager(s) of the Limited Partner from time to time (and the manager(s).and member(s) from time to time of the manager(s) of the Limited Partner) is in addition to any other limitation on liability that may exist from time to time in favor of any of them, whether at law or, without limitation, otherwise.


                                     ARTICLE XIX
                                  GENERAL PROVISIONS

              1. Texas Law. This Agreement has been executed and made in accordance with the Texas Revised Limited Partnership Act and is to be construed, enforced and governed in accordance therewith.

              2. Amendments. Except as otherwise specifically provided herein, this Agreement may be amended only by the written agreement of the General Partner and the Limited Partner; provided, that, no amendment that increases the obligations of
          --------  ----
          the Co-General Partner shall be effective without the prior written consent of the Co-General Partner.

              3. Binding. This Agreement shall be binding upon and inure to the benefit of the limited partnership and the parties hereto and, except to the extent limited herein, their legal representatives, administrators, successors and assigns, whether such succession or assignment is effected by a sale, transfer, sale of securities or assets, merger, reverse merger, consolidation, conversion, operation of law or, without limitation, otherwise.

              4. Severability. If any Provision, or portion of a provision, of this Agreement shall be unenforceable or not legal in any circumstance, the balance of this Agreement and, to the extent not unenforceable or not illegal, the balance of such provision or portion thereof shall not be affected thereby.

              5. No Certificate for Limited Partnership Interest. The interest of the partners in this limited partnership are not represented by certificates.

              6. Notices; Waivers. Provisions for notices and for waivers are contained in Paragraph 6 of Part C of Article VIII.

              7. Overall Agreement. Certain provisions of Article XIV of the Overall Agreement are by their terms applicable to this Agreement and are to that extent incorporated in this Agreement.

              This Limited Partnership Agreement of Texas Flags, Ltd. is executed and delivered as of the date first written above.

          SIX FLAGS OVER TEXAS, INC.,             SIX FLAGS FUND II, LTD.
          General Partner                           Limited Partner

                                             By:  Flags' Directors, L.L.C.,
                                                   General Partner
          By: /s/
              --------------------
               Name:
               Title:
                                             By:  /s/ Jack D. Knox
                                                 ------------------------
                                                  Jack D. Knox, Manager

          FD-II, L.L.C., Co-General Partner


          By:  /s/ Jack D. Knox
              -----------------------
               Jack D. Knox, Manager

                                      EXHIBIT A

               FORM 8832, Department of the Treasury, Entity Classification Election

                                   -41-